UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

sTec, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, $0.001 par value per share, of sTec, Inc.

(2)	Aggregate number of securities to which transaction applies:

As of July 18, 2013, (i) 46,987,547 shares of issued and outstanding common stock of sTec, Inc., (ii) 3,781,616 shares of common stock issuable upon exercise of outstanding stock options, to be assumed as follows (the “Assumed Options”): (A) 3,299,616 shares of common stock issuable upon exercise of vested stock options and (B) 482,000 shares of common stock issuable upon exercise of unvested stock options, with exercise prices less than or equal to $6.85 per share, and (iii) 2,708,121 shares of common stock deliverable in connection with the vesting of restricted stock units outstanding.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purpose of calculating the filing fee, the proposed aggregate value of the transaction was calculated as of July 18, 2013 based upon the sum of (i) 46,987,547 shares of common stock issued and outstanding as of July 18, 2013, multiplied by the merger consideration of $6.85 per share, (ii) $973,548.00, the book value of the Assumed Options as of June 30, 2013 (the latest practicable date prior to the date of the filing), and (iii) 2,708,121 restricted stock units, outstanding as of July 18, 2013, multiplied by $6.85. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001364 by the sum of the preceding sentence.

(4)	Proposed maximum aggregate value of transaction:

$341,388,873.80

(5)	Total fee paid:

$46,565.44

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION DATED JULY 24, 2013

[                    ], 2013

SPECIAL MEETING OF SHAREHOLDERS

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear sTec, Inc. Shareholder:

On June 23, 2013, sTec entered into an agreement and plan of merger with Western Digital Corporation and Lodi Ventures, Inc., a wholly-owned subsidiary of Western Digital Corporation, providing for the acquisition of sTec by Western Digital Corporation.

If the merger is completed, holders of our common stock will be entitled to receive $6.85 in cash, without interest and less applicable withholding taxes, for each share of our common stock that they own at the effective time of the merger.

Our shareholders are being asked to attend a special meeting to approve and adopt the merger agreement. Our board of directors has adopted resolutions (i) approving and adopting the merger agreement, (ii) determining that the merger agreement and the terms and conditions of the merger are in the best interests of sTec and our shareholders, and (iii) directing that the merger and merger agreement be submitted for approval and adoption by our shareholders. In reaching this determination, our board of directors considered a variety of factors that are discussed in the attached proxy statement.

Our board of directors unanimously recommends that all of our shareholders vote FOR the approval and adoption of the merger agreement. Additionally, our board of directors unanimously recommends that all of our shareholders vote FOR, on an advisory, non-binding basis, the proposal regarding certain merger-related executive compensation arrangements. Our board of directors also recommends that our shareholders vote FOR approval of adjournments of the special meeting, if determined necessary or appropriate by sTec, to facilitate the approval and adoption of the merger proposal, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger proposal.

The affirmative vote of a majority of the outstanding shares of our common stock is required to approve and adopt the merger agreement. Additionally, the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and voting on the proposal is required to approve the proposal regarding certain merger-related executive compensation arrangements. Further, the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote is required to approve adjournments of the special meeting, if deemed necessary or appropriate by sTec. Your vote is very important, regardless of the number of shares you own. The failure to vote your shares of common stock will have the same effect as a vote AGAINST the proposal to approve and adopt the merger agreement. Each holder of our common stock is entitled to one vote per share. Proxies returned to us that are properly signed and dated but not marked to indicate your voting preference will be counted as votes FOR approval and adoption of the merger agreement, FOR the proposal regarding certain merger-related executive compensation arrangements, and FOR approval of adjournments of the special meeting, if determined necessary or appropriate by sTec.

The date, time and place of the special meeting to consider and vote upon the proposals is as follows:

[                    ], 2013

[8:00 a.m., local time]

[                            ]

The proxy statement attached to this letter provides you with information about the special meeting of our shareholders and the proposed merger. A copy of the merger agreement is attached as Annex A. We encourage you to read the entire proxy statement, including the annexes, carefully.

In connection with entry into the merger agreement, we have postponed our annual meeting of shareholders, previously scheduled to be held on July 12, 2013, pending the special meeting of the shareholders to approve and adopt the merger agreement.

Your vote is very important. Whether or not you plan to attend the special meeting, if you are a holder of our common stock please complete, sign, date and mail the enclosed proxy card to us, or submit your proxy electronically over the Internet or by telephone. If you attend the special meeting, you may vote in person even if you have previously returned your proxy.

Mark Moshayedi

President and Chief Executive Officer

The proxy statement is dated [                    ], 2013, and is first being mailed to our shareholders on or about [                    ], 2013.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED JULY 24, 2013

sTec, Inc.

3001 Daimler Street

Santa Ana, California 92705-5812

(949) 476-1180

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [                    ], 2013

A special meeting of shareholders (the “special meeting”) of sTec, Inc., a California corporation (“sTec”), will be held on [                    ], 2013, at [8:00 a.m.], local time at [                    ], for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.	To consider and vote upon a proposal to approve and adopt the agreement and plan of merger, dated as of June 23, 2013, by and among Western Digital Corporation (“WDC”), Lodi Ventures, Inc., a wholly-owned subsidiary of WDC (“Merger Sub”) and sTec. The merger agreement provides for WDC’s acquisition of sTec through a merger of Merger Sub, with and into sTec;

2.	To consider and vote upon an advisory, non-binding proposal regarding the compensation arrangements for sTec’s named executive officers in connection with the completion of the merger;

3.	To consider and vote upon a proposal to approve any adjournments of the special meeting, if determined necessary or appropriate by sTec, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve and adopt the merger agreement; and

4.	To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

No other business may be transacted at the special meeting other than as described above.

The proxy statement accompanying this notice describes each of these items of business in more detail. Our board of directors unanimously recommends that you vote “FOR” the proposal to approve and adopt the merger agreement, “FOR” the proposal to approve, by an advisory, non-binding vote, the compensation that may become payable to sTec’s named executive officers in connection with the completion of the merger and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve and adopt the merger agreement.

The board of directors has fixed the close of business on [                    ], 2013 as the record date for determining the shareholders entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof. Approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of sTec common stock outstanding on the record date.

All shareholders are cordially invited to attend the special meeting in person. Whether or not you plan to attend the special meeting in person, you are urged to mark, date, sign and return the enclosed proxy card in the pre-addressed, pre-paid envelope provided or submit your proxy electronically over the Internet or by telephone, or, if your shares are held by a broker, bank or other nominee, you should vote by following the instructions provided by such party, as promptly as possible to ensure your representation and the presence of a quorum at the special meeting. If you submit your proxy and then decide to attend the special meeting, you may still vote your shares in person by following the procedures described in the proxy statement. Your proxy is revocable in accordance with the procedures set forth in the attached proxy statement. If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your broker, bank or other nominee to change your instructions. Only shareholders of record as of the close of business on [                    ], 2013 are

entitled to receive notice of, to attend and to vote at the special meeting, but if you are a beneficial holder as of that date, you will receive communications from your broker, bank or other nominee about the special meeting and how to direct the vote of your shares, and are welcome to attend the special meeting, all as described in more detail in the related questions and answers in the attached proxy statement.

Under California law, sTec shareholders who vote against the proposal to approve and adopt the merger agreement will be entitled to receive the fair market value of the shares of sTec common stock owned by them in lieu of the consideration payable in the merger, if the merger is completed, but only if they submit a written demand that sTec pay them the fair market value of their shares prior to the vote on the proposal to approve and adopt the merger agreement and comply with other California law procedures explained in the attached proxy statement.

For more information about the merger and other transactions contemplated by the merger agreement, please review the accompanying proxy statement, including the merger agreement attached as Annex A.

Please do not send your stock certificates with your proxies. A letter of transmittal with instructions for the surrender of our common stock certificates will be mailed to you as soon as practicable after completion of the merger.

If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

MACKENZIE PARTNERS, INC.

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

By Order of the Board of Directors,

Mark Moshayedi

President and Chief Executive Officer

Santa Ana, California

[                    ], 2013

i

ii

iii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers are provided for your convenience and address some commonly asked questions about the special meeting and the proposed merger. These questions and answers do not address all questions that may be important to you as a shareholder. You should still carefully read this entire proxy statement, including each of the annexes, and the documents to which we refer you in this proxy statement. You may obtain the documents incorporated by reference in this proxy statement without charge by following the instructions in the section titled “Where You Can Find More Information” beginning on page 86.

Throughout this proxy statement, “sTec,” “we,” “our” and “us” refer to sTec, Inc., “WDC” refers to Western Digital Corporation, and “Merger Sub” refers to Lodi Ventures, Inc., a wholly-owned subsidiary of WDC. Also, we refer to the merger between sTec and Merger Sub as the “merger,” and the agreement and plan of merger, dated as of June 23, 2013, by and among WDC, Merger Sub and sTec, as the same may be amended, as the “merger agreement.”

Q: Why am I receiving this proxy statement and proxy card?

A: You are receiving this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at a special meeting of sTec’s shareholders in connection with proposals set forth in the notice of meeting, including the following:

•	a proposal to approve and adopt the merger agreement whereby Merger Sub will merge with and into WDC and sTec will become a wholly-owned subsidiary of WDC (the “merger proposal”);

•	a non-binding, advisory proposal regarding certain compensation arrangements for sTec’s named executive officers in connection with the merger (the “say-on-golden-parachute proposal”); and

•

a proposal to approve adjournments of the special meeting, if determined necessary or appropriate by sTec, to facilitate the approval and adoption of the merger proposal, including permitting the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger proposal (the “adjournment proposal.”).

You are invited to attend the special meeting in person, although you do not need to attend the special meeting to have your shares voted. You may vote through proxy by completing, dating, signing and returning the enclosed proxy card in the return enclosed envelope or submit your proxy electronically over the Internet or by telephone, or, if your shares are held by a broker, bank or other nominee, you should vote by following the instructions provided by such party.

Q: When and where will the special meeting be held?

A: The special meeting is scheduled to be held at [8:00 a.m.], local time, at [                    ], on [                    ], 2013.

Q: By what date and time must be proxy be received?

Your proxy to vote your shares should be submitted as promptly as possible so that your shares may be represented at the special meeting. If you mail your proxy, your proxy must be received no later than 11:59 p.m. Eastern time on [                    ], 2013. If you submit your proxy electronically over the Internet or by telephone, your proxy must be received no later than 11:59 p.m. Eastern time on [                    ], 2013. If you hold your shares through a broker, bank or other nominee, you should provide such party with your voting instructions by the deadline provided by such party.

Q: What will I receive in the merger?

A: If the merger is completed, you will be entitled to receive $6.85 in cash, without interest and less applicable withholding taxes, for each share of our common stock, par value $0.001 per share, that you own at the effective time of the merger. For example, if you own 100 shares of our common stock, you will receive $685.00 in cash, without interest and less applicable withholding taxes, in exchange for those shares.

Q: Will I own any shares of common stock or other equity interest of WDC as a result of the merger?

A: No. You will only receive cash for your shares of sTec common stock and you will not have the option to receive any equity interests of WDC or any other entity in exchange for your shares.

Q: If the merger is completed, what will happen to stock options that I hold to acquire sTec common stock or sTec restricted stock units?

A: All vested and unvested sTec stock options (other than unvested sTec stock options that are out-of-the-money) will be assumed by WDC and converted into stock options to purchase WDC common stock. All unvested sTec stock options that are out-of-the-money will not be assumed and will be cancelled as of the effective time of the merger. All sTec restricted stock units (“RSUs”) will be assumed by WDC and converted into and become rights with respect to WDC common stock. The stock options assumed by WDC and the RSUs will be converted into rights with respect to WDC common stock based on an exchange ratio (defined as $6.85 divided by the fair market value of a share of WDC common stock at the effective time of the merger). The vesting conditions of the WDC stock options and RSUs issued in exchange for sTec stock options and RSUs will remain unchanged and will not be accelerated solely on account of the merger.

Q: How does sTec’s Board of Directors recommend I vote on the proposals?

A: Our board of directors, upon the unanimous recommendation of a special committee of our board of directors, unanimously approved and adopted the merger agreement and the merger, determining that the merger agreement and the terms and conditions of the merger are in the best interests of sTec and its shareholders and resolved that the merger agreement and the principal terms of the merger be submitted for approval by the shareholders of sTec. Our board of directors unanimously recommends that our shareholders, including you, vote as follows:

•	FOR the approval and adoption of the merger agreement;

•	FOR the approval of the say-on-golden-parachute proposal; and

•	FOR the approval of the adjournment proposal.

Q: What is the Special Committee?

A: Our board of directors established a special committee of independent directors (the “special committee”) to review strategic alternatives relating to sTec, including the potential sale of sTec, and to make recommendations to the full board of directors with respect to such matters. The special committee unanimously recommended that the board of directors approve and adopt the merger and the merger agreement. Prior to its recommendation, the special committee reviewed the merger agreement and had discussions with sTec management and its advisors regarding the merger and the merger agreement.

Q: Who will own sTec after the merger?

A: After the merger, sTec will be a wholly-owned subsidiary of WDC. As a result of the receipt of cash in exchange for your shares of sTec common stock, you will no longer benefit from any increase in sTec’s value, nor will you acquire an ownership interest in WDC. However, all of our vested and unvested stock options (other than our unvested stock options that are out-of-money) will be assumed by WDC and converted into stock options to purchase WDC common stock based upon the exchange ratio described above. All of our RSUs will be assumed by WDC and converted into and become rights with respect to WDC common stock based upon the exchange ratio described above.

Q: What do I need to do now?

A: We urge you to read this proxy statement carefully, including its annexes, and the documents to which we refer you in this proxy statement and to consider how the merger affects you, and then mail your completed, dated and signed proxy card in the enclosed return envelope or submit your proxy electronically over the Internet or by telephone as soon as possible so that your shares of sTec common stock can be voted at the special meeting. If your shares are held by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee in order to vote your shares at the special meeting.

Q: What vote is needed to approve and adopt the merger agreement?

A: The affirmative vote of a majority of the outstanding shares of our common stock is required to approve and adopt the merger agreement. Each holder of our common stock is entitled to one vote per share. Proxies returned to us that are properly signed and dated but not marked to indicate voting preference will be counted as votes FOR approval and adoption of the merger agreement. The failure to return your proxy card or submit your proxy electronically over the Internet or by telephone or vote in person (in the case of shareholders of record) or follow the instructions provided by your broker, bank or other nominee will have the same effect as voting against the merger.

In connection with the merger agreement, our executive officers and directors each entered into voting agreements with WDC, pursuant to which our executive officers and directors agreed, among other matters, to vote all of the shares of our common stock held by them in favor of the proposal to approve and adopt the merger agreement. As of July 18, 2013, these shares represented approximately 12.37% of our issued and outstanding shares of common stock.

Q: Who is soliciting my vote?

A: This proxy solicitation is being made and paid for by sTec. We have also retained MacKenzie Partners, Inc. (“MacKenzie Partners”) to assist with the solicitation. We will pay MacKenzie Partners approximately $25,000 for its assistance. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or by other means of communication. Our directors, officers and employees will not be paid any remuneration for their solicitation efforts. We will also request brokers and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares of sTec common stock that the brokers and other custodians, nominees and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses in doing so.

Q: Why is sTec asking that its shareholders approve the say-on-golden-parachute proposal, on an advisory, non-binding basis?

A: Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and rules adopted by the Securities and Exchange Commission (the “SEC”), we are required to provide our shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation arrangements between sTec and its named executive officers that are based on or that otherwise relate to the merger. Approval of these compensation arrangements is not a condition to completion of the merger, and the vote with respect to this proposal is advisory only. Accordingly, the vote will not be binding on sTec or WDC, or their respective boards of directors or compensation committees.

Q: What vote is needed to approve the say-on-golden-parachute proposal?

A: The affirmative vote of a majority of shares present at the special meeting, in person or by proxy, and voting on the proposal is required to approve the say-on-golden-parachute proposal.

Q: What vote is needed to approve the adjournment proposal?

A: The affirmative vote of a majority of the shares present in person or represented by proxy at the special meeting and entitled to vote, even if less than a quorum, is required to approve the adjournment proposal.

Q: May I vote in person?

A: Yes, but only if your shares are not held in “street name” through a broker, bank or other nominee. If you are the record holder of your shares you may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card or submitting your proxy electronically over the Internet or by telephone. If your shares are held in “street name,” you must follow the instructions provided your broker, bank or other nominee in order to vote your shares at the special meeting. Whether or not you plan to attend the special meeting in person, you are urged to complete and return the enclosed proxy card or submit your proxy electronically over the Internet or by telephone as promptly as possible to ensure your representation and the presence of a quorum at the special meeting.

Q: Do I need to attend the special meeting in person?

A: No. You do not have to attend the special meeting in order to vote your shares of our common stock. Your shares can be voted at the special meeting without attending by mailing your completed, dated and signed proxy card in the enclosed return envelope or submitting your proxy electronically over the Internet or by telephone, in the case of record holders, or by following the instructions provided by your broker, bank or other nominee, in the case of shares held in “street name.”

Q: What if I do not return my proxy or vote in person at the special meeting or follow the instructions provided by my broker, bank or other nominee in order to vote my shares?

A: If you are a shareholder of record and you do not complete and return your proxy card or submit your proxy electronically over the Internet or by telephone or vote in person at the special meeting, your shares of common stock will not be voted. If you are not a shareholder of record but hold shares of common stock in “street name” and you do not follow the instructions provided by your broker, bank or other nominee in order to vote your shares, your shares will not be voted. The failure to return your proxy card or submit your proxy electronically over the Internet or by telephone or vote in person (in the case of shareholders of record) or follow the instructions provided by your broker, bank or other nominee will have the same effect as voting against the merger.

Q: May I appoint a proxy over the Internet or by telephone?

A: Yes. If you are a record holder, you may appoint a proxy over the Internet or by telephone by following the instructions contained herein.

Q: May I change my vote after I have delivered my proxy or have provided my broker, bank or other nominee with voting instructions?

A: Yes. If you are a record holder, you may change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice to our Corporate Secretary stating that you would like to revoke your proxy. Second, you can complete, date, and submit a new proxy card or submit another proxy electronically over the Internet or by telephone. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your broker, bank or other nominee to change your instructions.

Q: If my broker, bank or other nominee holds my shares in “street name,” will my broker, bank or other nominee vote my shares for me?

A: No. Your broker, bank or other nominee will not be able to vote your shares without instructions from you. You should instruct your broker, bank or other nominee to vote your shares by following the procedures provided by such party. Without instructions, your shares will not be voted, which will have the same effect as voting against the merger.

Q: Should I send in my sTec stock certificates now?

A: No. After the merger is completed, you will receive written instructions for exchanging your shares of our common stock for the merger consideration of $6.85 in cash, without interest and less applicable withholding taxes, for each share that you own at the effective time of the merger, subject to the terms of the merger agreement.

Q: When do you expect the merger to be completed?

A: We are working toward completing the merger as quickly as possible. The merger is expected to be completed in the third or fourth quarter of 2013. However, we cannot assure you when or if the merger will occur. In addition to shareholder approval, other closing conditions contained in the merger agreement must be satisfied or waived prior to the closing of the merger. Either WDC or we may terminate the merger agreement if the merger has not occurred by December 31, 2013 (the “termination date”), provided that the right to terminate the merger agreement is not available to a party if any action of that party or the failure of that party to perform or comply with the covenants and agreements of such party set forth in the merger agreement directly caused the failure of the merger to be consummated by the termination date. In addition, the termination date may be extended to February 28, 2014 by either sTec or WDC in the event that the conditions to closing are not met on by December 31, 2013 as a result of a regulatory injunction that prohibits the merger, or if the applicable waiting period relating to the merger shall not have expired or terminated under antitrust laws, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The merger agreement may also be terminated unilaterally by sTec or WDC under certain circumstances.

Q: What if the proposed merger is not completed?

A: If the merger agreement is not approved by sTec’s shareholders, or if the merger is not completed for any other reason, sTec’s shareholders will not receive any payment for their shares under the merger agreement. Instead, sTec will continue as a public company and our common stock will continue to be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and listed and traded on Nasdaq Global Select Market. Under certain circumstances specified in the merger agreement, in connection with termination of the merger agreement, we may be required to pay WDC a termination fee of $9,400,000, or WDC may be required to pay us a reverse termination fee of $17,000,000.

Q: Am I entitled to dissenters’ rights?

A: Yes. Under California law, sTec shareholders who vote against the merger and who properly exercise dissenters’ rights under Chapter 13 of the California General Corporation Law (the “CGCL”), a copy of which is attached to this proxy statement as Annex D, will be entitled to receive the fair market value of the shares of common stock owned by them in lieu of the consideration payable in the merger. If you desire to exercise dissenters’ rights and receive the fair market value of your shares instead of the merger consideration, your shares must be voted “AGAINST” the merger proposal and you must deliver to sTec or its transfer agent prior to the vote on the merger proposal a written demand for the purchase of your shares and payment to you of the fair market value of your shares in lieu of the consideration payable in the merger. You must also take certain other actions required by Chapter 13 of the CGCL. Note that it is not sufficient to abstain from voting or for your shares to be subject to a broker non-vote if you wish to exercise your dissenters’ rights.

Q: Will the merger be a taxable transaction for me?

A: If you are a U.S. taxpayer, your receipt of cash in the merger will be treated as a taxable sale of your sTec common stock for U.S. federal income tax purposes. In general, you will recognize gain or loss equal to the difference between (1) the amount of cash you receive in the merger in exchange for your shares and (2) the adjusted tax basis of your shares of our common stock. You should consult your tax advisor on how specific tax consequences of the merger apply to you.

Q: How will I receive the merger consideration to which I am entitled?

A: As promptly as practicable following the consummation of the merger, and in any event not later than the third business day thereafter, the paying agent will mail to you written instructions, including a letter of transmittal, that explain how to exchange your shares for the merger consideration of $6.85 in cash, without interest and less any applicable withholding taxes, for each share of sTec common stock. When you properly return and complete the required documentation described in the written instructions, you will promptly receive from the paying agent a payment of the merger consideration for your shares.

Q: What if I sell my shares of sTec common stock before the special meeting?

A: The record date of [                    ], 2013 determines the shareholders entitled to vote at the special meeting. This date is earlier than the date of the special meeting and the expected closing date of the merger. If you transfer your shares of sTec common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote those shares at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

Q: What should I do if I receive more than one set of voting materials?

A: You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy cards or multiple sets of voting instructions from your broker, bank or other nominee. For example, if you hold your shares of sTec common stock in more than one brokerage account, you will receive separate voting instructions for each brokerage account in which you hold shares. If you are a holder of record and your shares of common stock are registered in more than one name, you will receive more than one proxy card. Please submit each proxy and follow each set of voting instructions that you receive, as applicable.

Q: Who can help answer my questions?

A: If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact our proxy solicitor at:

MACKENZIE PARTNERS, INC.

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

Or you can contact us at:

sTec, Inc.

Attention: Corporate Secretary

3001 Daimler Street

Santa Ana, California 92705-5812

(949) 476-1180

SUMMARY

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the provisions of the merger agreement, you should read carefully this entire proxy statement, including the Annexes, and the other documents to which we refer you. See “Where You Can Find More Information.” References to captioned sections in this summary and elsewhere in this proxy statement are references to the relevant text of this proxy statement that follows this summary section. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement as it is the legal document that governs the merger.

The Companies

sTec, Inc.

3001 Daimler Street

Santa Ana, California 92705-5812

(949) 476-1180

sTec, Inc. is a leading global provider of enterprise-class solid state drives that are designed specifically for systems and applications that require high input and output capabilities with low latencies for fast access to critical user data. sTec is headquartered in Santa Ana, California and has operations in Penang, Malaysia. sTec also has sales and engineering offices located in the U.S., Europe and Asia, a research design center in Pune, India and a research and development center in Taiwan.

Additional information regarding sTec is contained in our filings with the SEC. See “Where You Can Find More Information.”

Western Digital Corporation

3355 Michelson Drive, Suite 100

Irvine, California 92612

(949) 672-7000

Western Digital Corporation is a Delaware corporation and an industry-leading developer and manufacturer of storage products that enable people to create, manage, experience and preserve digital content. WDC designs and makes storage devices, networking equipment and home entertainment products under the WD, HGST and G-Technology brands. WDC serves each of the primary segments addressing storage opportunities—enterprise and cloud data centers, client, consumer electronics, backup, the internet and other emerging segments such as automotive and home and small office networking. WDC operates its global business through two independent subsidiaries due to regulatory requirements—WD and HGST, both long-time innovators in the storage industry.

Lodi Ventures, Inc.

3355 Michelson Drive, Suite 100

Irvine, California 92612

(949) 672-7000

Lodi Ventures, Inc. a California corporation, is a wholly-owned subsidiary of WDC, was formed solely for the purpose of engaging in the transactions contemplated by the merger agreement, has engaged in no other business activities and has conducted its operations only as contemplated by the merger agreement.

The Special Meeting of sTec Shareholders

Time, Date and Place. A special meeting of our shareholders will be held on [                    ], 2013, at [8:00 a.m., local time], at [                    ] to consider and vote upon a proposal to approve and adopt the merger agreement. You will also be asked to consider and approve, solely on a non-binding, advisory basis, certain compensation arrangements for sTec’s named executive officers in connection with the completion of the merger. In addition, you will be asked to consider and vote upon a proposal to approve any adjournments of the special meeting, if determined necessary or appropriate by sTec, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve and adopt the merger agreement.

Record Date and Voting Power. You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on [                    ], 2013, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. As of the record date, there were [                    ] shares of our common stock outstanding held by approximately [                    ] holders of record.

Required Quorum and Votes. A quorum will be present at the special meeting if a majority of the shares of our common stock outstanding and entitled to vote on the record date are present in person or represented by proxy at the special meeting.

•	The proposal to approve and adopt the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date.

•	The say-on-golden-parachute proposal requires the affirmative vote of a majority of shares present at a meeting where a quorum is present, in person or by proxy, and voting on the proposal.

•

The adjournment proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote, even if less than a quorum.

See “The Special Meeting” at page 19.

The Merger

Overview of the Merger. On June 23, 2013, sTec, WDC, and Merger Sub executed the merger agreement. Pursuant to the merger agreement and the merger, sTec will become a wholly-owned subsidiary of WDC upon completion of the merger. If the merger agreement is approved and adopted by our shareholders, and the merger is consummated pursuant to the terms of the merger agreement, Merger Sub, a newly formed merger subsidiary of WDC, will be merged with and into sTec, and sTec will be the surviving company in the merger.

If the merger is completed, you will be entitled to receive $6.85 in cash, without interest and less applicable withholding taxes, in exchange for each share of our common stock that you own at the effective time of the merger.

After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as a shareholder of sTec. In the case of shares of our common stock represented by certificates, you will receive your portion of the merger consideration after exchanging your stock certificates in accordance with the instructions contained in a letter of transmittal to be sent to you promptly after completion of the merger. In the case of shares of our common stock held in book-entry form, you will receive your portion of the merger consideration as promptly as practicable following the merger without the requirement to deliver a stock certificate or letter of transmittal.

See “The Merger—Description of the Merger” at page 23 and “The Merger—Background of the Merger” at page 23.

sTec’s Board of Directors’ Recommendation.

Our board of directors, upon the unanimous recommendation of the special committee, unanimously approved and adopted the merger agreement and the merger, determining that the merger agreement and the terms and conditions of the merger are in the best interests of sTec and its shareholders and resolved that the merger agreement and the principal terms of the merger be submitted for approval by the shareholders of sTec. Our board of directors unanimously recommends that our shareholders, including you, vote as follows:

•	FOR adoption of the merger agreement;

•	FOR the say-on-golden-parachute proposal; and

•	FOR the adjournment proposal.

For a discussion of the certain factors considered by our board of directors in determining to recommend that our shareholders approve and adopt the merger agreement and in determining that the terms and conditions of the merger are in the best interests of sTec and our shareholders, see “The Merger—sTec’s Reasons for the Merger” at page 35.

Financial Advisor’s Opinion. In connection with the merger, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”), our financial advisor, delivered to sTec’s board of directors a written opinion, dated June 23, 2013, as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of our common stock (other than sTec, WDC, Merger Sub and their respective affiliates and dissenting shareholders). The full text of the written opinion, dated June 23, 2013, of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. BofA Merrill Lynch provided its opinion to sTec’s board of directors (in its capacity as such) for the benefit and use of sTec’s board of directors in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to sTec or in which sTec might engage or as to the underlying business decision of sTec to proceed with or effect the merger. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and does not constitute a recommendation to any shareholder as to how to vote or act in connection with the proposed merger or any related matter.

Interests of sTec’s Executive Officers and Directors in the Merger. When our shareholders consider the recommendation of our board of directors that our shareholders vote in favor of the proposal to approve and adopt the merger agreement, they should be aware that our officers and directors may have interests in the merger that may be different from, or in addition to, the interests of our shareholders generally. These interests include, among others:

•	severance and change of control payments;

•	accelerated vesting of all unvested and unexercised stock options and/or RSUs held (in the event of termination of employment following a change of control for certain officers);

•	continuation of rights to indemnification and liability insurance, including WDC’s obligation to assume and perform rights to indemnification;

•	potential termination of the current derivative actions pending against sTec’s directors and officers; and

•	agreements entered into with WDC in connection with the merger and the merger agreement:

•	in the case of Mr. Mark Moshayedi, our President and CEO and a director, a technical services agreement, pursuant to which Mr. Moshayedi will provide services to WDC for six months post-closing;

•	in the case of Mr. Manouch Moshayedi, our Founder and a director, a consulting services agreement pursuant to which Mr. Moshayedi will provide services to WDC for three months post-closing;

•	in the case of Mr. Manouch Moshayedi, a release and covenant not to sue; and

•	in the case of Messrs. Mark and Manouch Moshayedi, a landlord’s consent agreement.

Our board of directors was aware of and considered these interests in connection with the merger agreement and the merger.

Our executive officers and directors collectively own 5,812,125 shares of our common stock, or 12.37% of the 46,987,547 shares of our common stock outstanding as of July 18, 2013. In connection with the merger agreement, our executive officers and directors entered into voting agreements with WDC, pursuant to which our executive officers and directors agreed, among other matters, to vote all of their shares of our common stock held by them in favor of the proposal to approve and adopt the merger agreement. See “The Merger—Interests of sTec’s Executive Officers and Directors in the Merger” at page 49, “The Merger—Other Ancillary Agreements in Connection with the Merger” at page 55, and “The Special Meeting—Votes Required” at page 19.

Dissenters’ Rights. Shares of sTec common stock that are outstanding immediately prior to the merger and held by any dissenting shareholder who properly perfects his, her or its dissenters’ rights will not be converted into the right to receive the merger consideration. Instead, the dissenting shareholder will be entitled to demand payment of the fair market value of his, her or its dissenting shares in accordance with and subject to Chapter 13 of the CGCL. A copy of certain provisions of Chapter 13 of the CGCL is attached as Annex D to this proxy statement. See “The Merger—Dissenters’ Rights” at page 56.

Delisting and Deregistration of Our Common Stock. If the merger is completed, our common stock will no longer be traded on the Nasdaq Global Select Market and will be deregistered under the Exchange Act. See “The Merger—Delisting and Deregistration of Our Common Stock” at page 58.

Regulatory Matters. The merger is subject to the requirements of the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (the “FTC”), which prevents WDC and sTec from completing the merger until required information and materials are furnished to the Antitrust Division of the United States Department of Justice (“DOJ”) and the FTC and the HSR Act waiting period is terminated or expires. On July 1, 2013, WDC and sTec filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC. Consequently, the required waiting period is scheduled to expire on July 31, 2013, unless earlier terminated or the FTC or DOJ extends that period by issuing a request to the parties for additional information. The merger is also subject to comparable notifications and review under the antitrust laws of Taiwan. On July 3, 2013, WDC and sTec filed the requisite notification with the Taiwan Fair Trade Commission (the “Taiwan FTC”). WDC and sTec expect the waiting period under the antitrust laws of Taiwan to expire in mid-August of 2013. See “The Merger—Regulatory Matters” at page 56.

Equity Plans

Stock Options. As of July 18, 2013, options to purchase 5,708,658 shares of our common stock were outstanding, of which options to purchase 482,000 shares were at or in-the-money and options to purchase 3,299,616 shares were vested. Under the terms of the merger agreement, each option to purchase one share of our common stock, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger will be assumed by WDC and converted into and become an option with respect to WDC common stock, except that sTec stock options that are unvested, unexercised and outstanding immediately prior to the effective time of the merger, and that have an exercise price greater than $6.85, will not be assumed by WDC and will automatically terminate as of the effective time of the merger. If the merger had been effective as of July 18, 2013, options to purchase 3,781,616 shares of our common stock, with an average exercise price of $11.88 per share, would have been assumed by WDC. Assumed stock options to purchase shares of our common stock will be converted into WDC options by multiplying the shares of our common stock by an exchange ratio (defined as $6.85 divided by the fair market value of a share of WDC common stock at the effective time of the merger) and rounding down to the nearest whole share, with an exercise price determined by dividing the per share exercise price by the exchange ratio and rounding up to the nearest whole cent.

Restricted Stock Units. As of July 18, 2013, 2,708,121 RSUs of sTec were outstanding. Under the terms of the merger agreement, each award of RSUs representing the right to receive one share of our common stock that is outstanding immediately prior to the effective time of the merger will be assumed by WDC and will be converted into and become rights with respect to WDC common stock. The number of shares of WDC common stock subject to each award of sTec RSUs will equal the number of shares subject to such award immediately prior to the effective time of the merger multiplied by the exchange ratio (defined as $6.85 divided by the fair market value of a share of WDC common stock at the effective time of the merger), rounded down to the nearest whole share; provided, however, that any fractional shares otherwise lost due to such rounding shall be converted into a right to receive cash of equivalent value.

See “The Merger Agreement—Treatment of Equity Awards.” at page 63.

Market Price and Dividend Data. Our common stock is listed on the Nasdaq Global Select Market under the symbol “STEC.” On June 21, 2013, the last full trading day prior to the public announcement of the proposed merger, our common stock closed at $3.59. On July 22, 2013, the last practicable trading day prior to the date of this proxy statement, our common stock closed at $6.79. We urge shareholders to obtain a current quotation. See “Market Price and Dividend Information” at page 83.

The Merger Agreement

General. The following is a summary of certain provisions of the merger agreement and is qualified in its entirety both by the more detailed description that appears later in this proxy statement and by the full text of the merger agreement contained in Annex A.

The merger agreement contemplates the merger of Merger Sub, a wholly-owned subsidiary of WDC, with and into sTec, with sTec surviving the merger. Upon completion of the merger, sTec will become a wholly-owned subsidiary of WDC. The completion of the merger will occur within two business days after the satisfaction or waiver of the closing conditions contained in the merger agreement and will become effective at such date and time as the agreement of merger is duly filed with the California Secretary of State or at such other date and time agreed upon by sTec and WDC. Upon completion of the merger, holders of our common stock will be entitled to receive $6.85 in cash, without interest and less applicable withholding taxes, in exchange for each share of our common stock held at the effective time of the merger. See “The Merger Agreement—The Merger” at page 63, “The Merger Agreement—Closing and Effective Time” at page 63, and “The Merger Agreement—Merger Consideration” at page 63.

Representations and Warranties; Covenants. The merger agreement contains customary representations and warranties of sTec and WDC for agreements of its nature. Some of the representations and warranties made by sTec relate to the following:

•	our organization, standing and power;

•	our authorization, execution, delivery and performance and the enforceability of the merger agreement;

•

the absence of conflicts with our governing documents, required consents, approvals, authorizations and permits of governmental, regulatory or administrative authorities, agencies, bodies or commissions relating to the merger agreement and related matters;

•	our SEC reports, the accuracy of our financial statements and our disclosure controls and procedures and internal control over financial reporting;

•	the accuracy of the information included in this proxy statement;

•	certain litigation involving us;

•	labor matters;

•	environmental matters;

•	our material contracts; and

•

the receipt by our board of directors of an opinion from BofA Merrill Lynch as to the fairness of the merger consideration, from a financial point of view, to holders of our common stock (other than sTec, WDC, Merger Sub and their respective affiliates and dissenting shareholders).

Some of the representations and warranties made by WDC and Merger Sub relate to the following:

•	their respective authorization, execution, delivery and performance and the enforceability of the merger agreement;

•	the accuracy of the information that they have supplied to us for inclusion in this proxy statement;

•	the absence of pending or threatened litigation involving them that could prevent or affect the completion of the merger;

•	required votes or approvals by the holders of common stock of WDC; and

•	the absence of ownership by WDC or Merger Sub of any of our stock.

See “The Merger Agreement—Representations and Warranties” at page 64.

Pursuant to the merger agreement, we have agreed to use reasonable best efforts to conduct our business in the manner specified between the signing of the merger agreement and the effective time of the merger. For example, we have agreed that we will conduct our business in the ordinary course of business consistent with past practice and that we will preserve intact our business organization and our present relationships with customers, suppliers and employees. We have also agreed not to take certain actions, such as entering into, materially amending or terminating any of our material contracts, authorizing any material new capital expenditures which are in excess of our capital budget, or compromising, settling or agreeing to settle any legal action, or consenting to the same, other than compromises, settlements or agreements involving monetary payments of less than $25,000 individually or $100,000 in the aggregate. See “The Merger Agreement—Covenants Relating to the Conduct of Our Business” at page 67.

Acquisition Proposals. Under the terms of the merger agreement we are not permitted to solicit or encourage any acquisition proposals from other parties or engage in any negotiations or discussions with other parties relating to acquisition proposals. We have also agreed that we will discontinue any discussions or negotiations with other parties regarding acquisition proposals. However, if we receive an unsolicited bona fide written acquisition proposal that our board of directors determines in good faith is or is reasonably expected to lead to a superior proposal to the proposal contemplated by the merger agreement, and if the failure of our board of directors to entertain such superior proposal would reasonably be expected to be a breach of our board’s fiduciary duties, then we may take certain steps to entertain such a proposal.

We have also agreed that we will promptly advise WDC in writing if we receive inquiries, proposals or offers regarding any acquisition proposal, if we receive a request to provide non-public information relating to sTec or our subsidiaries, or if we receive any inquiry or request to discuss or negotiate an acquisition proposal or any inquiry or request that we reasonably believe could lead to an acquisition proposal.

In addition, we have agreed that neither our board of directors nor any board committee will (i) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to WDC or Merger Sub, its recommendation of the merger agreement or the merger, (ii) approve or recommend any acquisition proposal or (iii) publicly propose to take any such actions unless, prior to approval of the merger agreement by our shareholders, (a) any fact, event, change, development or circumstance not known, or reasonably foreseeable, by our board as of the date of the merger agreement and not relating to any acquisition proposal has occurred and our board determines in good faith (after consultation with sTec’s outside legal counsel) that the failure to do so would be a breach of our board’s fiduciary duties, or (b) we receive an acquisition proposal, with respect to which we have not breached the no shop covenant described above, and that our board or any board committee determines constitutes a superior proposal (in which case we may terminate the merger agreement and enter into a definitive agreement with respect to such superior proposal; provided, however, that we may not terminate the merger agreement unless we have first complied with certain provisions in the merger agreement requiring notice to be provided to WDC and an opportunity to make a counteroffer, and after so complying, our board or any board committee determines that such acquisition proposal continues to constitute a superior proposal).

The merger agreement will not prevent sTec or sTec’s board from (i) taking and disclosing to its shareholders a position contemplated by Exchange Act Rule 14e-2(a), Exchange Act Rule 14d-9 or Item 1012(a) of Regulation M-A (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer) or from (ii) making any required disclosure to sTec’s shareholders if, in the good faith judgment of sTec’s board, after consultation with outside counsel, failure to disclose such information would reasonably be expected to violate its disclosure obligations under applicable law; provided, however, that, in either case, any such disclosure constituting an adverse recommendation change must comply with specified provisions relating to acquisition proposals.

See “The Merger Agreement—Acquisition Proposals” at page 69.

Further Actions and Efforts. Each of sTec and WDC have agreed to use reasonable best efforts to take, or cause to be taken, all appropriate actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate the merger and the other transactions contemplated by the merger agreement at the earliest practicable date.

In connection with obtaining any or all (i) expirations of waiting periods under regulatory laws or (ii) consents or approvals from any governmental entity necessary to consummate the merger and the other transactions contemplated by the merger agreement, WDC will not be required to effect or commit to sell, divest, license or otherwise convey any assets or businesses, or license, hold separate or enter into similar arrangements with respect to the assets or business of WDC or its subsidiaries or the assets or business of sTec or its subsidiaries contemporaneously with or subsequent to the effective time of the merger.

See “The Merger Agreement—Further Actions and Efforts” at page 72.

Indemnification, Exculpation and Insurance. Each present (as of the effective time of the merger) and former officer, director or employee of sTec or any of its subsidiaries that has the right to indemnification and exculpation from liabilities for certain acts or omissions occurring at or prior to the effective time of the merger agreement, as provided by the articles of incorporation or bylaws of sTec and its subsidiaries, will continue to have such rights for a period of seven years following the effective time of the merger. From and after the effective time of the merger, WDC shall, and shall cause the surviving corporation to, assume and perform all rights to indemnification existing in favor of, and all rights of advancement of expenses to, any indemnified party as provided in any indemnification or other agreement of sTec as in effect on the date of the merger agreement.

WDC has also agreed, for a period of seven years following the consummation of the merger, to maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by sTec and its subsidiaries or cause to be provided substitute policies or purchase a “tail policy,” in either case of at least the same coverage and amounts containing terms and conditions that are not less advantageous in the aggregate to the indemnified parties than such policy with respect to matters arising on or before the effective time of the merger, subject to certain conditions and limitations.

See “The Merger Agreement—Indemnification, Exculpation and Insurance” at page 73.

Employment, Employee Benefits Matters and Other Plans. Following the merger, WDC, the surviving corporation and their subsidiaries are not required to continue to employ any particular employee of sTec or its subsidiaries. However, WDC has agreed that it will cause the surviving corporation in the merger and each of its subsidiaries to offer each sTec employee or any of its subsidiaries who continues employment with WDC or the surviving corporation or its subsidiaries following the effective time of the merger substantially similar compensation and benefits as are offered to similarly situated employees of WDC.

WDC, the surviving corporation and their subsidiaries are not prevented from amending or terminating any of our current employee benefit plans or programs.

See “The Merger Agreement—Employment, Employee Benefits Matters and Other Plans” at page 72.

Conditions to the Closing of the Merger. The merger will be completed only if certain conditions are satisfied or waived, including the following:

•	our shareholders must approve and adopt the merger agreement;

•

no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other applicable legal restraint or prohibition shall be in effect, and no applicable law shall have been enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that, in any case, prohibits or makes illegal the consummation of the merger; and

•	any applicable waiting period (or extension thereof) shall have expired or been terminated under the HSR Act and Taiwan antitrust laws.

See “The Merger Agreement—Conditions to the Closing of the Merger” at page 74.

Additional Conditions. In addition to the conditions discussed above, the merger agreement contemplates that certain other conditions must be met before sTec is obligated to consummate the merger. For example, the following conditions must be met:

•

the representations and warranties of WDC and Merger Sub set forth in the merger agreement must be true and correct as of the date of the merger agreement and as of the closing date of the merger as though made as of the closing date of the merger, except for inaccuracies that have not and would not reasonably be expected to have a parent material adverse effect (as defined in the merger agreement);

•	WDC and Merger Sub must have performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the effective time of the merger; and

•	we must receive a certificate signed by an executive officer of WDC certifying as to the matters set forth in the two bullets immediately above.

Similarly, certain conditions must be met before WDC and Merger Sub are obligated to consummate the merger, including the following:

•

our representations and warranties set forth in the merger agreement (other than the capital stock representation, which shall be true and correct in all but de minimis respects) must be true and correct as of the date of the merger agreement and as of the closing date of the merger as though made as of the closing date of the merger, except for inaccuracies that have not and would not be reasonably expected to have a company material adverse effect (as defined in the merger agreement);

•	we must have performed in all material respects all obligations required to be performed by us under the merger agreement at or prior to the effective time of the merger;

•	WDC must have received a certificate signed by an executive officer of sTec certifying as to the matters set forth in the two bullets immediately above; and

•

since the date of the merger agreement, there shall not have been any event, change, occurrence or effect that has had or would reasonably be expected to have, individually or in the aggregate, a company material adverse effect.

See “The Merger Agreement—Additional Conditions to Our Obligation to Effect the Merger” at page 74 and “The Merger Agreement—Additional Conditions to the Obligations of WDC and Merger Sub” at page 75.

Termination. The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after sTec shareholder approval and adoption of the merger agreement has been obtained, by mutual written consent of WDC and sTec, or by either WDC or us:

•

if the merger has not been completed on or before the termination date of December 31, 2013; provided, however, that the termination date may be extended to February 28, 2014 at the election of WDC or sTec if on December 31, 2013 one of the conditions relating to no “regulatory injunctions” or antitrust approval have not been satisfied. However, neither party will have the right to terminate the merger agreement if any action of such party was the direct cause of, or resulted directly in, the failure of the merger to be consummated by the termination date and such action or failure to perform constitutes a breach of the merger agreement;

•

if any court of competent jurisdiction or other governmental entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the merger agreement and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; provided, that the party seeking to terminate the merger agreement pursuant to this provision shall have used its reasonable best efforts to contest, appeal and remove such judgment, order, injunction, rule, decree, ruling or other action in accordance with the covenant relating to further action and efforts; or

•

if the sTec shareholder approval of the merger agreement is not obtained at the sTec shareholder meeting duly convened or at any adjournment or postponement thereof at which a vote on the adoption of the merger agreement was taken.

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after sTec shareholder approval of the merger agreement has been obtained, by us if:

•

We are not in material breach of the merger agreement and WDC or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, and the breach or failure to perform (i) would result in the failure of a condition set forth in the conditions to each party’s obligations or the conditions to sTec’s obligations to effect the merger and (ii) cannot be cured by the termination date; provided, that, if curable, sTec shall have given WDC written notice 30 days prior to termination stating our intention to terminate and the basis for such termination; or

•

at any time prior to the receipt of sTec shareholder approval of the merger agreement, in order to enter into an agreement for a transaction that is a superior proposal, if (i) sTec has complied with the applicable provisions of the merger agreement relating to acquisition proposals with respect to such superior proposal and (ii) prior to or concurrently with such termination, sTec pays a $9.4 million termination fee.

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after sTec shareholder approval of the merger agreement has been obtained, by WDC if:

•

WDC is not in material breach of the merger agreement and sTec has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, and the breach or failure to perform (i) would result in the failure of a condition set forth in the conditions to each party’s obligations or the conditions to WDC’s and Merger Sub’s obligations to effect the merger and (ii) cannot be cured by the termination date; provided, that, if curable, WDC shall have given sTec written notice 30 days prior to such termination stating WDC’s intention to terminate and the basis for such termination; or

•	sTec’s board shall have effected an adverse recommendation change.

If the merger agreement is terminated, the merger agreement will become void and have no effect, except for limited exceptions, and the merger will not be consummated.

See “The Merger Agreement—Termination” at page 75 and “The Merger Agreement—Effect of Termination” at page 76.

Termination Fees and Expenses. Subject to certain exceptions provided in the merger agreement, all fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses, whether or not the merger is consummated, except that the expenses incurred in connection with the filing, printing and mailing of this proxy statement (except attorneys’ fees) will be shared equally by WDC and sTec.

If one of the following occurs, sTec will be required to pay WDC a termination fee of $9,400,000:

•

the merger agreement is terminated by either WDC or sTec pursuant to the termination provision of the merger agreement relating to the termination date or the termination provision relating to not obtaining sTec shareholder approval of the merger agreement and (i) at any time after the date of the merger agreement and prior to the termination date or the date of the special meeting, as applicable, an acquisition proposal has been publicly announced or publicly made known to the shareholders of sTec and not publicly withdrawn in good faith prior to such termination, and (ii) within six months after such termination, sTec shall have consummated, or entered into a definitive agreement with respect to, an acquisition proposal;

•	the merger agreement is terminated by sTec, prior to receipt of shareholder approval of the merger agreement, to enter into a superior proposal as set forth in the merger agreement; or

•	the merger agreement is terminated by WDC pursuant to the termination provision relating to sTec’s board having effected an adverse recommendation change.

WDC will be required to pay sTec a termination fee of $17,000,000 if the merger agreement is terminated by sTec or WDC pursuant to (i) the termination provision relating to a final and nonappealable regulatory injunction or (ii) the termination provision relating to the termination date and the conditions relating to (A) sTec shareholder approval of the merger agreement, (B) no injunctions or legal restraints (other than a regulatory injunction) and (C) the obligations of WDC and Merger Sub are satisfied as of the date of such termination (and in the case of conditions that by their terms are to be satisfied at the closing of the merger, such conditions would be satisfied if the closing were to occur).

See “The Merger Agreement—Termination Fees and Expenses” at page 76.

Certain United States Federal Income Tax Consequences of the Merger.

The exchange of shares of our common stock for the cash merger consideration will be taxable to our shareholders for U.S. federal income tax purposes. In general, each shareholder will recognize a gain or loss equal to the difference, if any, between the cash payment received and the shareholder’s tax basis in the shares surrendered in the merger. See “The Merger—Certain United States Federal Income Tax Consequences of the Merger” at page 58.

Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your particular situation. You should consult your tax advisor to fully understand the tax consequences of the merger to you.

Litigation Related to the Merger

Beginning on June 26, 2013, seven shareholders on behalf of themselves and all similarly situated sTec shareholders, each filed a purported class action lawsuit in the Superior Court of the State of California, County of Orange, against sTec, members of our board of directors, WDC and Merger Sub challenging the proposed merger. The lawsuits generally assert claims for breach of fiduciary duty against the members of our board of directors and aiding and abetting a breach of fiduciary duty against sTec, WDC and Merger Sub. The lawsuits seek class certification, to enjoin the defendants from proceeding with the proposed merger, rescission of the proposed merger if it is consummated, damages, costs and attorneys’ and expert fees, and any other relief the court may deem proper. sTec, its directors, WDC and Merger Sub believe the allegations are without merit. See “The Merger—Litigation Related to the Merger” at page 60.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Exchange Act, and Section 27A of the Securities Act of 1933, as amended. These forward-looking statements often can be, but are not always, identified by the use of words such as “anticipate,” “assume,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” and similar expressions, or the negative of such expressions. They include, but are not limited to, statements whether and when the proposed merger with WDC will close, regarding sTec’s projected financial results, concerning litigation in connection with the merger and whether conditions to the proposed merger will be satisfied. There can be no assurance that the merger will in fact be consummated. We base these forward-looking statements on our current expectations and projections about future events, our assumptions regarding these events and our knowledge of facts at the time the statements are made.

These forward-looking statements are subject to various risks and uncertainties, including, but not limited to:

•	the satisfaction of the conditions to completion of the merger, including the approval and adoption of the merger agreement by our shareholders;

•	the risk that the merger may not be completed in a timely manner or at all, which may adversely affect our business and the price of our shares;

•	the costs, fees, expenses, and charges related to the merger;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement and, in certain cases, the payment by us of a termination fee;

•

the effect of the pendency of the merger on our business relationships, operating results and business generally, including the potential adverse effect on our business, properties, and operations because of certain covenants we agreed to in the merger agreement;

•	diversion of our management’s attention from our ongoing business operations;

•	changes in economic, business, competitive, technological and/or regulatory factors;

•	the effects and outcome of any legal proceedings that have been or may be instituted against us and/or others relating to the merger agreement; and

•

other risks and uncertainties as described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 under the heading “Risk Factors” and in other filings we make from time to time with the SEC.

Some of these risks and uncertainties are outside our control and our actual results could differ materially from our projected results. We are not able to predict all of the factors that may affect future results. Forward-looking statements speak only as of the date of this proxy statement. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

THE SPECIAL MEETING

We are furnishing this proxy statement to our shareholders as part of the solicitation of proxies by our board of directors for use at the special meeting, and at any adjournments or postponements of the special meeting.

Date, Time and Place

We will hold the special meeting at [8:00 a.m.], local time, at [                    ], on [                     ], 2013.

Purpose of Special Meeting

At the special meeting, we will ask holders of our common stock to approve and adopt the merger agreement. Our board of directors has approved resolutions approving and adopting the merger agreement and the merger, determining that the merger agreement and the terms and conditions of the merger are in the best interests of sTec and our shareholders and directing that the merger and the merger agreement be submitted for approval and adoption at a special meeting of our shareholders. Our board of directors recommends that our shareholders vote:

•	FOR approval and adoption of the merger agreement;

•	FOR the say-on-golden-parachute proposal; and

•	FOR the adjournment proposal.

Record Date; Stock Entitled to Vote; Quorum

Only holders of record of our common stock at the close of business on [                    ], 2013, which is the record date for the special meeting, are entitled to notice of and to vote at the special meeting. As of the record date, [            ] shares of our common stock were outstanding and held by approximately [            ] holders of record. A quorum will be present at the special meeting if a majority of the shares of our common stock outstanding and entitled to vote on the record date are present in person or represented by proxy at the special meeting. Shares of our common stock represented at the special meeting but not voting, including “broker non-votes,” discussed below, and shares of our common stock for which proxies have been received but for which shareholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business at the special meeting.

A broker non-vote occurs when a broker, dealer, commercial bank, trust company or other nominee does not vote on a particular matter because such broker, dealer, commercial bank, trust company or other nominee does not have the discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Brokers, dealers, commercial banks, trust companies and other nominees will not have discretionary voting power with respect to any of the proposals to be considered at the special meeting, as they are all considered “non-routine.”

In the event that a quorum is not present, or if there are insufficient votes to approve and adopt the merger agreement at the time of the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Our bylaws and the CGCL provide that, except as otherwise expressly required by law, notice of any adjourned meeting of the shareholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken and if the special meeting is adjourned for 45 days or less.

Votes Required

The proposal to approve and adopt the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date. If a holder of our common stock abstains from voting or does not vote, either in person or by proxy, it will have the effect of a vote against the merger proposal. If you hold your shares in “street name” through a broker, bank or other nominee, you must direct your broker, bank or other nominee to vote in accordance with the instructions you have received from your broker, bank or other nominee. Brokers, banks or other nominees who hold shares of our common stock in street name for customers who are the beneficial owners of those shares may not give a proxy to vote those customers’ shares in the absence of specific instructions from those customers. These non-voted shares will have the effect of votes against the approval and adoption of the merger agreement.

The say-on-golden-parachute proposal requires the affirmative vote of a majority of shares present at the special meeting, in person or by proxy, and voting on the proposal. Abstentions and broker non-votes will not count as shares voting on this proposal, and thus will not impact the outcome of the vote on this proposal. Approval of the say-on-golden-parachute proposal is on an advisory, non-binding basis, and approval of these compensation arrangements is not a condition to completion of the merger. Accordingly, the vote will not be binding on sTec or WDC, or their respective boards of directors or compensation committees.

The adjournment proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote, even if less than a quorum. Accordingly, not voting at the special meeting and broker non-votes will have no effect on the outcome of this proposal, but abstentions will have the effect of a vote against this proposal.

Holders of record of our common stock on the record date are entitled to one vote per share on each matter to be considered at the special meeting.

As of the record date, directors and executive officers of sTec, and their affiliates, had the right to vote [            ] shares of sTec common stock, or [    ]% of the outstanding sTec common stock at that date. In connection with the merger agreement, our executive officers and directors entered into voting agreements with WDC, pursuant to which our executive officers and directors agreed, among other things, to vote all of their shares of our common stock held by them as of June 23, 2013, in favor of the proposal to approve and adopt the merger agreement.

Voting of Proxies

All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders thereof. Properly executed proxies that do not indicate how you want your shares of our common stock to be voted with regard to a particular proposal will be voted FOR the approval and adoption of the merger proposal, FOR the say-on-golden parachute proposal and FOR approval of the adjournment proposal, if determined necessary or appropriate by sTec, to facilitate the approval and adoption of the merger proposal, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger proposal. No proxy that is specifically marked AGAINST approval and adoption of the merger proposal will be voted FOR the adjournment proposal, unless it is specifically marked FOR the proposal to adjourn the special meeting to a later date.

No business may be transacted at the special meeting other than the proposal to approve and adopt the merger agreement, the say-on-golden-parachute proposal to approve, on an advisory basis, the merger-related executive compensation arrangements of sTec’s named executive officers, the adjournment proposal to adjourn the special meeting (if necessary) and such other business as may properly come before the special meeting pursuant to our bylaws.

Revocability of Proxies

The grant of a proxy on the enclosed form of proxy or electronically over the Internet or by telephone does not preclude a shareholder from voting in person at the special meeting. A shareholder may revoke a proxy at any time prior to its exercise by:

•	filing with our Corporate Secretary a duly executed revocation of proxy;

•	submitting a duly executed proxy to our Corporate Secretary, or electronically over the Internet or by telephone bearing a later date; or

•	appearing at the special meeting and voting in person; however, attendance at the special meeting will not in and of itself constitute revocation of a proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted. Please note that to be effective, your new proxy card, whether submitted by mail or electronically over the Internet or telephone, or written notice of revocation must be received by our Corporate Secretary prior to the special meeting. If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your broker, bank or other nominee to change your instructions.

sTec shareholders who require assistance should contact our proxy solicitor:

MACKENZIE PARTNERS, INC.

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

Delivery of Proxy Materials to Households Where Two or More sTec Shareholders Reside

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost-savings for companies.

In connection with the special meeting, a number of brokers with account holders who are sTec shareholders will be householding sTec’s proxy materials. As a result, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the applicable shareholders. Once a sTec shareholder receives notice from his, her or its broker that it will be householding communications to such shareholder’s address, householding will continue until such shareholder is notified otherwise or until such shareholder revokes his, her or its consent. If, at any time, a sTec shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement, such shareholder should notify his, her or its broker or contact sTec, Inc., 3001 Daimler Street, Santa Ana, California 92705-5812, Attention: Corporate Secretary, or via phone at (949) 476-1180. sTec shareholders who currently receive multiple copies of this proxy statement at their address and would like to request householding of their communications should contact their broker.

Solicitation of Proxies

All costs incurred in connection with filing, printing and mailing this proxy statement (other than attorneys’ fees), will be shared equally between sTec and WDC. We have retained MacKenzie Partners to assist in connection with the solicitation of proxies from shareholders. Under the agreement between sTec and MacKenzie Partners relating to the retention of MacKenzie Partners to solicit proxies for voting at the special meeting, we will pay MacKenzie Partners a fee of $25,000 and will reimburse MacKenzie Partners for reasonable out-of-pocket expenses related to the solicitation. In addition, our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or by other means of communication. Our directors, officers and employees will not be paid any remuneration for their solicitation efforts. We will also request brokers and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares of sTec common stock that the brokers and other custodians, nominees and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses in doing so. You should be aware that certain members of our board of directors and our officers have interests in the merger that are different from, or in addition to, your interests. See “The Merger—Interests of sTec’s Executive Officers and Directors in the Merger.”

To the extent necessary in order to ensure sufficient representation at the special meeting, sTec may request the return of proxy cards electronically over the Internet or by telephone. The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are received. You should send in your proxy by mail or electronically over the Internet or by telephone without delay. We will also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and obtaining your voting instructions.

Stock Certificates

Shareholders should not send stock certificates with their proxies. A letter of transmittal with instructions for the surrender of our common stock certificates will be mailed to our shareholders as soon as practicable after completion of the merger.

THE MERGER

(Proposal 1)

Description of the Merger

Our board of directors has approved and adopted a merger agreement and a merger whereby sTec will become a wholly-owned subsidiary of WDC upon completion of the merger. If the merger agreement is approved and adopted by sTec shareholders, and subject to other closing conditions as described below in the section captioned “The Merger Agreement—Conditions to the Closing of the Merger,” Merger Sub, a newly formed, wholly-owned subsidiary of WDC will be merged with and into sTec, and sTec will be the surviving company in the merger. We strongly encourage you to read carefully the merger agreement in its entirety, a copy of which is attached as Annex A to this proxy statement, because it is the legal contract that governs the merger.

If the merger is completed, you will be entitled to receive the cash merger consideration of $6.85, without interest and less applicable withholding taxes, in exchange for each share of our common stock that you own at the effective time of the merger. Please see “The Merger Agreement” for additional and more detailed information regarding the merger agreement.

After the merger is completed, you will have the right to receive the merger consideration but you will no longer have any rights as a shareholder of sTec. In the case of shares of our common stock represented by certificates, you will receive your portion of the merger consideration after exchanging your stock certificates in accordance with the instructions contained in a letter of transmittal to be sent to you promptly after completion of the merger. In the case of shares of our common stock held in book-entry form, you will receive your portion of the merger consideration as promptly as practicable following the merger without the requirement to deliver a letter of transmittal.

Our common stock is currently registered under the Exchange Act and is designated for trading on the Nasdaq Global Select Market under the symbol “STEC.” Following the merger, our common stock will be delisted from the Nasdaq Global Select Market and will no longer be publicly traded, and the registration of our common stock under the Exchange Act will be terminated.

Vote Required and sTec Board Recommendation

The affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date is required to approve and adopt the merger agreement. Proxies returned to us that are properly signed and dated but not marked to indicate voting preference will be counted as votes FOR approval and adoption of the merger agreement.

Our board of directors unanimously recommends that shareholders vote “FOR” the approval and adoption of the merger agreement.

Background of the Merger

Over the last few years, as developments in enterprise Solid State Drives (“SSDs”) created challenges to the company’s performance and prospects, management and our board of directors regularly reviewed and assessed the company’s strategy with the goal of maximizing shareholder value. As a result of these reviews, our board of directors considered a number of potential strategic alternatives, including strategic acquisitions and divestitures, investment in and creation of a parallel sales and marketing group focusing on new customers, a sale of the company and licensing opportunities for the company’s intellectual property.

In addition, from time-to-time, sTec’s board and management have received informal approaches from third parties indicating an interest in discussing a potential acquisition of the company. The company’s policy is to respond to such inquiries in a manner that our board of directors considers consistent with its fiduciary duties;

however, prior to the process described below, such approaches have been general and exploratory in nature, and no specific transaction terms were proposed. In addition, in 2011, while attending an industry event, Mr. Manouch Moshayedi, our Founder, and then Chief Executive Officer and Chairman of the Board, attended a lunch meeting with Mr. John Coyne, the then CEO of WDC. This meeting was in keeping with Mr. Moshayedi’s practice of meeting from time-to-time with other executives in the storage industry. During their lunch conversation, among other topics discussed, Mr. Coyne noted that WDC was interested in exploring potential ways of expanding in SSDs. In the months that followed, sTec’s management did not receive any further communications from WDC, and sTec’s management had no further discussions with WDC management until the following year. In the summer of 2012, Mr. Moshayedi attended a lunch meeting at the invitation of Mr. Michael Hajeck, then WDC’s Senior Vice President and General Manager, Solid State Business Unit. At the lunch meeting with Mr. Manouch Moshayedi, Mr. Hajeck inquired about the interest of Mr. Manouch Moshayedi and Mr. Mark Moshayedi, our then President, Chief Operating Officer and Chief Technical Officer, in continuing to run sTec and whether they had any plans to retire, but there was no further discussion between WDC and sTec until the communications described below.

In the fourth quarter of 2011, sTec generated a net loss, as the company continued to face a number of challenges, particularly increasing competition in its core OEM business. In response, the company began to implement a new business strategy, initially by hiring key industry veterans in late 2011 to assist with the strategy’s development and execution. Under the new business strategy, in addition to targeting OEM customers, from which historically all of sTec’s SSD sales were derived, the company began pursuing enterprise end-user customers directly. This new business strategy was an effort to increase and diversify sTec’s customer base, increase sTec’s value contribution by providing more highly integrated solutions and generate additional pull-through demand of its products by providing these solutions directly to the end customer. sTec implemented this strategy through, among other actions, investing in the expansion of its sales channels and increasing its enterprise sales and marketing force. While sTec began to see results from this new business strategy in the second half of 2012, when for the first time, one of sTec’s non-OEM customers generated over 10% of its SSD revenue, the lead time for a stable base of recurring sales from these new customers proved to be longer than anticipated, product adoption was difficult to forecast and the company’s losses continued.

In response, by the fourth quarter of 2012, our board of directors was considering a number of further strategic alternatives presented by management, including a plan to significantly reduce expenses to align our cost structure with our reduced revenues by scaling down head count and resources in a number of functional areas, including operations, research and development, and general and administrative. As it evaluated the advisability and potential long-term impacts of the cost reductions, our board of directors determined that it would be beneficial to undertake a formal review of strategic alternatives, including exploring a potential sale of sTec. In particular, our board of directors determined that it would be beneficial to perform a market check to determine if potential acquirers would present a better opportunity to maximize shareholder value, than would result from continuing to operate the company on a standalone basis under the cost reduction plan. Consequently, in mid-November, 2012, our board of directors authorized management to contact potential financial advisors to explore their interest in representing the company in its exploration of strategic alternatives, including a potential sale of the company. During this timeframe, management contacted two financial advisors about the prospect of working with the company, however, both responded that they were not in a position to advise the company at that time. Although sTec did not engage a financial advisor at that time, our board of directors made a determination to continue to review sTec’s strategic alternatives.

On November 14, 2012, an investment bank representing Company A contacted our management to request a preliminary meeting between sTec and Company A. Company A’s financial advisor followed up on the preliminary contact to provide a proposed agenda for the meeting, covering topics related to our operations and technology, and a draft non-disclosure agreement for the purpose of evaluating a possible business transaction between sTec and Company A. A meeting was scheduled between Company A and sTec, however, it was subsequently cancelled because of concerns expressed by non-management board members, which were communicated to Company A, that the management of Company A had not demonstrated any involvement in the process.

On November 29, 2012, our board of directors held a regularly scheduled in-person board meeting, at which the board of directors further discussed, among other matters, potential strategic alternatives in response to the company’s financial performance, including the potential for both acquisitions and divestitures in several areas relevant to the company’s strategy. In addition, a representative from the law firm of Gibson, Dunn & Crutcher LLP (“Gibson Dunn”), which had been engaged in October 2012 as the company’s outside corporate counsel, was present telephonically for a portion of the meeting and delivered a presentation that reviewed the company’s defensive profile and the relevant fiduciary duties of the board of directors in connection with a review of strategic alternatives. Management also reported to our board of directors on the feedback received from the two financial advisors that had declined to be engaged by sTec earlier in the month.

Around this timeframe, Balch Hill Partners, L.P. (“Balch Hill”), an activist investor in the technology sector, reported its acquisition of 6.4% of sTec’s outstanding shares. Balch Hill filed its first Schedule 13D with the SEC on November 16, 2012. Balch Hill was later joined by Potomac Capital Partners II, L.P. (“Potomac”), and Balch Hill and Potomac subsequently jointly increased their beneficial holdings to 9.8%. Then, on December 6, 2012, Balch Hill filed an amendment to its Schedule 13D, and concurrently issued a letter to our board of directors urging our board to reduce costs, focus on products with a SAS interface, and explore strategic alternatives. Balch Hill, and later Potomac, advocated a reversal of sTec’s new go-to-market strategy, at a critical period in the strategy transition. Until the time that the merger with WDC was publicly announced, Balch Hill and Potomac continued this activist campaign, which also included the nomination of three persons for election to our board of directors at our 2013 annual meeting of shareholders.

During the fourth quarter of 2012, in order to help reduce our losses and focus our business, we commenced a reduction in our workforce by 42 employees worldwide, and in January of 2013, we further reduced our workforce by 23 employees, an aggregate reduction of approximately 7% of our workforce.

Our board of directors met telephonically on February 11, 12 and 13, 2013. During the meeting on February 13, our board of directors established a special committee of the board, initially composed of Dr. Daly, and Messrs. Colpitts and Witte, and subsequently expanded to four members on March 26, 2013. The mandate of the special committee was to conduct a review of sTec’s strategic alternatives, including a possible sale of the company, as well as the alternative of continuing as a standalone company with further reductions in our workforce and other cost reduction initiatives. The board believed that it was prudent to appoint a special committee of independent directors to provide an objective analysis of all strategic alternatives available to the company. The special committee was also authorized to engage advisors, including a financial advisor. At that meeting, the board of directors also delegated to the non-management members of the board (Dr. Daly and Messrs. Bahri, Ball, Colpitts and Witte, the “independent directors”), the review and evaluation of potential responses to Balch Hill and Potomac.

On February 13, 2013, Mr. Manouch Moshayedi met with the President of Company B, a participant in the electronics industry. Company B’s President stated that the following week Company B was holding a management meeting at which Company B would be discussing its SSD opportunities, and the President intended to present sTec as a possible acquisition target to the management of Company B.

On February 14, 2013, the board of directors held a telephonic special meeting, which only the independent directors attended. Mr. Robert M. Saman, our Chief Legal Officer, General Counsel and Secretary, and a representative from Gibson Dunn also attended the meeting. The directors discussed the appointment of the special committee, and actions to be taken by the special committee in connection with reviewing the company’s strategic alternatives. The representative from Gibson Dunn reviewed the fiduciary duties of the board of directors and the special committee under California law in connection with the review of the company’s strategic alternatives. The directors also discussed potential strategic alternatives and the current challenges facing the company. The directors also discussed with Mr. Saman a number of potential financial advisors for engagement by the special committee to assist it and our board of directors with the strategic review, as well as the process for selection. The directors discussed a number of factors to be considered in any potential engagement of an investment banking firm, including a potential lack of interest of larger advisors in light of the size of sTec, the complexities arising from having activist participation in sTec’s common stock, which for many financial advisors required additional specialist advisory resources on their deal teams, and potential conflicts. The directors directed Mr. Saman, with Mr. Luis Morales, our Vice President of Corporate Development, to make preliminary inquiries of nine investment banking firms identified by the board of directors, including the two firms previously contacted and BofA Merrill Lynch, to gauge their interest in advising the board of directors in the review of strategic alternatives and in responding to the activist campaign of Balch Hill and Potomac. The directors also directed Mr. Saman to inquire as to the specific deal team that would be assigned by each financial advisor, other key proposed terms of engagement, and any potential conflicts. The directors also discussed the recent communications received by sTec’s management from Company B regarding its exploration of a potential strategic acquisition of an SSD business, and its interest in exploring whether sTec may be a potential acquisition target for Company B.

The company forwarded to the President of Company B a presentation on sTec’s technology and overall business. Approximately two weeks later, the President of Company B contacted Mr. Manouch Moshayedi to inform Mr. Moshayedi that he had shared sTec’s information with Company B’s executive management, but that Company B’s management had determined that it was not interested in acquiring sTec and believed that it could independently develop the technology it needed to compete in enterprise SSDs.

The special committee met telephonically on February 17, 2013, to discuss, among other matters, the engagement of advisors to assist our board of directors and the special committee in the review of strategic alternatives. Messrs. Morales and Saman also attended the meeting.

Over the following weeks, Messrs. Saman and Morales discussed the potential engagement with the financial advisors identified by our board of directors. From these contacts, the special committee identified three investment banking firms to interview, including BofA Merrill Lynch. These interviews occurred during the weeks of February 18 and February 25, 2013.

On March 8, 2013, the special committee met telephonically to review, among other matters, the status of the strategic review process, including selection of a financial advisor. Mr. Saman and representatives from Gibson Dunn also attended the meeting.

On March 11, 2013, sTec entered into amended and restated severance and change in control agreements with Mr. Raymond D. Cook, our Executive Vice President and Chief Financial Officer, and Mr. Saman. Each officer’s agreement was amended to provide for, among other matters, a retention bonus payable to the officer equal to the sum of eighteen-months of base salary and 150% of the 2013 target bonus if the executive remains employed by sTec from the date of the agreement until the applicable vesting date, with 50% vesting nine months after March 11, 2013 and the remaining 50% vesting eighteen months after March 11, 2013.

On March 13, 2013, Mr. Mark Moshayedi and Mr. Manouch Moshayedi met with representatives of Company C, a participant in the semiconductor industry, as part of the ongoing business relationship of sTec and Company C. At that meeting, the representatives of Company C, among other matters, expressed a potential interest in exploring an acquisition of particular assets of sTec’s business. These representatives informed Messrs. Moshayedi that Company C was considering the submission of an acquisition proposal to sTec. Mr. Mark Moshayedi reported the communication to Dr. Kevin Daly, our Chairman of the Board.

Also on March 13, 2013, three independent directors, Dr. Daly and Messrs. Ball and Colpitts, held a conference call with Mr. Saman, representatives from Gibson Dunn and representatives from MacKenzie Partners, sTec’s proxy solicitor, at which, among other matters, Dr. Daly asked Mr. Saman to report on the meeting earlier in the day between Messrs. Moshayedi and the representatives of Company C, and the independent directors discussed considerations relating to such an expression of interest.

On March 14, 2013, sTec issued its earnings release for the fourth quarter and 2012 fiscal year.

In mid-March, 2013, the head of corporate development for Company D, a participant in the storage industry, contacted our management to express the interest of Company D in exploring a potential acquisition of the company. At the direction of the special committee, members of our management met with representatives of Company D to discuss their potential interest. On March 26, 2013, sTec received a draft non-disclosure agreement from Company D.

On March 26, 2013, a regularly scheduled board meeting was held. Members of the company’s senior management also attended portions of the meeting. At the meeting, our board of directors discussed, among other matters, the company’s 2013 annual operating plan, the state of the company’s business and its strategic alternatives, including the company’s standalone financial plans, and considerations related to the potential engagement of a financial advisor. In addition, our board of directors added Mr. Bahri to the special committee. At the same meeting and upon the recommendation of the special committee, the board approved retaining BofA Merrill Lynch to act as sTec’s financial advisor in connection with the company’s general review of strategic alternatives and defensive preparedness. Representatives of BofA Merrill Lynch attended a portion of the meeting, and our board of directors discussed with the representatives of BofA Merrill Lynch a potential strategic review process. In addition, our board of directors discussed potential benefits and risks associated with approaching various potential buyers, including the risk of leaks to the market and to the company’s key employees, the company’s prior communications with potential financial buyers and the lack of interest from financial buyers in light of the company’s recent financial performance and the potential difficulties this created for financial buyers to use debt to finance a purchase of the company, and the fact that strategic buyers would likely attribute the greatest value to the company and its business, and considerations related to potential sales or divestitures of assets of one or more business lines or functional areas. In light of these and other factors, our board of directors determined that it was in the best interests of the company and its shareholders to confidentially approach strategic buyers that the board believed would be most likely to have interest in a potential acquisition of the company to explore their interest, but to also further conduct a limited confirmatory exploration of interest of financial buyers.

On March 28, 2013, sTec entered into an engagement letter with BofA Merrill Lynch to provide financial advisory services.

In addition, in early April, the company began to populate a virtual data room with certain financial and operational information.

Our management thereafter discussed with BofA Merrill Lynch a number of potential acquirers, and determined a list of persons to contact. On April 1, 2013, as directed by the special committee, BofA Merrill Lynch began contacting potential acquirers of sTec. In total, BofA Merrill Lynch had discussions with 18 prospective acquirers, 17 of which were technology companies and one of which was a financial sponsor. Of these, three prospective acquirers (WDC, Company H, a participant in the storage industry, and Company D) submitted written indications of interest for a complete purchase of sTec, six potential strategic acquirers expressed an interest in purchasing limited, select assets of sTec, and nine prospective acquirers, including the financial sponsor and Company A, indicated they were not interested in a potential transaction.

On April 3, 2013, the board of directors held a telephonic special meeting, attended only by the independent directors. Mr. Saman and representatives from Gibson Dunn also attended the meeting. The independent directors discussed, among other matters, the status of the strategic review process.

From April 1 through April 17, 2013, sTec negotiated non-disclosure agreements and scheduled management presentations with interested parties. On April 4, 2013, sTec entered into a non-disclosure agreement with Company E, a participant in the storage industry, on April 10, it entered into a non-disclosure agreement with Company D, on April 11, it entered into a non-disclosure agreement with Company F, another participant in the storage industry, and on April 17, it entered into a non-disclosure agreement with Company G, a participant in the storage industry. Also on April 17, 2013, sTec entered into an addendum to its existing non-

disclosure agreement with WDC. In total sTec executed six non-disclosure agreements related to the exploration of a potential sale of the company. Each of the non-disclosure agreements with Company E, Company F and Company H, included a term prohibiting the counterparty from asking sTec to waive the standstill provision in the agreement (such provision, often referred to as a “don’t ask, don’t waive” provision). None of the other non-disclosure agreements contained such a “don’t ask, don’t waive” provision that continued in effect after sTec entered into an acquisition agreement.

During the weeks of April 8 through April 22, 2013, sTec held management presentations with representatives of WDC, Company D, Company G and Company E. On April 15, 2013, Company C indicated that it was only interested in purchasing limited, select assets of the company, and as a result, the special committee decided not to continue discussions with Company C. In addition, on April 24, Company F declined the invitation to schedule a management presentation, indicating it was only interested in purchasing limited, select assets of sTec, and Company F had no further communications with BofA Merrill Lynch or sTec regarding a possible transaction. Shortly thereafter, Company E indicated it was also only interested in purchasing limited, select assets of sTec, and as a result the special committee decided not to continue discussions with Company E.

On April 18, 2013, members of our management held a meeting with representatives of WDC, at which our management provided a presentation on sTec, and the attendees discussed matters related to a possible transaction between the two companies.

During the weeks of April 22 and April 29, 2013, sTec provided follow-up due diligence materials to, and at the direction of the special committee, BofA Merrill Lynch held additional discussions with, WDC, Company D, and Company G.

On April 23, 2013, at the direction of the special committee, BofA Merrill Lynch sent process letters to WDC and Company D requesting non-binding indications of interest by May 3, 2013. Also on April 23, 2013, Messrs. Mark Moshayedi, Morales and Saman, a representative of BofA Merrill Lynch and representatives of Company D held a call to discuss Company D’s interest in a potential transaction and certain diligence requests. On the call, Company D provided a verbal indication of its interest to pursue a transaction at a price greater than $5.60 per share and detailed their additional diligence requirements for submitting a written indication of interest.

On April 25, 2013, a meeting of the special committee was held telephonically. Messrs. Ball and Saman and representatives from BofA Merrill Lynch and Gibson Dunn were present at the meeting. The special committee reviewed with the representatives of BofA Merrill Lynch the status of discussions with parties remaining in the process, upcoming meetings and the feedback that BofA Merrill Lynch had received to date. BofA Merrill Lynch also discussed with the special committee financial matters related to the transaction. BofA Merrill Lynch also reported on the additional diligence requests by Company D, and the directors discussed management’s confidentiality concerns relating to such requests.

Also on April 25, 2013, immediately after the special committee meeting, the board of directors held a telephonic special meeting, attended only by the independent directors. Mr. Saman and representatives from Gibson Dunn were in attendance. Among other matters, the directors discussed the strategic review process and the additional diligence requests received from Company D.

On April 26, 2013, a special board meeting was held. Members of the company’s senior management also attended portions of the meetings. At the meeting, our board of directors discussed, among other matters, the status of the strategic review process.

Also on April 26, 2013, at the direction of our chairman on behalf of the special committee, BofA Merrill Lynch sent a process letter to Company G requesting a non-binding indication of interest by May 3, 2013.

On May 1, 2013, Company H contacted representatives of BofA Merrill Lynch expressing an interest in a potential transaction with sTec. BofA Merrill Lynch reported that contact to our chairman and management, and, on May 2, 2013, at the direction of our chairman on behalf of the special committee, BofA Merrill Lynch sent a non-disclosure agreement to Company H.

On May 2, 2013, at the direction of the special committee, representatives of BofA Merrill Lynch had discussions with representatives of Company D. Company D’s representatives indicated they would need an additional week to confirm their verbal indication of interest in writing.

On May 3, 2013, WDC submitted a written indication of interest to acquire the company at a purchase price in the range of $6.60 – $7.10 per share in cash. Also on May 3, 2013, Company G indicated it would not continue in the process.

Thereafter, on May 3, 2013, at the direction of Dr. Daly, BofA Merrill Lynch provided the special committee with an update of the status of discussions with potential acquirers.

On May 6, 2013, our board of directors held a telephonic special meeting, attended only by the independent directors. The independent directors discussed, among other matters, the status of the strategic review process.

On May 8, 2013, sTec announced its results for the first quarter of fiscal year 2013.

Also on May 8, 2013, sTec entered into a non-disclosure agreement with Company H.

Also on May 8, 2013, the special committee held a telephonic meeting. Messrs. Cook, Saman and Morales and representatives from Gibson Dunn were in attendance. The special committee discussed in detail sTec’s standalone financial projections prepared by management and the further review that needed to be undertaken with management on management’s financial model. Gibson Dunn reviewed certain considerations related to the special committee’s fiduciary duties in connection with the strategic review process. Representatives of BofA Merrill Lynch joined for a portion of the meeting and reported on BofA Merrill Lynch’s interactions to date with potential acquirers and the special committee discussed with the representatives of BofA Merrill Lynch the preliminary proposal received from WDC and a number of financial matters relating to the proposal.

On May 10, 2013, sTec held a management presentation with Company H.

Also on May 10, 2013, sTec granted access to WDC to the virtual data room.

Also on May 10, 2013, Company D submitted a written non-binding indication of interest to acquire the company at a purchase price of $5.75 per share in cash, along with a draft exclusivity agreement.

On May 14, 2013, sTec granted access to Company D to the virtual data room.

On May 15, 2013, Company H submitted a written non-binding indication of interest to acquire the company at a purchase price in the range of $5.00 – $5.75 per share in cash.

Also on May 15, 2013, at the direction of our chairman on behalf of the special committee, representatives of BofA Merrill Lynch had a call with representatives of Company D in which they informed Company D’s representatives that Company D would be allowed to continue in the process with the understanding that Company D would need to meaningfully increase its proposal after being provided additional information and access to the management team.

During the weeks of May 13 and May 20, 2013, sTec, representatives of Latham & Watkins LLP (“Latham & Watkins”), litigation counsel to sTec and Mr. Manouch Moshayedi, held due diligence calls and meetings with WDC and Company D, which representatives of BofA Merrill Lynch also attended.

Also during this time period, at the direction of our chairman on behalf of the special committee, representatives of BofA Merrill Lynch contacted Company H and indicated that the price range Company H had submitted was not sufficient to move them forward in the process. The Company H representative was told that Company H could submit a revised indication of interest, which would be considered by the special committee.

On May 16, 2013, our board of directors held a special meeting. Messrs. Cook, Saman and Morales and representatives from BofA Merrill Lynch were in attendance. Our board of directors discussed with representatives of BofA Merrill Lynch the status of the process, preliminary valuation considerations and next steps in the process.

After the meeting, at the direction of the board, BofA Merrill Lynch sent final round process letters and a draft merger agreement to WDC and Company D, requesting a response by May 28, 2013.

On May 23, 2013, representatives of Company H contacted a representative of BofA Merrill Lynch and indicated that Company H remained interested in a potential acquisition of the company but that Company H was not able to increase its indicated value range.

On May 28, 2013, WDC submitted a written second-round indication of interest at a price per share of $9.15 in cash, with a mark-up of the merger agreement and drafts of ancillary agreements, including a voting agreement to be entered into by each of sTec’s officers and directors, a covenant not to sue to be entered into by Mr. Manouch Moshayedi, a technical services agreement to be entered into by Mr. Mark Moshayedi, a non-competition agreement to be entered into by each of Mr. Manouch Moshayedi and Mr. Mark Moshayedi, and a landlord’s consent to assignment to be entered into by an affiliate of Messrs. Moshayedi. The technical services agreement to be entered into by Mr. Mark Moshayedi did not contain any financial terms. This indication of interest contemplated signing definitive documentation with respect to a transaction by no later than June 3, 2013.

Also on May 28, 2013, a representative of Company D contacted representatives of BofA Merrill Lynch and indicated that Company D continued to have an interest in a potential acquisition and understood they needed to move meaningfully on value; however, the representative stated that Company D needed approximately two weeks of additional time to continue its ongoing due diligence review and to submit a written indication of interest and mark-up of the merger agreement.

On May 29, 2013, our board of directors held a telephonic special meeting. Messrs. Cook, Saman and Morales, Mr. Mike Higa, our Senior Vice President of Finance, and representatives from BofA Merrill Lynch and Gibson Dunn also attended the meeting. The board discussed the company’s updated financial model on a standalone basis. The BofA Merrill Lynch representative reported on communications with both Company D and WDC in response to sTec’s request for non-binding proposals on May 28, 2013, and on the most recent communications with Company H. BofA Merrill Lynch reported that WDC had presented an indication of interest of $9.15 per share, which the representative of WDC had described as the highest price that WDC was willing to offer and that the WDC representative had also disclosed that there were internal concerns regarding the price at WDC. BofA Merrill Lynch further reported that Company D had stated that it continued to be interested in an acquisition but that it needed approximately two weeks to continue its ongoing due diligence review and to submit a proposal. The board of directors then discussed with BofA Merrill Lynch financial aspects of WDC’s proposal. The board of directors discussed with Messrs. Moshayedi the terms of the ancillary agreements that WDC had requested be executed by Messrs. Moshayedi and their affiliates. Finally, the board of directors also discussed the legal considerations related to the process with Gibson Dunn. After discussion, our board of directors directed BofA Merrill Lynch to request a “best and final” proposal from WDC and a “best and final” written proposal from Company D by May 30, 2013. Messrs. Moshayedi were also reminded of the direction that had been discussed with them from time-to-time during the strategic review process that they should not negotiate any financial terms relating to their agreements with an acquirer, including WDC, prior to final agreement with the potential acquirer on the price to be paid to the company’s shareholders. Later that day, as directed by the board of directors, BofA Merrill Lynch requested a “best and final” proposal from WDC and a “best and final” written proposal from Company D.

On May 30, 2013, representatives of WDC verbally indicated that WDC’s indication of interest to acquire the company at a price of $9.15 per share was WDC’s best possible price, and reiterated the concern of WDC regarding the price. The WDC representative also stated that WDC continued to be focused on being in a position to announce a transaction on June 3, 2013.

Also on May 30, 2013 representatives of Company D reconfirmed they would require additional time to submit a written indication of interest, however, the Company D representatives also indicated they continued to believe they could be competitive on price if given additional time.

Also on May 30, 2013, the board of directors held a telephonic special meeting. Messrs. Cook, Saman, Higa and Morales, and representatives from BofA Merrill Lynch, Latham & Watkins and Gibson Dunn also attended the meeting. The BofA Merrill Lynch representative reported on the communications from both WDC and Company D in response to BofA Merrill Lynch’s communication on May 29, 2013 seeking the “best and final” proposals from those companies. The representative from Latham & Watkins discussed the implications of entry into the covenant not to sue that WDC had requested be executed by Mr. Manouch Moshayedi. Mr. Manouch Moshayedi indicated that his lawyers were continuing to review the proposed ancillary agreements. Our board of directors unanimously determined to move forward with WDC on their proposed terms, including endeavoring to complete diligence and negotiation of the merger agreement and ancillary agreements to be in a position to announce a transaction on June 3, 2013. The board directed that representatives of BofA Merrill Lynch communicate the board’s decision to WDC.

Later, on May 30, 2013, as directed by the board, representatives of BofA Merrill Lynch informed WDC that sTec would move forward to effect a transaction at a purchase price of $9.15 per share, subject to satisfactory negotiations of the merger agreement and ancillary agreements.

On May 31, 2013, a representative of WDC communicated to BofA Merrill Lynch that WDC was reevaluating its interest in acquiring sTec, and that WDC was not prepared to move forward with a transaction with sTec at that time. In addition, WDC discontinued their due diligence efforts with the company at that time. BofA Merrill Lynch then contacted the company’s officers and Dr. Daly to report the communication from WDC.

On May 31, 2013, our board of directors held a telephonic special meeting, attended by four independent directors, Dr. Daly and Messrs. Bahri, Ball and Colpitts. Mr. Saman and a representative from Gibson Dunn were also in attendance. Dr. Daly reported on the communications from WDC that WDC had decided to reconsider its interest in acquiring sTec and that it was not prepared to move forward with a transaction with sTec at that time. Our board of directors then discussed potential next steps. Gibson Dunn reviewed certain legal considerations related to the process.

At the request of our board of directors, representatives of BofA Merrill Lynch had a call with representatives of Company D on which they informed Company D’s representatives that timing for sTec’s process had been delayed, and that Company D had an opportunity to continue in the process. The Company D representatives indicated that they would consider this opportunity.

On June 1, 2013, sTec posted materials responsive to the diligence requests of Company D to the data room.

Over the period from June 1 to June 10, 2013, at the direction of the board, representatives of BofA Merrill Lynch had several discussions with representatives of WDC. WDC indicated that a difference of opinion had emerged internally, that WDC’s prior bidding approach to an acquisition of sTec had been rejected, and that they were reconsidering their interest in a transaction with sTec. The representatives of BofA Merrill Lynch reported these discussions to our chairman and the company’s officers.

On June 5, 2013 representatives of Company D contacted representatives of BofA Merrill Lynch and indicated that Company D would not be in a position to actively conduct due diligence for more than two weeks and was disengaging from the process. The representatives of BofA Merrill Lynch reported these discussions to our chairman and the company’s officers.

On June 10, 2013, WDC submitted a revised written indication of interest to acquire the company at a price range of $6.60 – $7.10 per share in cash. The representative from WDC also communicated to BofA Merrill Lynch that WDC had given serious consideration to not proceeding with a transaction, that WDC did not view the acquisition of sTec as essential to its SSD strategy in light of other available alternatives (including internal development efforts), and that certain business factors related to the company had also influenced WDC’s decision to lower the price from its May 30, 2013 written indication of interest at $9.15 per share in cash, as well as a change in its bidding strategy from the prior approach it had adopted. The representative from WDC also communicated that WDC was otherwise prepared to move forward on the transaction terms previously proposed on May 28, 2013.

On June 11, 2013, our board of directors held a telephonic special meeting. Messrs. Saman, Higa and Morales, and representatives from BofA Merrill Lynch and Gibson Dunn also attended the meeting. The board of directors reviewed WDC’s written indication of interest to acquire sTec at a purchase price in the range of $6.60 to $7.10 per share in cash and recent communications with WDC. The board of directors discussed with BofA Merrill Lynch the indication of interest and the related communications with WDC. Our board of directors discussed the legal considerations related to the process with Gibson Dunn. Our board of directors then discussed potential responses to WDC, and the considerations related to each. The board of directors directed BofA Merrill Lynch to communicate to WDC the board of directors’ disappointment in the latest proposal and the significant change from its prior proposal, that the board would not respond to a proposal with a range, and that if WDC desired to proceed, WDC must submit a proposal reflecting its best offer, and provide confirmation that such offer was supported by WDC’s senior management.

Later that day, as directed by the board of directors, representatives of BofA Merrill Lynch informed WDC that our board of directors would not consider a proposal with a range of value and requested that WDC submit a specific proposal reflecting its best offer and provide confirmation that such offer was supported by WDC’s senior management.

On June 14, 2013, WDC submitted a written indication of interest of $6.85 per share in cash and indicated it could be in a position to announce a transaction on June 24, 2013. In communicating the revised proposal to BofA Merrill Lynch, the WDC representative again stated that WDC was only interested in proceeding with the transaction at a purchase price of $6.85 per share, WDC’s best and final price, for the reasons previously noted, and otherwise on the transaction terms previously proposed on May 28, 2013.

On June 15, 2013, the special committee of the board of directors held a telephonic meeting. Messrs. Cook, Saman and Morales and representatives from BofA Merrill Lynch and Gibson Dunn were in attendance. BofA Merrill Lynch reported on their communications with WDC, including WDC’s indication of interest on June 14, 2013 to acquire the company at a purchase price of $6.85 per share in cash. The members of the special committee then discussed sTec’s outlook for the second and third quarters of 2013 and over the next 12 to 24 months, including the timing and impact of sTec’s proposed cost reductions on the go-forward operations of the company, and the projected impact on sTec’s cash position if sTec entered into an acquisition agreement with WDC and was contractually unable to make the proposed cost reductions. Gibson Dunn discussed certain legal considerations related to the process. The members of the special committee discussed with BofA Merrill Lynch certain financial matters relating to WDC’s proposal. The committee continued discussion of sTec’s alternative options to accepting WDC’s proposal, including the benefits and risks of such alternatives, and the potential responses to WDC’s proposal, including the possibility of making a counterproposal to WDC. The special committee determined, based on the communications from WDC, that it was unlikely that WDC would raise its price further and there was a significant risk that WDC would withdraw the indication of interest if sTec responded with a counterproposal. After further discussion, the special committee unanimously determined that they believed that it was in the best interests of sTec and its shareholders to move forward with a transaction with WDC on the terms set forth in WDC’s indication of interest received on June 14, 2013, subject to negotiating final terms of the merger agreement and ancillary agreements relating to such transaction, and voted to recommend the same to the board of directors.

Also on June 15, 2013, immediately after the special committee meeting, our board of directors held a telephonic special meeting. Messrs. Cook, Saman, Higa and Morales and representatives from BofA Merrill Lynch and Gibson Dunn were in attendance. Dr. Daly reported on the special committee’s decision. BofA Merrill Lynch reported on their recent communications with WDC, as shared with the special committee, including that WDC had communicated that $6.85 per share was its best and final price. The board of directors then discussed certain considerations relating to the company’s business. The board of directors then discussed certain legal considerations related to the process with the representatives of Gibson Dunn. The board of directors discussed with BofA Merrill Lynch certain financial matters relating to WDC’s indication of interest. The board of directors further discussed with Messrs. Mark Moshayedi and Manouch Moshayedi the terms of the ancillary agreements that they were being requested to execute. After further discussion, the board members present unanimously determined that they believed that it was in the best interests of sTec and its shareholders to move forward with a transaction with WDC on the terms set forth in WDC’s proposal received on June 14, 2013, subject to negotiating final terms of the merger agreement and ancillary agreements relating to such transaction, with a goal of announcing a transaction on June 24, 2013 and instructed BofA Merrill Lynch to communicate the board’s authorization to move forward to WDC.

On June 16, 2013, as directed by our board of directors, representatives of BofA Merrill Lynch informed WDC that our board of directors had authorized moving forward with a transaction with WDC on the terms set forth in WDC’s proposal received June 14, 2013, at a price of $6.85 per share, subject to negotiating final terms of the merger agreement and ancillary agreements relating to such transaction.

From June 16 to June 22, 2013, WDC conducted additional due diligence, including confirmatory due diligence calls. Also, on June 18, 2013, sTec and WDC entered into a “clean team agreement” to allow certain representatives of WDC access to further information in the data room.

On June 17, 2013, representatives from Paul Hastings LLP (“Paul Hastings”), counsel to Messrs. Moshayedi, and Shearman & Sterling LLP (“Shearman”), counsel to WDC, commenced negotiating the terms of the covenant not to sue, and the other agreements that Messrs. Moshayedi were being asked to execute. Negotiations of such agreements continued through June 23, 2013. The draft covenant not to sue provided by WDC required Mr. Manouch Moshayedi to relinquish all rights to indemnification under his existing arrangements with the company, but also provided that WDC would continue to pay Mr. Moshayedi’s legal fees in connection with the civil action filed against Mr. Moshayedi by the SEC on July 29, 2012 and release him from any obligation to reimburse the company for such legal fees under his indemnification agreement with sTec. Among other matters, in the negotiations that commenced on June 17, 2013, Paul Hastings negotiated for the continued right of indemnification for Mr. Moshayedi, subject to a cap of $20 million with respect to indemnification (other than for defense costs) related to the SEC’s civil action. Thereafter, Messrs. Moshayedi proposed that the company enter into letter agreements to conform their existing severance and change in control agreements to the arrangements negotiated with WDC.

On June 19, 2013, Gibson Dunn submitted to Shearman proposed revisions to the merger agreement markup received from Shearman on May 28, 2013. On June 20, 2013, Shearman circulated a revised draft of the merger agreement to Gibson Dunn, indicating that WDC was not willing to further negotiate the terms of the merger agreement. Among other matters, Gibson Dunn communicated to Shearman sTec’s desire to include in the merger agreement a general waiver of all “don’t ask don’t waive” provisions in its non-disclosure agreements with potential bidders. Shearman communicated that WDC would not agree to this waiver, and in addition, WDC would view it as improper if sTec unilaterally waived these provisions, indicating that WDC may not move forward with the transaction if sTec unilaterally waived these provisions. Gibson Dunn discussed this communication from WDC and other proposed changes to the merger agreement with Dr. Daly and Mr. Saman. Based on the history of the discussions with the potential bidders with “don’t ask don’t waive” provisions in their non-disclosure agreements that would continue in effect after sTec entered into an acquisition agreement, Dr. Daly, on behalf of the special committee, believed the possibility that any of these potential bidders would be willing and able to make a superior proposal was remote. Specifically, Company E and Company F had expressed an interest solely in purchasing certain assets of sTec, and Company H had repeatedly stated it could not increase its price above the range of $5.00 to $5.75 per share. Based upon direction from Dr. Daly in view of WDC’s indication that it was not willing to negotiate further, and may not proceed with the transaction if sTec did not agree to certain terms, Gibson Dunn focused on a limited number of issues in the merger agreement in its continued discussions with Shearman through June 23, 2013.

On June 23, 2013, the special committee held a telephonic meeting. Messrs. Cook, Saman and Morales and representatives from BofA Merrill Lynch and Gibson Dunn were in attendance. Gibson Dunn reviewed with the directors the terms and conditions of the proposed form of merger agreement. The special committee reviewed with representatives of BofA Merrill Lynch the process that had been conducted and the contacts with the potential acquirers. The special committee discussed the potential ability and interest of Company E, Company F and Company H to make a superior proposal to the $6.85 per share proposal of WDC, and the special committee determined that the possibility of such a proposal was remote and that it was in the best interests of the shareholders to continue with the WDC transaction notwithstanding the “don’t ask don’t waive” provisions in such parties’ non-disclosure agreements. BofA Merrill Lynch then reviewed its financial analysis of the merger consideration. Gibson Dunn reviewed the significant terms and conditions of the ancillary agreements to be entered into by Messrs. Moshayedi, including the covenant not to sue and the consulting agreements, and the financial terms thereof. The directors discussed the terms of the merger agreement, such ancillary agreements and the letter agreements proposed by Messrs. Moshayedi to be entered into relating to the terms and conditions of payments under their existing severance and change in control agreements. Following further discussion, the special committee unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, were in the best interests of the company’s shareholders, and approved and adopted the merger agreement, and unanimously determined to recommend to our board of directors that the board approve and adopt the merger and the merger agreement and that the board recommend that the shareholders vote in favor of the approval and adoption of the merger agreement and the merger.

Immediately thereafter, on June 23, 2013, our board of directors held a telephonic special meeting. Messrs. Cook, Saman, Higa and Morales and representatives from BofA Merrill Lynch and Gibson Dunn were in attendance. Dr. Daly reported on the special committee’s decision. The board reviewed with BofA Merrill Lynch the process that had been conducted at the board’s direction and the contacts with each of the potential acquirers. BofA Merrill Lynch then reviewed its financial analysis of the merger consideration and delivered to our board of directors an oral opinion, which was confirmed by delivery of a written opinion dated June 23, 2013, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of sTec common stock (other than sTec, WDC, Merger Sub and their respective affiliates and dissenting shareholders) was fair, from a financial point of view, to such holders. Gibson Dunn reviewed the significant terms and conditions of the merger agreement, including, but not limited to, certain operating restrictions on sTec from the signing date of the merger agreement until the closing date of the transaction, the ability of and conditions under which our board of directors could terminate the agreement to accept a superior proposal or change its recommendation of the merger, the situations in which sTec may have to pay a termination fee, the amount of such a termination fee, the situations in which WDC may have to pay a termination fee, the amount of such a termination fee and related considerations, and the conditions to closing of the transaction. Gibson Dunn reviewed with our board of directors its fiduciary duties and related terms and conditions of the merger agreement and other transaction considerations. Our board of directors discussed the potential ability and interest of Company E, Company F and Company H to make a superior proposal to the $6.85 per share proposal of WDC, and our board of directors determined that the possibility of such a proposal was remote and that it was in the best interests of the shareholders to continue with the WDC transaction notwithstanding the “don’t ask don’t waive” provisions in such parties’ non-disclosure agreements. Gibson Dunn then reviewed with our board of directors the terms of the ancillary agreements, including the voting agreements, and the shares subject to such agreements, and the ancillary agreements to be entered into by WDC with Messrs. Moshayedi, including the covenant not to sue and the consulting agreements, and the financial terms thereof. Finally, Gibson Dunn reviewed the terms of the letter agreements proposed by Messrs. Moshayedi to be entered into relating to the terms and conditions of payments under their existing severance and change in control agreements. The directors discussed the terms of the merger agreement, the ancillary agreements and the letter agreements. Following further discussion, our board of directors unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, were in the best interests of the company’s shareholders, and approved and adopted the merger agreement. Our board of directors also unanimously recommended that the company’s shareholders approve and adopt the merger agreement.

On June 23, 2013, sTec, WDC, and Merger Sub executed the merger agreement; each of our officers and directors executed their respective voting agreements with WDC; Mr. Manouch Moshayedi and WDC executed the covenant not to sue, the consulting services agreement and a non-competition agreement; Mr. Mark Moshayedi and WDC executed the technical services agreement and a non-competition agreement; sTec and Messrs. Moshayedi executed the letter agreements; and an affiliate of Messrs. Moshayedi and WDC executed a landlord’s consent to assignment.

On June 24, 2013, prior to the opening of trading on the U.S. stock exchanges, WDC and sTec announced in a joint press release the execution of the merger agreement.

sTec’s Reasons for the Merger

On June 23, 2013, our board of directors, upon the unanimous recommendation of the special committee:

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unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are in the best interests of the company and its shareholders, approved and adopted the merger agreement, in substantially the form presented to the board, approved the merger and the other transactions contemplated by the merger; and

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recommended that the shareholders of the company vote in favor of the approval and adoption of the merger agreement and the transactions contemplated thereby, subject to the right of the board to withhold, withdraw, qualify or modify its recommendation in accordance with the terms of the merger agreement.

In the course of reaching the determinations and making the recommendation described above, our board of directors consulted with its outside legal and financial advisors and with sTec’s management and considered a number of factors that it believed supported its decision, including the following (which are not listed in any relative order of importance):

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Best Alternative for Maximizing Shareholder Value. Our board of directors considered that receipt of the merger consideration of $6.85 per share in cash was more favorable to the company’s shareholders than the potential value that might result from sTec’s other strategic alternatives (including the alternative of remaining independent), particularly on a risk-adjusted basis. This decision was based on, among other things the board’s assessment of:

•	sTec’s historical operating and financial performance, its competitive position, its future prospects, and its resources at hand, including cash;

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the heightened risks and expanding challenges faced by the company in the dynamic storage industry, including increased competition, declining ASPs, and the need to adapt technologies to evolving industry specifications;

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the other strategic alternatives reasonably available to sTec, including the alternative of remaining a stand-alone public company and other strategic alternatives that might be undertaken as a stand-alone public company, in light of a number of factors, including the risks and uncertainty associated with those alternatives. None of these alternatives were deemed likely to result in value to sTec’s shareholders that would exceed, on a present-value basis, the value of the merger consideration;

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our board of directors’ belief that sTec is unlikely to achieve a sustainable trading price for its common stock in excess of the $6.85 per share merger consideration in the near to intermediate future if it remains an independent public company given the current market challenges;

•	our board of directors’ belief that, with the assistance of its financial advisor, it had negotiated the highest price per share for sTec’s common stock that WDC was willing to pay;

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the contact, either directly or through the company’s management or advisors, with 17 other potential buyers over the course of the strategic review process, none of which resulted in a higher proposal; and

•	our board of directors’ belief that the process conducted by sTec, in conjunction with its advisors, had resulted in the highest price reasonably available to sTec under the circumstances.

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Greater Certainty of Value. Our board of directors considered that the proposed merger consideration is to be paid entirely in cash, which provides sTec’s shareholders with certainty of value for their shares. The board also considered the likelihood that the closing can occur promptly, likely prior to year-end 2013.

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Attractive Value. Our board of directors considered the value of the merger consideration of $6.85 per share in cash attractive relative to recent market trading multiples and comparable transaction multiples. The merger consideration of $6.85 per share represented a 91% premium to the closing price of sTec common stock on the trading day prior to the date our board of directors approved the merger agreement.

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High Likelihood of Completion. Our board of directors considered the high degree of certainty that the closing will be achieved, particularly in view of the terms of the merger agreement and related documents and the closing conditions. In that regard, our board noted:

•	WDC’s financial capacity to complete an acquisition of this size;

•	that WDC’s obligation to complete the merger is not subject to receipt of financing or to any other financing-related condition;

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that WDC represented in the merger agreement that it has (and at the closing of the merger will have) sufficient cash to enable it to pay the merger consideration and to perform its other obligations under the merger agreement with respect to the transactions contemplated by the merger agreement;

•

that WDC committed in the merger agreement to use its reasonable best efforts to cause the merger to be completed and to avoid or eliminate each and every impediment under antitrust laws, including a commitment to take a variety of specified actions to remove such impediments (subject to limitations on WDC’s obligation to undertake any divestiture, license or other specified actions, which our board of directors judged not to materially reduce the likelihood of the transaction being completed);

•

the provision of the merger agreement that allows the end date for completing the merger to be extended to February 28, 2014, if the merger has not been completed by the initial December 31, 2013 deadline because certain required antitrust approvals have not been obtained or because of the issuance or enactment by a governmental authority of an order or law prohibiting or restraining the merger (which prohibition or restraint is in respect of an antitrust law); and

•	sTec’s ability to seek specific performance to prevent breaches of the merger agreement by WDC and to enforce specifically the terms of the merger agreement.

•

Receipt of Opinion from BofA Merrill Lynch. Our board of directors considered the opinion of BofA Merrill Lynch, dated June 23, 2013, to our board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of sTec common stock (other than sTec, WDC, Merger Sub and their respective affiliates and dissenting shareholders), as more fully described below in the section entitled “—Financial Advisor’s Opinion.”

•	Support of sTec’s Principal Shareholders. Our board of directors considered that Messrs. Moshayedi, who combined hold 13.8% of the outstanding sTec common stock, were supportive of the transaction.

•	Other Terms of the Transaction. The board of directors of sTec considered the terms and conditions of the merger agreement and related transaction documents, including:

•

the availability of statutory dissenters’ rights to all of sTec’s shareholders who desire to exercise such rights, and who comply with all required procedures of the CGCL, which allow such shareholders to dissent to the merger and demand payment of the fair value of their shares of sTec common stock;

•

the provision of the merger agreement allowing our board of directors to terminate the merger agreement in order to accept a superior proposal, subject only to customary procedural requirements and the payment of a termination fee of $9.4 million, and that such amount was considered to be reasonable; and

•	the fact that the voting agreement entered into by the directors and officers terminates upon termination of the merger agreement.

Our board of directors also considered a variety of potential risks and other potentially negative factors relating to the transaction, including the following, but concluded that the anticipated benefits of the transaction outweigh these considerations (which are not listed in any relative order of importance):

•

that sTec’s shareholders will have no ongoing equity participation in sTec or in WDC following the merger, and that such shareholders will cease to participate in the surviving company’s future earnings or growth, if any, or to benefit from increases, if any, in the value of sTec’s common stock;

•

the risk that one or more conditions to the parties’ obligations to complete the merger will not be satisfied, and the related risk that the merger may not be completed even if the merger agreement is adopted and approved by sTec’s shareholders;

•	the fact that sTec cannot implement significant cost reductions pending the merger;

•

the risks and costs to sTec if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships;

•

the requirement under the merger agreement that, unless the merger agreement is terminated by sTec in certain circumstances in order to accept a superior proposal, sTec’s obligation to hold the special meeting of shareholders to vote on the merger proposal shall not be affected by any superior proposal, change in circumstance or recommendation change;

•

that certain terms of the merger agreement prohibit sTec and its representatives from soliciting third-party bids and from accepting, approving or recommending third-party bids except in limited circumstances, which terms could reduce the likelihood that other potential acquirers would propose an alternative transaction that may be more advantageous to our shareholders;

•	the risk of incurring substantial expenses related to the merger, including in connection with any litigation that may result from the announcement or pendency of the merger;

•	the risk of sTec experiencing a material adverse change as defined in the merger agreement prior to closing that would allow WDC to terminate the agreement;

•	that the receipt of cash in exchange for shares of sTec common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes; and

•

the possibility that, in certain circumstances under the merger agreement primarily related to the existence of an alternative acquisition proposal or acceptance of a superior proposal, sTec may be required to pay a termination fee of up to $9.4 million.

In addition, our board of directors was aware of and considered the interests that sTec directors and executive officers may have with respect to the transaction that differ from, or are in addition to, their interests as shareholders of sTec generally, as described in the section entitled “The Merger—Interests of sTec’s Directors and Executive Officers in the Merger.”

The foregoing discussion of the information and factors considered by our board of directors is not intended to be exhaustive, but includes the material factors considered by our board of directors in reaching its determination and recommendation. In view of the variety of factors considered in connection with its evaluation of the merger, our board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. Our board of directors unanimously recommended the merger agreement and the merger based upon the totality of the information it considered.

sTec Board of Directors’ Recommendation

After careful consideration, our board of directors, upon the unanimous recommendation the special committee, adopted resolutions approving and adopting the merger and the merger agreement, determining that the merger agreement and the terms and conditions of the merger are in the best interests of sTec and its shareholders and resolved that the merger agreement be submitted for approval and adoption by the shareholders of sTec.

Accordingly, our board of directors recommends that all of our shareholders vote:

•	FOR the approval and adoption of the merger agreement;

•	FOR the say-on-golden-parachute proposal; and

•	FOR the adjournment proposal.

Financial Advisor’s Opinion

sTec has retained BofA Merrill Lynch to act as sTec’s financial advisor in connection with the merger. BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. sTec selected BofA Merrill Lynch to act as sTec’s financial advisor in connection with the merger on the basis of BofA Merrill Lynch’s experience in transactions similar to the merger, and its reputation in the investment community.

On June 23, 2013, at a meeting of sTec’s board of directors held to evaluate the merger, BofA Merrill Lynch delivered to sTec’s board of directors an oral opinion, which was confirmed by delivery of a written opinion dated June 23, 2013, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of sTec common stock (other than sTec, WDC, Merger Sub and their respective affiliates and dissenting shareholders) was fair, from a financial point of view, to such holders.

The full text of BofA Merrill Lynch’s written opinion to sTec’s board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. The following summary of BofA Merrill Lynch’s opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to sTec’s board of directors for the benefit and use of sTec’s board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to sTec or in which sTec might engage or as to the underlying business decision of sTec to proceed with or effect the merger. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and does not constitute a recommendation to any shareholder as to how to vote or act in connection with the proposed merger or any related matter.

In connection with rendering its opinion, BofA Merrill Lynch:

(1)	reviewed certain publicly available business and financial information relating to sTec;

(2)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of sTec furnished to or discussed with BofA Merrill Lynch by the management of sTec, including certain financial forecasts relating to sTec prepared by the management of sTec, referred to herein as sTec management forecasts;

(3)	reviewed certain publicly available financial forecasts relating to sTec, referred to herein as sTec public forecasts;

(4)	discussed the past and current business, operations, financial condition and prospects of sTec with members of senior management of sTec;

(5)	reviewed the trading history for sTec common stock and a comparison of that trading history with the trading histories of other companies BofA Merrill Lynch deemed relevant;

(6)	compared certain financial and stock market information of sTec with similar information of other companies BofA Merrill Lynch deemed relevant;

(7)	compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

(8)	considered the results of BofA Merrill Lynch’s efforts to solicit, at the direction of sTec, indications of interest and definitive proposals from third parties with respect to a possible acquisition of sTec;

(9)	reviewed a draft dated June 23, 2013 of the merger agreement, referred to herein as the draft agreement; and

(10)	performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of sTec that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the sTec management forecasts, BofA Merrill Lynch was advised by sTec, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of sTec as to the future financial performance of sTec. With respect to the sTec public forecasts, BofA Merrill Lynch was advised by sTec, and assumed, that such forecasts were a reasonable basis upon which to evaluate the future financial performance of sTec. BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of sTec, nor did it make any physical inspection of the properties or assets of sTec. BofA Merrill Lynch did not evaluate the solvency or fair value of sTec or WDC or any of their respective affiliates under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the direction of sTec, that the merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on sTec or the merger (including the contemplated benefits of the merger). With respect to any litigation in which sTec or any of its affiliates is or may be engaged, BofA Merrill Lynch assumed, with sTec’s consent and without independent verification, that neither any such litigation nor any outcome of any such litigation will affect sTec or the merger (including the contemplated benefits of the merger) or its analyses or opinion in any material respect. BofA Merrill Lynch also assumed, at the direction of sTec, that the final executed merger agreement would not differ in any material respect from the draft agreement reviewed by BofA Merrill Lynch.

BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects or implications of the merger (other than the merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger or any terms, aspects or implications of the voting agreements, the non-competition agreements, the release and covenant not to sue, the technical services and consulting services agreements (each as defined or described in the merger agreement) or any other agreement, arrangement or understanding entered into in connection or related to the merger or otherwise. BofA Merrill Lynch’s opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by the holders of sTec common stock (other than sTec, WDC, Merger Sub and their respective affiliates and dissenting shareholders) and no opinion or view was expressed with respect to any consideration received in connection with the merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to sTec or in which sTec might engage or as to the underlying business decision of sTec to proceed with or effect the merger. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the merger or any related matter. Except as described above, sTec imposed no other limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by BofA Merrill Lynch’s Americas Fairness Opinion Review Committee.

The following represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to sTec’s board of directors in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch.

sTec Financial Analyses.

Selected Publicly Traded Companies Analysis. BofA Merrill Lynch reviewed publicly available financial and stock market information for sTec and the following seven publicly traded companies that participate in the computer storage industry:

•	Fusion-io, Inc.

•	Micron Technology, Inc.

•	OCZ Technology Group, Inc.

•	SanDisk Corporation

•	Seagate Technology plc

•	SK Hynix Inc.

•	Western Digital Corporation

BofA Merrill Lynch reviewed enterprise values of the selected publicly traded companies, calculated as equity values based on closing stock prices on June 21, 2013, plus total debt, minority interest and preferred stock, less cash and cash equivalents, as a multiple of calendar year 2013 estimated revenues. The range of revenue multiples for the selected publicly traded companies was 0.17x to 2.54x and the mean and median revenue multiples for the selected publicly traded companies were 1.49x and 1.82x, respectively. BofA Merrill Lynch then applied estimated revenue multiples of 0.20x to 1.85x derived from the selected publicly traded companies to sTec’s calendar year 2013 estimated revenue, using both the sTec public forecasts (Street Case) and the sTec management forecasts (Management Case).

Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and estimated financial data of sTec were based on the sTec public forecasts and the sTec management forecasts.

This analysis indicated the following approximate implied per share equity value reference ranges for sTec, rounded to the nearest $0.25, as compared to the merger consideration:

Implied Per Share Equity Value Reference Ranges for sTec		Merger Consideration
2013E Revenue (Street Case)	2013E Revenue (Management Case)
$3.00 - $6.50	$3.25 - $8.50	$6.85

No company used in this analysis is identical or directly comparable to sTec. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which sTec was compared.

Selected Precedent Transactions Analysis. BofA Merrill Lynch reviewed, to the extent publicly available, financial information relating to the following seven selected transactions involving companies in the storage device industry since January 1, 2009:

Acquiror	Target

• PMC-Sierra, Inc.	• Integrated Device Technology, Inc. (Enterprise Flash Controller Business)

• LSI Corporation	• SandForce, Inc.

• SanDisk Corporation	• Pliant Technology, Inc.

• Seagate Technology plc	• Samsung Electronics Co., Inc. (HDD Unit)

• Western Digital Corporation	• Hitachi Global Storage Technologies

• Western Digital Corporation	• SiliconSystems, Inc.

• Toshiba Corporation	• Fujitsu Limited (Hard Drive Disk Business)

BofA Merrill Lynch reviewed transaction values, calculated as the enterprise value implied for the target company (or its business segment being sold) based on the consideration payable in the selected transaction, as a multiple of the target company’s last twelve months, or LTM, revenue (or if applicable such revenue of the business segment being sold). Based on such LTM revenue, the range of revenue multiples for the selected transactions was 0.11x to 16.35x (or 0.11x to 5.37x, excluding the multiple of 16.35x from the acquisition of Pliant Technology, Inc. by SanDisk Corporation) and the mean and median revenue multiples for the selected transactions were 1.59x and 0.71x, respectively (excluding from the calculation of the mean and median multiples the multiple for the acquisition of Pliant Technology, Inc. by SanDisk Corporation due to certain attributes of Pliant Technology, Inc. that rendered that acquisition less relevant for the analysis ). BofA Merrill Lynch then applied LTM revenue multiples of 0.70x to 2.50x derived from the selected transactions to sTec’s LTM revenue as of the end of the first quarter of 2013. Financial data of the selected transactions were based on publicly available information at the time of announcement of each relevant transaction. This analysis indicated the following approximate implied per share equity value reference ranges for sTec, rounded to the nearest $0.25, as compared to the merger consideration:

Implied Per Share Equity Value Reference Ranges for sTec	Merger Consideration
2013 LTM Revenue
$4.75 - $9.75	$6.85

No company, business or transaction used in this analysis is identical or directly comparable to sTec or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which sTec and the merger were compared.

Discounted Cash Flow Analysis. BofA Merrill Lynch performed a discounted cash flow analysis of sTec to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that sTec was forecasted to generate during sTec’s fiscal years 2013 through 2017 based on the sTec management forecasts. BofA Merrill Lynch calculated terminal values for sTec by applying terminal forward multiples of 4.0x – 6.0x to sTec’s fiscal year 2018 EBITDA based on a 20.0% long-term EBITDA margin applied to estimated 2018 revenue (with 2018 revenue growth estimated by sTec management to be 5.0%). The cash flows and terminal values were then discounted to present value as of June 30, 2013 (utilizing a mid-point discounting convention), using discount rates ranging from 14.0% to 18.0%, which were based on an estimate of sTec’s weighted average cost of capital.

This analysis indicated the following approximate implied per share equity value reference ranges for sTec, rounded to the nearest $0.25, as compared to the merger consideration:

Implied Per Share Equity Value Reference Ranges for sTec	Merger Consideration
$5.25 - $8.50	$6.85

Other Factors. In rendering its opinion, BofA Merrill Lynch also reviewed and considered for informational purposes only other factors, including:

•	historical trading prices and trading volumes of sTec common stock during the one-year period ended June 21, 2013;

•

the present value of targets for sTec’s common stock price published by eight equity analysts during the period from May 8, 2013 to May 31, 2013 and ranging from a low of $3.00 per share to a high of $4.50 per share, with a mean of $3.90 per share and a median of $4.00 per share; and

•	the results of the selected “premiums paid” analysis described immediately below.

BofA Merrill Lynch identified, to the extent publicly available, selected transactions for publicly traded companies in the technology industry, announced since January 1, 2009. BofA Merrill Lynch calculated the premium over the target company’s closing stock price one day, one month and three months prior to the announcement of each transaction, or to the extent applicable, the target company’s unaffected stock price, of the per share price paid in each selected transaction, and calculated the premium over the target company’s enterprise value one day, one month and three months prior to the announcement of the transaction, or to the extent applicable, the target company’s enterprise value based on its unaffected stock price, of the price paid in each selected transaction.

Selected Technology Equity Value Premiums	1-Day Premium to Pre- Announcement Stock Price	1-Month Premium to Pre- Announcement Stock Price	3-Month Premium to Pre- Announcement Stock Price
Mean	40.9%	44.5%	48.0%
Median	33.4%	37.1%	43.1%

Selected Technology Enterprise Value Premiums
Mean	47.7%	52.7%	59.1%
Median	38.6%	41.6%	46.1%

BofA Merrill Lynch then applied a range of calculated premiums from 30% – 50% to the price per share of $3.59 of sTec common stock as of the close of trading on the trading day immediately prior to the announcement of the merger, and applied a range of 35% – 55% of calculated premiums to the enterprise value of sTec based on the price per share of $3.59 of sTec common stock as of the close of trading on the trading day immediately prior to the announcement of the merger. This analysis indicated the following approximate per share equity value reference ranges, rounded to the nearest $0.25, for sTec, as compared to the merger consideration:

Implied Reference Ranges		Merger Consideration
Equity Value	$4.75 - $5.50	$6.85
Enterprise Value	$4.00 - $4.00

No company used in this analysis is identical or directly comparable to sTec. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which sTec was compared.

Miscellaneous. As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Merrill Lynch to sTec’s board of directors in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that its analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of sTec and WDC. The estimates of the future performance of sTec and WDC in or underlying BofA Merrill Lynch’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch’s analyses. These analyses were prepared solely as part of BofA Merrill Lynch’s analysis of the fairness, from a financial point of view, of the merger consideration and were provided to sTec’s board of directors in connection with the delivery of BofA Merrill Lynch’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch’s view of the actual values of sTec or WDC.

The type and amount of consideration payable in the merger was determined through negotiations between sTec and WDC, rather than by any financial advisor, and was approved by sTec’s board of directors. The decision to enter into the merger agreement was solely that of sTec’s board of directors. As described above, BofA Merrill Lynch’s opinion and analyses were only one of many factors considered by sTec’s board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of sTec’s board of directors or management with respect to the merger or the merger consideration.

sTec has agreed to pay BofA Merrill Lynch for its services in connection with the merger an aggregate fee of approximately $4.3 million, $250,000 of which was payable in connection with its opinion and the remainder of which is contingent upon the completion of the merger, subject to certain initial and quarterly retainer fee payments which will be credited against the portion of the fee that will be paid upon completion of the merger. sTec also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch’s engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of sTec, WDC and certain of their respective affiliates.

BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to WDC and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (a) having acted or acting as administrative agent, lead arranger and bookrunner for, and/or as a lender under, certain term loans, letters of credit and credit and leasing facilities and other credit arrangements of WDC and certain of its affiliates (including acquisition financing), (b) having acted as financial advisor to WDC in connection with an acquisition transaction, (c) having provided or providing certain derivatives, foreign exchange and other trading services to WDC and certain of its affiliates, and (d) having provided or providing certain treasury management products and services to WDC and certain of its affiliates. From January 1, 2011 through June 30, 2013, BofA Merrill Lynch and its affiliates received aggregate revenues from WDC and certain of its affiliates of approximately $45 million for corporate, commercial and investment banking services.

Certain Financial Projections

Due to the inherent unpredictability of underlying assumptions and estimates, sTec does not as a matter of course publicly disclose projections as to its future financial performance or earnings for future periods, except for limited guidance each quarter of expected revenue and EPS ranges for the ensuing quarter. However, sTec’s management provided certain internal financial projections of sTec’s operating performance to our board of directors in connection with their consideration of strategic alternatives and a possible merger with WDC. The projections were also provided to certain participants during the strategic review process.

The following projections were not prepared with a view towards public disclosure and are included in this proxy statement only because such projections were made available as follows:

•	to our board of directors in connection with its consideration of a possible merger transaction;

•	to sTec’s financial advisor;

•	to WDC in connection with its due diligence review of sTec, prior to the execution of the merger agreement; and

•	the Operating Projections (defined below) were provided to the bidders in connection with their due diligence review of sTec.

In addition, the projections were not prepared with a view towards compliance with published guidelines of the SEC regarding projections, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or United States generally accepted accounting principles (“GAAP”). Furthermore, sTec’s independent auditor has not examined, compiled or otherwise applied procedures to the projections and, accordingly, assumes no responsibility for, and expresses no opinion on, them.

In connection with our board of directors’ strategic review, sTec’s management prepared the following two alternative sets of financial projections for fiscal years 2013 to 2017:

•

Operating Projections. Projections for sTec as currently structured (the “Operating Projections”). The Operating Projections were available to all bidders that received access to the data room, and were clearly marked with a notice that such projections did not reflect sTec’s standalone plan. The Operating Projections were based on revenue expectations and costs associated with sTec’s current organization and operational structure and related product mix. sTec informed active bidders that the Operating Projections varied significantly from sTec’s projections for its standalone plan, because, should sTec continue as a standalone entity, the company planned to undertake a significant restructuring that would include a change in the mix of its products and solutions, headcount rationalization, and cost containment measures, as described in the bullets below.

The Operating Projections were provided to bidders because they included all costs and revenues associated with sTec’s current business, whether or not such revenues and costs would be expected to continue after sTec’s proposed restructuring. sTec believed the Operating Projections would be more useful for potential bidders in connection with any evaluation of an acquisition proposal, in part because they permitted bidders to apply their own assumptions regarding synergies, cost reductions and sales mix depending on their intended post-acquisition strategy for sTec’s business.

•

Cost-Reduction Projections. Projections reflecting sTec’s intended plan to take the above noted cost-reduction steps if it continued as a standalone company (the “Cost-Reduction Projections”). The Cost-Reduction Projections reflect specific cost-reduction steps that were planned to be taken and the anticipated financial effects of these cost reduction steps, including:

•

a change in the mix of its products and solutions, headcount rationalization across major functional areas, and cost containment measures that sTec expected to result in a reduced cash burn rate and aggregate annual non-GAAP research and development and general administrative cost reductions of approximately 25%;

•	partially offset in future years by an anticipated increase in non-GAAP sales and marketing costs to correspond with the projected increase in revenues.

The Cost-Reduction Projections are referred to as the “sTec management forecasts” in the section above entitled “—Financial Advisor’s Opinion,” were used by BofA Merrill Lynch at the direction of our board of directors for purposes of its financial analyses of sTec in connection with its opinion described above and were considered by our board of directors in its determination to enter into the merger agreement. The Cost-Reduction Projections were also provided to WDC and Wells Fargo Securities, LLC, WDC’s financial advisor, on June 19, 2013, after the parties had agreed upon the per share merger consideration.

The following is a summary of the financial projections for fiscal years 2013 to 2017 prepared by sTec’s management.

Operating Projections

	Consolidated Projections
	Fiscal Year ending December 31,
(Dollars in millions, except per share data)	2013E	2014E	2015E	2016E	2017E
Revenue	$159.8	$240.0	$307.2	$393.2	$503.3
Non-GAAP EBITDA *(1)(2)	$(40.9)	$(10.5)	$8.6	$32.1	$62.2
GAAP Net Income	$(85.6)	$(35.6)	$(16.0)	$5.0	$31.6
GAAP EPS	$(1.82)	$(0.75)	$(0.33)	$0.10	$0.65
Non-GAAP Net Income (2)	$(50.7)	$(18.7)	$0.3	$23.1	$51.7
Non-GAAP EPS (2)	$(1.08)	$(0.39)	$0.01	$0.48	$1.07

Cost-Reduction Projections

	Consolidated Projections
	Fiscal Year ending December 31,
(Dollars in millions, except per share data)	2013E	2014E	2015E	2016E	2017E
Revenue	$159.8	$240.0	$307.2	$393.2	$503.3
Non-GAAP EBITDA *(1)(2)	$(32.7)	$7.3	$25.3	$53.3	$93.9
GAAP Net Income	$(87.9)	$(18.1)	$1.6	$28.4	$67.2
GAAP EPS	$(1.87)	$(0.38)	$0.03	$0.59	$1.39
Non-GAAP Net Income (2)	$(44.0)	$(3.0)	$15.8	$43.4	$83.1
Non-GAAP EPS (2)	$(0.94)	$(0.06)	$0.33	$0.90	$1.72

*	Earnings before interest, taxes, depreciation and amortization.
(1)	Non-GAAP EBITDA calculation excludes Malaysia entity incentive grant income.
(2)	To supplement the financial projections prepared in accordance with GAAP, sTec presented non-GAAP financial measures (non-GAAP EBITDA, non-GAAP net income and non-GAAP earnings per share) that exclude employee stock compensation expense, employee severance, restructuring costs and SEC investigation and litigation costs. sTec excludes these items because it believes that the non-GAAP measures enhance the reader’s overall understanding of sTec’s potential financial performance and future prospects by being more reflective of sTec’s core, recurring operational activities and to be more comparable with the projected results of sTec over various periods. sTec’s management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Non-GAAP financial projections are not prepared in accordance with GAAP; therefore, the information should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Reconciliations of these non-GAAP financial measures to their corresponding GAAP measures, for both the Operating Projections and the Cost-Reduction Projections, are provided below.

Although the projections are presented with numerical specificity, the projections are forward-looking statements that reflect numerous estimates and assumptions made by sTec with respect to sTec’s business, results of operations and financial condition, customer requirements, competition, general business, economic, market, regulatory and financial conditions and other future events, all of which are difficult to predict and many of which are beyond sTec’s control. Such forward-looking statements were based on expectations of sTec’s management at the time of preparation of the projections and involve inherent risks and uncertainties, including factors that could cause actual outcomes and results to differ materially from those expressed or implied in the projections. Such factors, include, but are not limited to, those described under “Risk Factors” incorporated herein by reference from Item 1A of sTec’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as in Part II, Item 1A of sTec’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. Further, the projections cover multiple years and such information by its nature becomes less reliable with each successive quarter and year. For the foregoing reasons, the inclusion of projections in this proxy statement should not be regarded as an indication that sTec, WDC, Merger Sub or their respective affiliates or representatives considered or consider the projections to be a prediction of actual future events, and the projections should not be relied upon as such.

sTec believes that the assumptions sTec’s management used as a basis for the projections were reasonable at the time the projections were prepared, given the information available to sTec’s management at the time. The projections do not take into account any circumstances or events occurring after the date they were prepared, including the transactions contemplated by the merger agreement. Similarly, the projections do not take into account the effect of any failure of the merger to occur and thus should not be viewed as accurate in that context. The revenue projections and other assumptions upon which these projections were based are subjective in many respects and are subject to various interpretations. The projections do not give effect to the merger. None of sTec, WDC, Merger Sub or any of their respective affiliates or representatives, intends to, and, except to the extent required by applicable law, each of them expressly disclaims any obligation to, update, revise or correct the projections to reflect circumstances existing or arising after the date such projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

Readers of this proxy statement are cautioned not to place undue reliance on the summary of the financial projections set forth above.

Non-GAAP Reconciliations

The following table presents the reconciliation of Operating Projections GAAP Net Income/(Loss) to Non-GAAP Net Income/(Loss):

	Consolidated Projections
	Fiscal Year ending December 31,
(Dollars in millions)	2013E	2014E	2015E	2016E	2017E
GAAP Net Income/(Loss)	$(85.6)	$(35.6)	$(16.0)	$5.0	$31.6

Non-GAAP Adjustments and Related Tax Effect:
1. Litigation Legal Fees	$21.1	$2.0	$0.0	$0.0	$0.0
2. Stock Comp Expense	$13.8	$15.2	$16.6	$18.4	$20.4
3. Employee Severance Charges	$0.3	$0.0	$0.0	$0.0	$0.0
4. Tax Impact of Non-GAAP Adjustments	$(0.3)	$(0.3)	$(0.3)	$(0.3)	$(0.3)
Total Non-GAAP Adjustments	$34.9	$16.9	$16.3	$18.1	$20.1
Non-GAAP Net Income/(Loss)	$(50.7)	$(18.7)	$0.3	$23.1	$51.7

The following table presents the reconciliation of Operating Projections GAAP EPS to Non-GAAP EPS:

	Consolidated Projections
	Fiscal Year ending December 31,
	2013E	2014E	2015E	2016E	2017E
GAAP EPS	$(1.82)	$(0.75)	$(0.33)	$0.10	$0.65

Non-GAAP Adjustments and Related Tax Effect:
1. Litigation Legal Fees	$0.45	$0.04	$0.00	$0.00	$0.00
2. Stock Comp Expense	$0.29	$0.33	$0.35	$0.39	$0.43
3. Employee Severance Charges	$0.01	$0.00	$0.00	$0.00	$0.00
4. Tax Impact of Non-GAAP Adjustments	$(0.01)	$(0.01)	$(0.01)	$(0.01)	$(0.01)
Total Non-GAAP Adjustments	$0.74	$0.36	$0.34	$0.38	$0.42
Non-GAAP EPS	$(1.08)	$(0.39)	$0.01	$0.48	$1.07

The following table presents the reconciliation of Operating Projections GAAP EBITDA to Non-GAAP EBITDA:

	Consolidated Projections
	Fiscal Year ending December 31,
(Dollars in millions)	2013E	2014E	2015E	2016E	2017E
GAAP EBITDA	$(76.1)	$(27.7)	$(8.0)	$13.7	$41.8

Non-GAAP Adjustments:
1. Litigation Legal Fees	$21.1	$2.0	$0.0	$0.0	$0.0
2. Stock Comp Expense	$13.8	$15.2	$16.6	$18.4	$20.4
3. Employee Severance Charges	$0.3	$0.0	$0.0	$0.0	$0.0
Total Non-GAAP Adjustments	$35.2	$17.2	$16.6	$18.4	$20.4
Non-GAAP EBITDA	$(40.9)	$(10.5)	$8.6	$32.1	$62.2

The following table presents the reconciliation of Cost-Reduction Projections GAAP Net Income/(Loss) to Non-GAAP Net Income/(Loss):

	Consolidated Projections
	Fiscal Year ending December 31,
(Dollars in millions)	2013E	2014E	2015E	2016E	2017E
GAAP Net Income/(Loss)	$(87.9)	$(18.1)	$1.6	$28.4	$67.2

Non-GAAP Adjustments and Related Tax Effect:
1. Litigation Legal Fees	$21.1	$2.0	$0.0	$0.0	$0.0
2. Stock Comp Expense	$13.8	$13.4	$14.5	$15.3	$16.2
3. Employee Severance and Restructuring Charges	$9.3	$0.0	$0.0	$0.0	$0.0
4. Tax Impact of Non-GAAP Adjustments	$(0.3)	$(0.3)	$(0.3)	$(0.3)	$(0.3)
Total Non-GAAP Adjustments	$43.9	$15.1	$14.2	$15.0	$15.9
Non-GAAP Net Income/(Loss)	$(44.0)	$(3.0)	$15.8	$43.4	$83.1

The following table presents the reconciliation of Cost-Reduction Projections GAAP EPS to Non-GAAP EPS:

	Consolidated Projections
	Fiscal Year ending December 31,
	2013E	2014E	2015E	2016E	2017E
GAAP EPS	$(1.87)	$(0.38)	$0.03	$0.59	$1.39

Non-GAAP Adjustments and Related Tax Effect:
1. Litigation Legal Fees	$0.45	$0.04	$0.00	$0.00	$0.00
2. Stock Comp Expense	$0.29	$0.29	$0.31	$0.32	$0.34
3. Employee Severance and Restructuring Charges	$0.20	$0.00	$0.00	$0.00	$0.00
4. Tax Impact of Non-GAAP Adjustments	$(0.01)	$(0.01)	$(0.01)	$(0.01)	$(0.01)
Total Non-GAAP Adjustments	$0.93	$0.32	$0.30	$0.31	$0.33
Non-GAAP EPS	$(0.94)	$(0.06)	$0.33	$0.90	$1.72

The following table presents the reconciliation of Cost-Reduction Projections GAAP EBITDA to Non-GAAP EBITDA:

	Consolidated Projections
	Fiscal Year ending December 31,
(Dollars in millions)	2013E	2014E	2015E	2016E	2017E
GAAP EBITDA	$(76.9)	$(8.1)	$10.8	$38.0	$77.7

Non-GAAP Adjustments:
1. Litigation Legal Fees	$21.1	$2.0	$0.0	$0.0	$0.0
2. Stock Comp Expense	$13.8	$13.4	$14.5	$15.3	$16.2
3. Employee Severance and Restructuring Charges	$9.3	$0.0	$0.0	$0.0	$0.0
Total Non-GAAP Adjustments	$44.2	$15.4	$14.5	$15.3	$16.2
Non-GAAP EBITDA	$(32.7)	$7.3	$25.3	$53.3	$93.9

Interests of sTec’s Executive Officers and Directors in the Merger

In considering the recommendation of our board of directors with respect to the merger agreement, you should be aware that our executive officers and directors have interests in the merger that may be different from, or in addition to, the interests of sTec shareholders generally. These interests may present actual or potential conflicts of interest for our executive officers and directors, as more fully described below. Our board of directors was aware of and considered these interests in approving the merger agreement and the merger.

Merger Proceeds to Be Received by Directors and Executive Officers. Certain of our directors and executive officers hold shares of our common stock, RSUs and/or in-the-money stock options to purchase shares of our common stock. Pursuant to the merger agreement, shares of our common stock issued and outstanding immediately prior to the effective time of the merger will be exchanged for the right to receive $6.85 per share in cash, without interest, as described in this proxy statement. All vested and unvested sTec stock options outstanding immediately prior to the effective time of the merger (other than unvested sTec stock options that are out-of-money) will be assumed by WDC and converted into stock options to purchase WDC common stock. All unvested sTec stock options that are out-of-money as of the effective time of the merger will generally not be assumed and will be cancelled. sTec RSUs outstanding immediately prior to the effective time of the merger will be assumed by WDC and converted into and become rights with respect to WDC common stock. The stock options assumed by WDC and the RSUs will be converted into rights with respect to WDC common stock based on an exchange ratio (defined as $6.85 divided by the fair market value of a share of WDC common stock at the effective time of the merger). The vesting conditions of the WDC stock options and RSUs issued in exchange for sTec stock options and RSUs will remain unchanged and will not be accelerated solely on account of the merger.

However, the option grants made in 2009 to Mr. Christopher W. Colpitts and Mr. Matthew L. Witte, members of sTec’s board of directors, which grants are currently 80% vested, will become 100% vested upon the closing of the merger in accordance with the terms under which they were originally granted.

The following table sets forth as of July 18, 2013 the approximate cash proceeds that each of our executive officers and directors will receive, before payment of applicable withholding taxes, at the completion of the merger on the basis of the shares of our common stock that they hold at the effective time of the merger:

Name	Proceeds from Shares of Common Stock Held	Total Payments
Executive Officers:
Mark Moshayedi	$22,611,534.90	$22,611,534.90
Raymond D. Cook	$201,636.60	$201,636.60
Robert M. Saman	$130,102.05	$130,102.05

Former Executive Officers:
Manouch Moshayedi	$16,808,132.70	$16,808,132.70

Directors (other than Messrs. Manouch and Mark Moshayedi):
Kevin C. Daly, Ph.D.	$—	$—
Rajat Bahri	$13,700.00	$13,700.00
F. Michael Ball	$47,950.00	$47,950.00
Christopher W. Colpitts	$—	$—
Matthew L. Witte	$—	$—

The following table sets forth the anticipated value of RSUs and/or sTec stock options held by our directors and executive officers as of the closing date of the merger. These RSUs and vested or in-the money stock options will be assumed by WDC and converted as described above.

Name	Grant Date	Number of Shares Underlying In-the- Money Stock Options		Option Exercise Price	Number of Shares Underlying RSUs		Total Value as of Closing Date
Executive Officers:
Mark Moshayedi (1)	5/13/2013	335,000	(2)	$3.36			$1,169,150.00
	5/13/2013				100,000	(2)	$685,000

							$1,854,150.00

Raymond D. Cook (3)	11/14/2008	37,500	(4)	$3.52			$124,875.00
	5/13/2011				9,250	(5)	$63,362.50
	5/11/2012				52,500	(5)	$359,625.00
	5/13/2013				100,000	(2)	$685,000.00

							$1,232,862.50

Robert M. Saman (6)	7/30/2010				10,000	(7)	$68,500.00
	11/19/2010				2,750	(5)	$18,837.50
	5/13/2011				6,000	(5)	$41,100.00
	5/11/2012				33,750	(5)	$231,187.50
	5/13/2013				75,000	(2)	$513,750.00

							$873,375.00

Former Executive Officers:
Manouch Moshayedi (8)	—	0		N/A	—		$0.00

Name	Grant Date	Number of Shares Underlying In-the- Money Stock Options		Option Exercise Price	Number of Shares Underlying RSUs	Total Value as of Closing Date
Directors (other than Messrs. Manouch and Mark Moshayedi):
Kevin C. Daly, Ph.D. (9)		0		N/A		$0.00
Rajat Bahri (10)	11/17/2005	30,000	(4)	$3.77		$92,400.00
F. Michael Ball (10)	5/19/2004	50,000	(4)	$3.67		$159,000.00
Christopher W. Colpitts (11)	3/05/2009	30,000	(12)	$5.41		$43,200.00
Matthew L. Witte (11)	1/01/2009	30,000	(12)	$4.26		$77,700.00

(1)	Mr. Mark Moshayedi also holds 6,451 vested options with an exercise price of $15.50 per share; 50,000 vested options with an exercise price of $14.80 per share; 41,250 vested options with an exercise price of $7.46 per share; 11,991 vested options with an exercise price of $10.69 per share; 68,549 vested options with an exercise price of $14.09 per share; and 75,000 vested options with an exercise price of $12.08 per share. While these vested options are currently out-of-the-money, they will be assumed by WDC and converted into stock options to purchase WDC common stock; however, given that Mr. Mark Moshayedi’s employment with sTec will be terminated immediately prior to consummation of the merger, he will only have 90 days after consummation of the merger to exercise these currently out-of-the-money vested stock options.
(2)	These awards were approved by sTec’s Compensation Committee on February 25, 2013, but in accordance with sTec’s Equity Awards Policy and Insider Trading Policy, the grant dates were delayed until May 13, 2013.
(3)	Mr. Cook also holds 50,000 vested options with an exercise price of $14.09 per share; 75,000 vested options with an exercise price of $12.08 per share; and 15,000 vested options with an exercise price of $14.80 per share. While these vested options are currently out-of-the-money, they will be assumed by WDC and converted into stock options to purchase WDC common stock.
(4)	These awards are fully vested based on the completion of the required period of service.
(5)	These RSUs vest in four equal annual installments over the 4-year period measured from the grant date.
(6)	Mr. Saman also holds 10,000 vested options with an exercise price of $15.60 per share and 10,000 vested options with an exercise price of $14.80 per share. While these vested options are currently out-of-the-money, they will be assumed by WDC and converted into stock options to purchase WDC common stock.
(7)	These RSUs vest in four equal annual installments on each anniversary of July 26, 2010, Mr. Saman’s employment commencement date.
(8)	Mr. Manouch Moshayedi holds 6,451 vested options with an exercise price of $15.50 per share; 87,500 vested options with an exercise price of $14.80 per share; 86,250 vested options with an exercise price of $7.46 per share; 49,491 vested options with an exercise price of $10.69 per share; 143,549 vested options with an exercise price of $14.09 per share; and 150,000 vested options with an exercise price of $12.08 per share. While these vested options are currently out-of-the-money, they will be assumed by WDC and converted into stock options to purchase WDC common stock; however, given that Mr. Manouch Moshayedi’s employment with sTec will be terminated immediately prior to consummation of the merger, he will only have 90 days after consummation of the merger to exercise these currently out-of-the-money vested stock options.
(9)	Dr. Daly holds 22,500 vested options with an exercise price of $12.56 per share; 7,500 vested options with an exercise price of $16.42 per share; and 3,750 vested options with an exercise price of $7.02 per share. While these vested options are currently out-of-the-money, they will be assumed by WDC and converted into stock options to purchase WDC common stock; however, given that Dr. Daly’s board service will cease upon the consummation of the merger, he will only have 12 months after consummation of the merger to exercise these currently out-of-the-money vested stock options.
(10)

Messrs. Bahri and Ball each also holds 30,000 vested options with an exercise price of $12.39 per share; 30,000 vested options with an exercise price of $16.62 per share; 11,250 vested options with an exercise price of $12.08 per share; 7,500 vested options with an exercise price of $16.42 per share; and 3,750 vested options with an exercise price of $7.02 per share. While these vested options are currently out-of-the-money, they will be assumed by WDC and converted into stock options to purchase WDC common stock; however, given that the board service of Messrs. Bahri and Ball will cease upon consummation of the merger, they will only have 12 months after consummation of the merger to exercise these currently out-of-the-money vested stock options.
(11)	Messrs. Colpitts and Witte each also holds 30,000 vested options with an exercise price of $16.62 per share; 11,250 vested options with an exercise price of $12.08 per share; 7,500 vested options with an exercise price of $16.42 per share; and 3,750 vested options with an exercise price of $7.02 per share. While these vested options are currently out-of-the-money, they will be assumed by WDC and converted into stock options to purchase WDC common stock; however, given that the board service of Messrs. Colpitts and Witte will cease upon consummation of the merger, they will only have 12 months after the consummation of the merger to exercise these currently out-of-the-money vested stock options.
(12)	This award vests in five equal annual installments over the 5-year period measured from the grant date. These awards are 80% vested based on the completion of required service as of July 18, 2013 and will become 100% vested in connection with the closing in accordance with the terms of sTec’s 2000 Stock Incentive Plan and the form of stock option agreement for members of the board of directors in effect at that time.

Potential Payments to our Named Executive Officers in Connection with a Change-in-Control

Severance and Change in Control Agreements. We maintain severance and change in control agreements with each of our named executive officers, as described below (all such agreements, as amended, collectively referred to as the “severance and change in control agreements”).

•	In 2008, we entered into severance and change in control agreements with Messrs. Manouch and Mark Moshayedi and Cook.

•	In February 2010, we terminated the 2008 severance and change in control agreements and entered into new severance and change in control agreements with these named executive officers.

•	In March 2011, we amended and restated the foregoing severance and change in control agreements and also entered into a new severance and change in control agreement with Mr. Saman.

•

In November 2012, we amended the severance and change in control agreements with Messrs. Manouch and Mark Moshayedi to provide that the annual base salary for purposes of such agreements would be the greater of their respective annual base salary in effect as of November 30, 2012 or their respective current annual base salary; specifically, their voluntary offer to reduce their annual base salaries to $1.00, effective December 1, 2012, would not negatively affect any amounts that might become payable under their severance and change in control agreements.

•	In March of 2013, we further amended the severance and change in control agreements for Messrs. Cook and Saman.

On June 23, 2013, we entered into letter agreements with Messrs. Manouch and Mark Moshayedi, in connection with our entry into the merger agreement. These letter agreements provide for a change in the timing of payment of certain amounts to Messrs. Manouch and Mark Moshayedi in connection with the merger and their termination of employment without cause upon the closing of the merger. All of the amounts addressed by the letter agreements are payable pursuant to their existing severance and change in control agreements upon termination without cause in connection with a change in control. Pursuant to the letter agreements, such payments will be paid or commence to be paid immediately prior to the effective time of the merger, rather than as soon as reasonably practicable after termination. In addition, the letter agreements amended the general release that is required to be effective for each of Messrs. Manouch and Mark Moshayedi to be entitled to receive payments under the severance and change in control agreements to provide that nothing in such general release will release (a) sTec from our obligations under the severance and change in control agreements, (b) their rights as a shareholder under the merger agreement, including to receive the merger consideration thereunder, and (c) their rights (i) to indemnification under our articles of incorporation and bylaws, (ii) pursuant to the merger agreement, as amended, and (iii) under their respective indemnification agreements with sTec. With respect to Mr. Manouch Moshayedi, his letter agreement also confirms that he is not releasing rights under the release and covenant not to sue with WDC that is described below. The letter agreements will terminate in the event that the merger agreement is terminated pursuant to its terms.

The severance and change in control agreements provide for an initial four (4) year term and are subject to automatic one-year extensions unless sTec gives notice of its intent not to renew at least sixty (60) days prior to the expiration of the then-current term. Under the severance and change in control agreements, if we terminate the employment of any of these named executive officers without “cause” or if the executive terminates his employment for “good reason” within 18 months following a “change in control” (or, in the case of Messrs. Cook and Saman, within three months prior to or 18 months following a “change in control”, or earlier if such termination occurs as a result of instructions from the person or group acquiring sTec in the “change in control”), in exchange for a general release and waiver of claims against sTec, we will provide him:

•

a cash lump sum payment equal to eighteen (18) months of his then-current annual base salary, or in the case of Messrs. Moshayedi, their respective base salary in effect as of November 30, 2012, if greater;

•	continuation of group medical and group dental plan coverage for up to eighteen (18) months after the termination date at sTec’s expense;

•

a cash lump sum payment equal to 100% of his target bonus for the fiscal year in which termination occurs (or, in the case of Messrs. Cook and Saman, 150% of his target bonus), or, if a target bonus has yet to be established for the fiscal year in which the termination occurs, such payment will be based on the executive’s target bonus for the prior fiscal year;

•	accelerated vesting of all unvested and unexercised stock options and/or RSUs held by him on the termination date; and

•

solely with respect to Messrs. Manouch and Mark Moshayedi, a cash lump sum payment equal to the sum of (i) eighteen (18) months of payments under sTec’s automobile allowance/reimbursement policy and (ii) eighteen (18) months of premium payments for any term life insurance maintained, or paid for, by sTec.

In addition, under the terms of the severance and change in control agreements for Messrs. Cook and Saman, each is entitled to receive a retention bonus equal to the sum of eighteen (18) months of his respective base salary and 150% of his respective 2013 target bonus if he remains continuously employed by sTec from March 11, 2013 until the applicable time of vesting. One-half of the retention bonus will vest in December 2013 and one-half of the retention bonus will vest in September 2014, subject to continued employment through the applicable vesting date. In the event of a termination without “cause” or for “good reason” prior to the time that some or all of the retention bonus has vested, then the entire unpaid portion of the retention bonus shall be deemed vested and become payable as of the date of such termination.

The severance and change in control agreements provide the following definitions for “cause”, “good reason” and “change in control”:

•

“cause” is generally defined as (a) committing any felony or any other crime involving dishonesty; (b) failing to perform reasonably assigned lawful duties or to comply with a lawful instruction of the board of directors; (c) performing the executive’s duties to us with dishonesty, willful misconduct, or gross negligence in the performance of his duties for us; (d) substantial or material failure or refusal to perform or comply with our policies, procedures, or practices; or (e) using or disclosing confidential information or our (or our subsidiaries’) trade secrets without proper authorization.

•

“good reason” is generally defined as: (a) any material breach of the severance and change in control agreement by sTec; (b) the failure by us to assign the severance and change in control agreement to a successor to sTec, or the failure of a successor to sTec to explicitly assume and agree to be bound by the severance and change in control agreement; (c) our requiring the executive to be based at any office or location more than thirty (30) miles from our offices in Santa Ana, California, except for reasonably required travel which is not materially greater than such travel generally required of such executive prior to the date of execution of the respective severance and change in control agreement; (d) a material diminution or other substantive adverse change, not consented by the executive, in the nature or scope of the executive’s responsibilities, authorities, powers, functions or duties, including a reduction in the executive’s position or title; (e) our board of directors’ directive for the executive to engage in unlawful conduct; or (f) a material reduction in the executive’s base salary.

•

“change in control” is generally defined as: (a) any person other than a subsidiary or any employee benefit plan (or any related trust) of sTec becomes the beneficial owner of at least fifty percent (50%) or more of our common stock or of securities of sTec that are entitled to vote generally in the election of our directors representing fifty percent (50%) or more of the combined voting power of all voting securities of sTec; (b) certain changes, within a period of twelve (12) months or less, in the majority of the membership of our board of directors; or (c) approval by our shareholders of either: (i) a merger, reorganization, or consolidation with respect to which the individuals and entities who were the respective beneficial owners of our shares of voting common stock immediately before such transaction do not, after such transaction, beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, our common stock and the combined voting power of the voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership immediately before such transaction, or (ii) the sale or other disposition of all or substantially all of our assets. In addition, the events and transactions described in (a) through (c) will be considered a “change in control” only if the event or transaction is a “change of control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) with respect to the affected executive.

The severance and change in control agreements also provide that in the event any payment or benefit received by the executive officer under the severance and change in control agreements is subject to excise tax imposed by Section 4999 of the Code (which results in a corresponding loss of a tax deduction for sTec pursuant to Section 280G of the Code), the payments and benefits to which he is entitled will be reduced so that no portion will be subject to such tax, but only if, on an after-tax basis, he retains a greater amount by reducing the payments and benefits.

In addition, the executive will be entitled to receive all salary, vacation pay and other amounts required by law that are accrued but unpaid through his termination date in one lump sum payment, regardless of the reason for his termination.

See “Advisory Vote on Golden Parachutes.”

Board of Director Fees. The director fees approved by our board of directors provide for no additional compensation payments for attendance in person at any special board or committee meeting.

Indemnification of Directors and Officers. From and after the effective time of the merger, WDC will cause sTec as the surviving corporation in the merger to fulfill and honor, in all respects, our obligations under (i) all indemnification agreements that we have entered into with our current and former directors and officers and our subsidiaries in effect on the date of the merger agreement and (ii) the indemnification provisions in our bylaws in effect on the date of the merger agreement. WDC is also obligated to assume and perform rights to indemnification and to maintain no less favorable directors’ and officers’ liability insurance or to purchase “tail period” coverage for a period of seven years after the completion of the merger; provided the annual cost is not greater than 200% of our current annual premium, in which case WDC is obligated to provide as much insurance as may be purchased at such cost.

See “The Merger Agreement—Indemnification, Exculpation and Insurance.”

Voting Agreements. Concurrently with the execution and delivery of the merger agreement, all of our executive officers and directors entered into voting agreements with WDC, pursuant to which our executive officers and directors generally agreed (i) to vote all of their shares of our common stock held by them in favor of the approval of the merger agreement and the merger, and (ii) to vote against any acquisition proposal. The voting agreements also generally prohibit our executive officers and directors from transferring their shares of our common stock prior to the earlier of the termination of the merger agreement and the effective time of the merger, subject to certain exceptions. The voting agreements will terminate upon the earlier of the termination of the merger agreement and the effective time of the merger. Our executive officers and directors collectively owned 5,812,125 shares of our common stock as of July 18, 2013, which represents 12.37% of the 46,987,547 shares of our common stock outstanding as of July 18, 2013.

The preceding summary of the voting agreements is qualified in its entirety by reference to the complete text of the form of voting agreement, which is incorporated by reference in this proxy statement and attached to this proxy statement as Annex C.

Other Ancillary Agreements in Connection with the Merger.

Non-Competition and Non-Solicitation Agreements. WDC and each of Messrs. Manouch and Mark Moshayedi entered into separate non-competition and non-solicitation agreements pursuant to which Messrs. Moshayedi agreed to refrain from competing with the business of sTec for a period starting upon the closing of the merger and throughout the period ending with the greater of the end of their respective service to WDC or eighteen months following the closing date of the merger, subject to certain conditions.

Technical Services Agreement. WDC and Mr. Mark Moshayedi entered into a technical services agreement pursuant to which, after the effective time of the merger, Mr. Moshayedi will provide WDC with technical insights and assistance, insights on personnel, assistance with respect to relationships with suppliers and customers, and assistance with respect to the factory and other operations on an as needed basis, but not to exceed twenty (20) hours per week, for a period of six months. In exchange for providing these technical services for six months, Mr. Moshayedi will receive six periodic, pro-rata payments, for an aggregate total of $250,000.

Consulting Services Agreement. WDC and Mr. Manouch Moshayedi entered into a consulting services agreement pursuant to which, after the effective time of the merger, Mr. Moshayedi will provide WDC with insights on personnel, assistance with respect to relationships with suppliers and customers, and assistance with respect to the factory and other operations on an as needed basis, but not to exceed twenty (20) hours per week, for a period of three months. In exchange for providing these consulting services for three months, Mr. Moshayedi will receive three periodic, pro-rata payments, for an aggregate total of $125,000.

Release and Covenant Not to Sue. Mr. Manouch Moshayedi entered into a release and covenant not to sue in favor of WDC, effective as of the date of the merger agreement. The release and covenant not to sue provides that should Mr. Moshayedi seek indemnification from sTec in connection with that certain action currently entitled SEC v. Moshayedi, No. 12-CV-01179 JVS (MLGx) (C.D. Cal.) (the “covered action”), and Mr. Moshayedi is otherwise entitled to be indemnified, Mr. Moshayedi has released sTec, our subsidiaries, WDC and other specified persons from all claims for indemnification, except for an aggregate underlying total of up to $20 million. In exchange for such limited release, WDC has agreed to continue to pay Mr. Moshayedi’s legal fees in connection with the covered action consistent with past practice, and has released him from any obligation to reimburse sTec for such legal fees under his indemnification agreement with sTec. The release and covenant not to sue will terminate in the event the merger agreement is terminated pursuant to its terms.

Lease Agreement and Landlord Consent. Messrs. Manouch and Mark Moshayedi each have a one-third ownership interest in MDC Land Corporation and MDC Land LLC (collectively “MDC”), both of which are privately-held entities. sTec leases from MDC two facilities of approximately 24,500 and 48,600 square feet in Santa Ana, California. The monthly base rent for each facility during 2012 was approximately $21,000 and $36,000 per month, respectively. sTec expects that the aggregate amount of all periodic lease payments to MDC for both facilities will be $683,000 per year from 2013 through 2016, the last full lease year. The operating leases with MDC for these facilities expire in July 2017. In connection with the merger agreement, Mr. Mark Moshayedi, as manager of MDC Land LLC, entered into a landlord consent agreement with WDC, consenting to the assignment of the lease in the merger.

The foregoing descriptions of the non-competition and non-solicitation agreements, the technical services agreement, the consulting services agreement and the release and covenant not to sue do not purport to be complete and are qualified in their entirety by reference to the form of non-competition and non-solicitation agreement, the technical services agreement, the consulting services agreement and the release and covenant not to sue, which were attached as exhibits to sTec’s Current Report on Form 8-K, filed with the SEC on June 25, 2013, and which are incorporated by reference herein. See “Where You Can Find More Information” for information on where you can obtain copies of these agreements.

Derivative Actions. As disclosed in sTec’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, shareholder derivative actions purportedly filed on sTec’s behalf against several of our senior officers and directors are pending in the Superior Court of California for Orange County and the United States District Court for the Central District of California. The derivative actions have been stayed by the respective courts. The plaintiffs in the derivative actions have stated in recent court filings that they intend to seek leave to amend their complaints to include claims related to the merger. See “The Merger—Litigation Related to the Merger” at page 60. Upon consummation of the merger, the plaintiffs asserting these derivative claims may lose standing because they will no longer be shareholders of sTec. However, consummation of the merger would not affect sTec’s right to assert any claims we may possess if sTec chooses to do so.

Regulatory Matters

HSR Act. The merger is subject to the requirements of the HSR Act, which prevents WDC and sTec from completing the merger until required information and materials are furnished to the DOJ and the FTC and the HSR Act waiting period is terminated or expires. On July 1, 2013, WDC and sTec filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC. Consequently, the required waiting period is scheduled to expire on July 31, 2013, unless earlier terminated or the FTC or DOJ extends that period by issuing a request to the parties for additional information.

Taiwan. The merger is also subject to comparable notifications and review under the antitrust laws of Taiwan. On July 3, 2013, WDC and sTec filed the requisite notification with the Taiwan FTC. WDC and sTec expect the waiting period to expire in mid-August of 2013. Taiwan requires that the Taiwan FTC complete its review before the parties may complete the merger, and sTec and WDC intend to observe the applicable waiting period prior to completing the merger.

There can be no assurance that sTec and WDC will be able to obtain the required regulatory approval.

See “The Merger Agreement—Termination Fees and Expenses” and “The Merger Agreement—Conditions to the Closing of the Merger.”

Dissenters’ Rights

The discussion of the provisions set forth below is not a complete summary regarding your dissenting shareholder rights under California law and is qualified in its entirety by reference to the full text of Chapter 13 of the CGCL, which is attached to this proxy statement as Annex D and incorporated herein by reference. Shareholders intending to exercise their dissenting shareholder rights to have sTec purchase, at the fair market value, the shares of our common stock held by them should carefully review Annex D. Failure to follow precisely any of the statutory procedures set forth in Annex D may result in a termination or waiver of these rights. sTec shareholders who are considering asserting and exercising dissenting shareholder rights should consult their legal advisors.

If the merger is completed, any holder of shares of our common stock as of the record date may, by complying with the provisions of Chapter 13 of the CGCL, require sTec to purchase such holder’s shares of our common stock at the fair market value in lieu of receiving the merger consideration for their shares. The fair market value will be determined as of the day of, and immediately prior to, the first public announcement of the terms of the proposed merger (which occurred on the morning of June 24, 2013), excluding any appreciation or depreciation in consequence of the proposed merger. If a sTec shareholder has a beneficial interest in shares of our common stock that are held of record in the name of another person, such as a trustee or nominee, and such shareholder desires to perfect any dissenting shareholder rights such beneficial shareholder may have, such beneficial shareholder must act promptly to cause the holder of record to timely and properly follow all the steps summarized below. Dissenting shareholders rights cannot be validly exercised by persons other than shareholders of record regardless of the beneficial ownership of the shares.

Summary of California Dissenters’ Rights. Exercise of your rights as a dissenting shareholder under California law requires strict compliance with the procedures set forth in Chapter 13 of the CGCL. Failure to follow any of these procedures may result in a termination or waiver of dissenting shareholder rights under California law. The applicable provisions of California law are summarized below. sTec shareholders who choose to exercise dissenting shareholder rights under California law must fully comply with the requirements of Chapter 13 of the CGCL.

Under the CGCL, a sTec shareholder may be entitled to dissenting shareholder rights with respect to the shares of our common stock held by such shareholder if:

•	such shares were outstanding on [ ], 2013, the record date of the special meeting;

•	such shares were voted “AGAINST” the merger agreement and the merger; and

•

sTec or its transfer agent has received by no later than the date of the special meeting a written demand from such shareholder that sTec purchase such shares at their fair market value (as described below).

If you desire to exercise dissenting shareholder rights and receive the fair market value of your shares of our common stock in cash instead of the merger consideration, your shares must be voted “AGAINST” the proposal to approve the merger agreement and the principal terms of the merger. It will not be sufficient to abstain from voting or for your shares to be subject to a broker non-vote. If you return a signed proxy without indicating your voting preference or with instructions to vote “FOR” the proposal to approve the merger agreement and the principal terms of the merger, your shares of our common stock will be voted in favor of the merger agreement and the principal terms of the merger and you will lose any dissenting shareholder rights. In addition, a vote against the proposal to approve the merger agreement and the principal terms of the merger will not, in and of itself, constitute a written demand for dissenting shareholder rights within the meaning of Chapter 13 of the CGCL.

Within ten days after approval of the merger agreement and the principal terms of the merger by sTec’s shareholders at the special meeting, each shareholder who is entitled to dissenting shareholder rights will receive a notice of such approval and a statement of the price determined by sTec to represent the fair market value of the shares on June 24, 2013, as of immediately prior to the first public announcement of the merger. The notice will also describe the rights to which such shareholders are entitled and shall be accompanied by a copy of Sections 1300, 1301, 1302, 1303 and 1304 of Chapter 13 of the CGCL.

By no later than the date of the special meeting, sTec or its transfer agent must have received from any dissenting shareholder a written demand that sTec purchase such shareholder’s dissenting shares. Dissenting shareholders should send a demand to sTec’s Corporate Secretary at sTec, Inc., 3001 Daimler Street, Santa Ana, California, 92705-5812. The demand must set forth the number and class of shares that such shareholder desires to be repurchased, include a statement as to what such shareholder claims to be the fair market value of such shares as the day of, and immediately prior to, the first public announcement of the proposed merger. The statement of fair market value in such demand by the dissenting shareholder constitutes an offer by the dissenting shareholder to sell the dissenting shares at such price. Such shareholder must also, within 30 days after the date on which notice of the approval of the merger agreement and the principal terms of the merger by sTec’s shareholders is mailed to the shareholders of dissenting shares, submit to sTec or its transfer agent, if the shares are certificated, any certificates representing any dissenting shares that the dissenting shareholder demands sTec purchase, so that such dissenting shares may either be stamped or endorsed with the statement that the shares are dissenting shares or exchanged for certificates of appropriate denomination so stamped or endorsed, or, if the shares are uncertificated, written notice of the number of dissenting shares that the dissenting shareholder demands that sTec purchase. You should submit the certificates representing your dissenting shares to:

sTec, Inc.

Attention: Corporate Secretary

3001 Daimler Street

Santa Ana, California 92705-5812

If the shareholder and sTec agree upon the fair market value and the shares held by such sTec shareholder qualify as dissenting shares, such sTec shareholder will be entitled to the agreed upon price plus the legal rate of interest on judgments from the date of such agreement. If the sTec shareholder and sTec are unable to agree upon the fair market value of the shares or whether the shares qualify as dissenting shares, the shareholder may file a complaint in California Superior Court seeking a determination by the court of the fair market value of the shares and/or whether the shares qualify as dissenting shares. The complaint must be filed within six months of the date on which the notice of the approval of the merger agreement and the principal terms of the merger was mailed to sTec shareholders.

After determining which shareholders are entitled to dissenting shareholder rights, the court will evaluate the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The court will then direct payment of the fair value of the shares, together with interest, if any, to the dissenting shareholders. Any cash dividends declared and paid upon the dissenting shares after the date of approval of the merger agreement and the principal terms of the merger by sTec shareholders shall be credited against the total amount to be paid to the dissenting shareholders. The costs of proceedings may be determined by the court and shared by the parties as the court deems fit. Subject to the provisions of Chapter 13 of the CGCL, sTec shareholders who have exercised their dissenting shareholder rights will not have the right at law or in equity to attack the validity of the merger or to have the merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the merger had been legally voted in favor of the merger. In addition, if any sTec shareholder initiates any action to attack the validity of the merger or to have it set aside or rescinded, the shareholder thereafter shall have no right to demand payment for his or her shares as a holder of dissenting shares.

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will no longer be traded on the Nasdaq Global Select Market and will be deregistered under the Exchange Act.

Certain United States Federal Income Tax Consequences of the Merger

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS PROXY STATEMENT IS NOT INTENDED TO BE RELIED UPON, AND CANNOT BE RELIED UPON, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN IN CONNECTION WITH THE SOLICITATION OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

General. The following discussion summarizes the material U.S. federal income tax consequences of the merger that are generally applicable to U.S. holders of common stock upon an exchange of their shares of our common stock for cash in the merger. This summary is based upon current provisions of the Code, existing treasury regulations and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could materially alter the tax consequences expressed in this proxy statement.

This discussion only applies to U.S. holders of our common stock who own such stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this section does not discuss all of the U.S. federal income tax considerations that may be relevant to a particular shareholder in light of his or her individual circumstances or to shareholders subject to special treatment under the federal income tax laws, including, without limitation:

•

brokers or dealers in securities or foreign currencies, traders that mark to market, insurance companies, financial institutions, mutual funds, real estate investment trusts, personal holding companies, regulated investment companies, tax-exempt organizations, expatriates, or holders whose “functional currency” is not the U.S. dollar;

•	shareholders who are subject to the alternative minimum tax provisions of the Code;

•	shareholders who are foreign persons (non-U.S. holders), including those who are not citizens or residents of the U.S.;

•	shareholders treated as partnerships for U.S. federal income tax purposes;

•	shareholders who acquired their sTec common stock in connection with stock option or stock purchase plans or in other compensatory transactions;

•

shareholders who hold their sTec common stock as part of an integrated investment, including a straddle, hedge, or other risk reduction strategy, or as part of a conversion transaction or constructive sale;

•	shareholders who may have acquired our common stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code; or

•	shareholders whose sTec common stock is “qualified small business stock” for purposes of Section 1202 of the Code or “small business stock” for purposes of Section 1244 of the Code.

This summary does not address the tax consequences of the merger under state, local and foreign laws or under U.S. federal tax law other than income tax law. In addition, the following discussion does not address the tax consequences of transactions effectuated before, after, or at the same time as the merger, whether or not they are in connection with the merger, including, without limitation, the rollover or cancellation of options, RSUs, warrants or similar rights to purchase stock.

No ruling has been requested from the Internal Revenue Service (“IRS”) in connection with the merger or related transactions. Accordingly, the discussion below neither binds the IRS nor precludes it from adopting a contrary position. Furthermore, no opinion of counsel has been or will be rendered with respect to the tax consequences of the merger or related transactions.

As used in this proxy statement, a “U.S. holder” means a holder of our common stock who is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the law of the United States, any state thereof, or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

•	a trust whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of its partners generally will depend on a partner’s status and the activities of the partnership. Partnerships and their partners should consult their tax advisors regarding the tax consequences to them of the merger.

Consequences of the Merger to Our Shareholders. The receipt of cash by a U.S. holder in exchange for our common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder will recognize capital gain or loss equal to the difference between the amount of cash received (determined before reduction for any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in our common stock exchanged in the merger. Gain or loss will be calculated separately for each block of shares, with each block of shares consisting of shares acquired at the same cost in a single transaction. Such gain or loss will be long-term capital gain or loss if the U.S. holder held our common stock for more than one year as of the effective time of the merger. Certain limitations apply to the deductibility of capital losses by U.S. holders. Gain may also be subject to a 3.8% tax applicable to a shareholder’s “net investment income” under Section 1411 of the Code.

Backup Withholding. A U.S. holder may be subject to federal income tax backup withholding at the rate of 28% with respect to a payment of cash in the merger unless the U.S. holder:

•	is an entity that is exempt from backup withholding and, when required, demonstrates this fact; or

•

provides a correct taxpayer identification number and certifies, under penalties of perjury, that the U.S. holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Rather, the tax liability of U.S. holders subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the IRS. Each U.S. holder should consult its own tax advisors as to the qualification for an exemption from backup withholding and the procedures for obtaining such exception.

Shareholders other than U.S. holders may be required to establish a basis for exemption from backup withholding on an appropriate Form W-8 (including a Form W-8BEN, W-8ECI, W-8EXP and W-8IMY), as applicable. If withholding is made and results in an overpayment of taxes by a non-U.S. holder, a refund may be obtained, provided that the required information is furnished to the IRS.

The U.S. federal income tax consequences summarized above are not intended to constitute a complete description of all tax consequences relating to the merger. We strongly urge you to consult your own tax advisor as to the specific tax consequences to you of the merger, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws, in view of your particular circumstances.

Litigation Related to the Merger

On June 26, 2013, a putative class action lawsuit was filed by Vijaya Pilly, on behalf of himself and all similarly situated sTec shareholders, in the Superior Court of the State of California, County of Orange, Case No. 30-2013-00659340-CU-SL-CXC, against sTec, members of our board of directors, WDC and Merger Sub challenging the proposed merger. The lawsuit asserts claims for breach of fiduciary duty against the members of our board of directors and aiding and abetting breach of fiduciary duty against WDC and Merger Sub. The lawsuit seeks class certification, to enjoin the defendants from proceeding with the proposed merger, rescission of the proposed merger if it is consummated, damages, costs and attorneys’ and expert fees, and any other relief the court may deem proper.

On June 27, 2013, a putative class action lawsuit was filed by Karl F. Poehlmann, on behalf of himself and all similarly situated sTec shareholders, in the Superior Court of the State of California, County of Orange, Case No. 30-2013-00659742-CU-SL-CXC, against sTec, members of our board of directors, WDC and Merger Sub challenging the proposed merger. The lawsuit asserts claims for breach of fiduciary duty against the members of our board of directors and aiding and abetting breach of fiduciary duty against WDC and Merger Sub. The lawsuit seeks class certification, to enjoin the defendants from proceeding with the proposed merger, rescission of the proposed merger if it is consummated, damages, costs and attorneys’ and expert fees, and any other relief the court may deem proper.

On June 27, 2013, a putative class action lawsuit was filed by Tyler Mathewson, on behalf of himself and all similarly situated sTec shareholders, in the Superior Court of the State of California, County of Orange, Case No. 30-2013-00659718-CU-SL-CXC, against sTec, members of our board of directors, WDC and Merger Sub challenging the proposed merger. The lawsuit asserts claims for breach of fiduciary duty against the members of our board of directors and aiding and abetting breach of fiduciary duty against WDC and Merger Sub. The lawsuit seeks class certification, to enjoin the defendants from proceeding with the proposed merger, rescission of the proposed merger if it is consummated, damages, costs and attorneys’ and expert fees, and any other relief the court may deem proper.

On July 1, 2013, a putative class action lawsuit was filed by Beverly Wilkinson, on behalf of herself and all similarly situated sTec shareholders, in the Superior Court of the State of California, County of Orange, Case No. 30-2013-00660427-CU-SL-CXC, against sTec, members of our board of directors, WDC and Merger Sub challenging the proposed merger. The lawsuit asserts claims for breach of fiduciary duty against the members of our board of directors and aiding and abetting breach of fiduciary duty against WDC and Merger Sub. The lawsuit seeks class certification, to enjoin the defendants from proceeding with the proposed merger, rescission of the proposed merger if it is consummated, damages, costs and attorneys’ and expert fees, and any other relief the court may deem proper.

On July 2, 2013, a putative class action lawsuit was filed by Faithette Foreman-Sommers, on behalf of herself and all similarly situated sTec shareholders, in the Superior Court of the State of California, County of Orange, Case No. 30-2013-00660506-CU-SL-CXC, against sTec, members of our board of directors, WDC and Merger Sub challenging the proposed merger. The lawsuit asserts claims for breach of fiduciary duty against the members of our board of directors and aiding and abetting breach of fiduciary duty against WDC and Merger Sub. The lawsuit seeks class certification, to enjoin the defendants from proceeding with the proposed merger, rescission of the proposed merger if it is consummated, damages, costs and attorneys’ and expert fees, and any other relief the court may deem proper.

On July 3, 2013, a putative class action lawsuit was filed by Anthony Palmero, on behalf of himself and all similarly situated sTec shareholders, in the Superior Court of the State of California, County of Orange, Case No. 30-2013-00662459-CU-SL-CXC, against sTec, members of our board of directors, WDC and Merger Sub challenging the proposed merger. The lawsuit asserts claims for breach of fiduciary duty against the members of our board of directors and aiding and abetting breach of fiduciary duty against sTec, WDC and Merger Sub. The lawsuit seeks class certification, to enjoin the defendants from proceeding with the proposed merger, rescission of the proposed merger if it is consummated, damages, costs and attorneys’ and expert fees, and any other relief the court may deem proper.

On July 11, 2013, a putative class action lawsuit was filed by Robert Walpole, on behalf of himself and all similarly situated sTec shareholders in the Superior Court of the State of California, County of Orange, Case No. 30-2013-00662447-CU-SL-CXC, against sTec, members of our board of directors, WDC and Merger Sub challenging the proposed merger. The lawsuit asserts claims for breach of fiduciary duty against the members of our board of directors and aiding and abetting breach of fiduciary duty against sTec, WDC and Merger Sub. The lawsuit seeks class certification, to enjoin the defendants from proceeding with the proposed merger, rescission of the proposed merger if it is consummated, damages, costs and attorneys’ and expert fees, and any other relief the court may deem proper. sTec, its directors, WDC and Merger Sub believe the allegations are without merit.

As disclosed in sTec’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, shareholder derivative actions purportedly filed on sTec’s behalf against several of our senior officers and directors are pending in the Superior Court of California for Orange County and the United States District Court for the Central District of California. The derivative actions have been stayed by the respective courts. Since the announcement of the merger, the plaintiffs in the derivative actions have stated in recent court filings that they intend to seek leave to amend their complaints to include claims related to the merger or are considering doing so. One of the plaintiffs asserting derivative claims in the consolidated federal court derivative action, who has also asserted individual claims against our senior officers and directors in his current complaint, stated in a court filing that he intends to seek leave of court to amend his complaint to allege that the terms of the merger for sTec shareholders were negatively impacted by the allegedly wrongful conduct alleged in his current complaint. sTec will oppose any attempts by the plaintiffs in these actions to amend their current complaints to assert new and entirely unrelated claims based on the merger.

THE MERGER AGREEMENT

The following summary of the material terms of the merger agreement is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated by reference in this proxy statement and attached to this proxy statement as Annex A. The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide you with any other factual information about sTec, WDC or Merger Sub. Such information can be found elsewhere in this proxy statement and in other public filings made by sTec and WDC with the SEC, which are available without charge at www.sec.gov or as more fully described in the section titled “Where You Can Find Additional Information.” Our shareholders are urged to read the full text of the merger agreement in its entirety.

The Merger. Under the terms of the merger agreement and subject to the satisfaction, or to the extent permitted by applicable law and the merger agreement, waiver of the conditions set forth in the merger agreement and in accordance with the CGCL, at the time the merger becomes effective, Merger Sub, an indirect wholly owned subsidiary of WDC, will merge with and into sTec. Following completion of the merger, sTec will be a wholly owned subsidiary of WDC.

Closing and Effective Time. The completion of the merger will occur within two business days following the satisfaction or, to the extent permitted by applicable law, waiver of all of the closing conditions contained in the merger agreement (other than those conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions) or at such other time as the parties may agree in writing. The merger will become effective at such time as the agreement of merger is duly filed with the California Secretary of State or at such other date or time as permitted by the CGCL as sTec and WDC agree to in writing and specify in the agreement of merger.

Merger Consideration. At the effective time of the merger, each share of sTec common stock issued and outstanding immediately prior to the effective time of the merger (other than shares (i) owned, directly or indirectly, by WDC or Merger Sub, (ii) held in the treasury of sTec, or (iii) held by any holder who has not voted in favor of the merger and who has properly demanded that sTec purchase such shares in accordance with Chapter 13 of the CGCL) will be automatically canceled and converted into the right to receive $6.85 in cash, without interest, and subject to deduction for any required withholding taxes.

Treatment of Equity Awards. Pursuant to the merger agreement, except as described below, all vested and unvested stock options of sTec that are outstanding immediately prior to the effective time of the merger will be converted into and become a stock option with respect to common stock of WDC, and WDC will assume each sTec stock option in accordance with the terms of sTec’s stock plans and/or stock option agreement by which it is evidenced, except that from and after the effective time of the merger, (i) WDC and its compensation committee will be substituted for sTec and the compensation committee of sTec’s board of directors, (ii) each sTec stock option assumed by WDC may be exercised solely for shares of WDC common stock (or cash, if so provided under the terms of such sTec stock option), (iii) the number of shares of WDC common stock subject to such sTec stock option will be equal to the number of shares of sTec common stock subject to such sTec stock option immediately prior to the effective time of the merger multiplied by the exchange ratio (defined as $6.85 divided by the fair market value of a share of WDC common stock at the effective time of the merger), rounded down to the nearest whole share, and (iv) the per share exercise price under each sTec stock option shall be adjusted by dividing the per share exercise price under each such sTec stock option by the exchange ratio and rounding up to the nearest cent. All sTec stock options that are unvested, unexercised and outstanding immediately prior to the effective time of the merger, and which have an exercise price greater than the merger consideration, will not be assumed by WDC and will automatically terminate as of the effective time of the merger if not exercised prior to or as of the effective time of the merger.

Awards of sTec RSUs that are outstanding immediately prior to the effective time of the merger will be converted into and become rights with respect to WDC common stock, and WDC will assume the sTec RSUs in accordance with the terms of sTec’s stock plans and/or restricted stock unit agreement by which each sTec RSU is evidenced, except that from and after the effective time of the merger, (i) WDC and its compensation committee will be substituted for sTec and the compensation committee of sTec’s board of directors, (ii) the sTec RSUs assumed by WDC will represent the right to receive shares of WDC common stock (or cash, if so provided under the terms of such sTec RSU) upon settlement of such sTec RSU promptly after vesting (except to the extent the terms of the applicable restricted stock unit provide for deferred settlement, in which case settlement will be in accordance with the specified terms) and (iii) the number of shares of WDC common stock subject to each award of sTec RSUs will be equal to the number of shares of sTec common stock subject to such award immediately prior to the effective time of the merger agreement multiplied by the exchange ratio, rounded down to the nearest whole shares, and in any event WDC will convert any remaining fractional share into the right to receive cash based on the terms of the merger agreement (except that in no event will any vesting restrictions applicable to a sTec RSU be accelerated unless so provided under the terms of such sTec RSU).

Exchange and Payment. Promptly after the effective time on the closing date of the merger, WDC will deposit, or cause to be deposited, with sTec’s transfer agent, which will act as paying agent for purposes of the merger agreement, cash in an amount sufficient to make all payments of the merger consideration pursuant to the merger agreement. As promptly as practicable after the effective time of the merger and in any event not later than the third business day thereafter, WDC and the surviving corporation will cause the paying agent to mail to each holder of record of our common stock that was outstanding immediately prior to the effective time of the merger (i) a letter of transmittal, which will specify that delivery will be effected, and risk of loss and title to the certificates representing outstanding shares or book entry shares will pass only upon proper delivery of the certificates to the paying agent or, in the case of book entry shares, upon adherence to the customary procedures set forth in the letter of transmittal, and (ii) instructions for effecting the surrender of certificates or book entry shares in exchange for the merger consideration. Upon surrender of a certificate or book entry share to the paying agent, together with a duly completed and validly executed letter of transmittal, and such other documents as the paying agent may reasonably require, the holder of such certificate or book entry share will be entitled to receive in exchange therefor the merger consideration for each share formerly represented by such certificate or book entry share. No interest will be paid or will accrue on any merger consideration payable upon surrender of any certificate or book entry share.

Representations and Warranties. The merger agreement contains representations and warranties of sTec and WDC customary for agreements of this nature with regard to their respective businesses, financial condition and other facts pertinent to the merger. The representations made by us relate to the following:

•	our organization, standing and power;

•	our capital structure;

•	our authorization, execution, delivery and performance and the enforceability of the merger agreement;

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the absence of conflicts with our governing documents, required consents, approvals, authorizations and permits of governmental, regulatory or administrative authorities, agencies, bodies or commissions, relating to the merger agreement and related matters;

•	our subsidiaries;

•	our SEC reports, the accuracy of our financial statements and our disclosure controls and procedures and internal control over financial reporting;

•	the absence of certain liabilities;

•	the accuracy of the information included in this proxy statement;

•	the absence of changes or certain events involving sTec since December 31, 2012, including any occurrence of a “company material adverse effect”;

•	the absence of certain litigation involving us;

•	our compliance with laws;

•	our employee benefit plans, matters relating to the Employee Retirement Income Security Act and other matters concerning employee benefits;

•	labor matters;

•	environmental matters;

•	our filing of tax returns, payment of taxes and other tax matters;

•	our material contracts;

•	our insurance policies;

•	our ownership of and leases for real property;

•	our intellectual property;

•	the disclosure of related party transactions;

•	the absence of brokers or financial advisors other than BofA Merrill Lynch; and

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the receipt by our board of directors of an opinion from BofA Merrill Lynch as to the fairness of the merger consideration, from a financial point of view, to holders of our common stock (other than sTec, WDC, Merger Sub and their respective affiliates and dissenting shareholders).

In the merger agreement, WDC and Merger Sub made representations and warranties to us relating to the following:

•	their respective corporate organization, standing and powers;

•	their respective authorization, execution, delivery and performance and the enforceability of the merger agreement;

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the absence of conflicts with their governing documents, required consents, approvals, authorizations and permits of governmental, regulatory or administrative authorities, agencies, bodies or commissions relating to the merger agreement and related matters;

•	the accuracy of the information that they have supplied to us for inclusion in this proxy statement;

•	the absence of pending or threatened litigation involving them that could prevent or affect the completion of the merger;

•	the ownership and operations of Merger Sub;

•	WDC or Merger Sub’s possession of sufficient funds to satisfy its payment obligations under the merger agreement;

•	the absence of any required votes or approvals by the holders of common stock of WDC;

•	the absence of ownership by WDC or Merger Sub of any of our common stock;

•	the absence of brokers or financial advisors other than Wells Fargo Securities, LLC; and

•	acknowledgement by WDC and Merger Sub as to their access to certain information about sTec and disclaimer of representations and warranties except as set forth in the merger agreement.

The representations and warranties summarized above have been included to provide investors with information regarding their terms. The above summary is not intended to provide any other factual information about sTec, WDC or Merger Sub. The representations, warranties and covenants contained in the merger agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of sTec, WDC or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in sTec’s or WDC’s public disclosures.

Definition of Company Material Adverse Effect. A number of the representations and warranties made by us in the merger agreement and certain conditions to WDC’s performance of its obligations under the merger agreement are qualified by reference to “company material adverse effect.”

The merger agreement provides that a “company material adverse effect” means any event, change, occurrence or effect that would have (i) a material adverse effect on the business, financial condition or results of the operations of sTec and its subsidiaries, taken as a whole or (ii) a material adverse effect on the ability of sTec to timely consummate the transactions contemplated thereby. However, for subclause (i) of the definition of “company material adverse effect,” none of the following events, changes, occurrences or effects will be deemed in themselves, either alone or in combination, to constitute, and none of the following will be taken into account in determining whether there has been or will be, a “company material adverse effect”:

(a)	changes in general economic, financial market, business or geopolitical conditions, including any changes in interest or exchange rates;

(b)	general changes or developments in any of the industries in which sTec or its subsidiaries operate;

(c)	natural disasters or other acts of God;

(d)	any actions required under the merger agreement to obtain any approval or authorization under applicable regulatory laws for the consummation of the merger or any of the other transactions contemplated by the merger agreement;

(e)	changes after the date of the merger agreement in any applicable laws or applicable accounting regulations or principles or interpretations thereof;

(f)	any change in sTec’s stock price or trading volume, in and of itself (provided that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of company material adverse effect may be taken into account in determining whether there has been a company material adverse effect);

(g)	any failure by sTec to meet any published analyst estimates or expectations of sTec’s revenues, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by sTec to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided that, in either case, the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of company material adverse effect may be taken into account in determining whether there has been a company material adverse effect);

(h)	any outbreak or escalation of hostilities, any acts of war or terrorism or any other national or international calamity, crisis or emergency;

(i)	the announcement of the merger agreement or the pendency or consummation of the transactions contemplated by the merger agreement, including the initiation of litigation by any person with respect to the merger agreement or the transactions contemplated thereby, and including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of sTec or its subsidiaries due to the announcement and performance of the merger agreement or the identity of the parties to the merger agreement;

(j)	any action taken by sTec, or which sTec causes to be taken by any of its subsidiaries, in each case which is expressly and specifically required by the merger agreement, in and of itself; or

(k)	any actions taken (or omitted to be taken), in each case, to which WDC has approved, consented to or requested, each in writing, in and of itself.

In the cases of clauses (a), (b), (c), (e) and (h) above, the events, changes, occurrences or effects may be taken into account in determining whether there has been or will be a company material adverse effect to the extent (but only to such extent) such event, change, occurrence or effect has a disproportionate effect on sTec and its subsidiaries, taken as a whole, as compared to other participants in the industry in which sTec and its subsidiaries operate.

Definition of Parent Material Adverse Effect. The merger agreement provides that a “parent material adverse effect” means any event, change, occurrence or effect that has a material adverse effect on the ability of WDC or Merger Sub to timely consummate the transactions contemplated by the merger agreement.

Covenants Relating to the Conduct of Our Business. During the period from the date of the merger agreement until the effective time of the merger, we have agreed with WDC that we and our subsidiaries will use reasonable best efforts to (i) conduct our business in the ordinary course of business consistent with past practice, (ii) preserve substantially intact our business organization, and (iii) preserve our present relationships with customers, suppliers, employees and other persons with which we have material business relations, except, in each case, (a) as expressly and specifically required by the merger agreement, (b) as disclosed in a schedule to the merger agreement, (c) as required by applicable law, (d) as expressly and specifically required by any material contract set forth in a schedule to the merger agreement or entered into after the date of the merger agreement without violating the operating covenants of the merger agreement, (e) for actions by sTec or its subsidiaries with respect to matters specifically addressed by, and not constituting a breach of, any of the restrictive covenants of the merger agreement, or (f) as WDC otherwise consents in writing, which consent will not be unreasonably withheld, conditioned or delayed.

From the date of the merger agreement until the effective time of the merger, we have agreed not to do any of the following, nor to permit our subsidiaries to do any of the following (except (a) as expressly and specifically required by the merger agreement (excluding the provision described in the paragraph immediately above), (b) as disclosed in a schedule to the merger agreement, (c) as required by applicable law, (d) as expressly and specifically required by any material contract set forth in a schedule to the merger agreement or entered into after the date of the merger agreement without violating the operating covenants of the merger agreement, or (e) as WDC otherwise consents in writing, which consent will not be unreasonably withheld, conditioned or delayed):

•	amend or otherwise change our or any of our subsidiaries’ certificates of incorporation or bylaws or equivalent organizational documents(except for administerial changes for our subsidiaries);

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issue, sell, pledge, dispose of or encumber any of our or our subsidiaries’ equity interests, or grant to any person any right to acquire any of our or our subsidiaries’ equity interests, except (i) pursuant to the exercise of sTec stock options, the vesting or settlement of sTec RSUs or settlement of other awards outstanding as of the date of the merger agreement or (ii) the grant of sTec stock options, sTec RSUs or other awards under any sTec stock plan (and issuances of shares pursuant thereto) made to employees hired after the date of the merger agreement, in the ordinary course of business consistent with past practice in connection with the hiring of such employees;

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declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of our or any of our subsidiaries’ equity interests, except for any dividend or distribution by a subsidiary of sTec to sTec or to another subsidiary of sTec;

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reclassify, split, combine or subdivide any shares of capital stock of sTec or redeem, repurchase or otherwise acquire any shares of capital stock of sTec, except for acquisitions in connection with the cashless exercise or similar transactions pursuant to the exercise of sTec stock options or vesting or settlement of sTec RSUs or other awards or obligations outstanding as of the date of the merger agreement;

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(i) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership, or other business organization or division thereof or any assets, in each case, which is or are material to sTec and its subsidiaries, taken as a whole, other than purchases of inventory and other assets in the ordinary course of business or pursuant to existing contracts, or (ii) sell or otherwise dispose (whether by merger, consolidation or sale of stock or assets or otherwise) of any corporation, partnership or other business organization or division thereof or any assets of sTec or its subsidiaries, other than sales or dispositions of finished goods inventory in the ordinary course of business consistent with past practice;

•	enter into, materially amend or terminate any material contract;

•	authorize any material new capital expenditures which are, in the aggregate, in excess of sTec’s capital expenditure budget set forth in a schedule to the merger agreement;

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(i) make any loans, advances or capital contributions to, or investments in, any other person (other than a subsidiary of sTec), (ii) incur any indebtedness for borrowed money or issue any debt securities, or (iii) assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness or other obligations of another person (other than a guaranty by sTec on behalf of its subsidiaries), other than (a) loans (1) less than $25,000 individually or $100,000 in the aggregate and (2) made in the ordinary course of business consistent with past practice, and (b) advances to non-current or former officer employees less than $25,000 individually made in the ordinary course of business consistent with past practice;

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except (i) to the extent required by applicable law (including Section 409(A) of the Code), (ii) pursuant to any arrangement in effect as of the date of the merger agreement, (iii) as contemplated by the employment and employee benefits matters covenant in the merger agreement or (iv) in the ordinary course of business, (a) materially increase the compensation or benefits of any current or former director or current or former officer of sTec or any of its subsidiaries, (b) materially amend any sTec plans or adopt any compensation or benefit plan including any pension, retirement, profit-sharing, severance, bonus or other employee benefit or welfare benefit plan (other than any such adoption or amendment that does not materially increase the cost to sTec or any of its subsidiaries compared with maintaining the applicable compensation or benefit plan in effect on the date of the merger agreement) with or for the benefit of its current or former employees or directors, or (c) accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation;

•	abandon or allow to lapse any sTec registered intellectual property;

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implement or adopt any material change in sTec’s methods of accounting, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

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compromise, settle or agree to settle any legal action, or consent to the same, other than compromises, settlements or agreements involving monetary payments of less than $25,000 individually or $100,000 in the aggregate;

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agree to any exclusivity, non-competition or similar provision or covenant restricting sTec, any of its subsidiaries or any of their respective affiliates, from competing in any line of business or with any person or in any area or engaging in any activity or business (including with respect to the development, manufacture, marketing or distribution of their respective products or services), or pursuant to which any benefit or right would be required to be given or lost as a result of so competing or engaging, or which would have any effect on WDC or any of its affiliates after the effective time of the merger; or

•	agree to take any of the foregoing actions.

No Control of Other Party’s Business. Nothing in the merger agreement gives WDC or Merger Sub the right to control or direct sTec’s or its subsidiaries’ operations prior to the effective time of the merger. Prior to the effective time of the merger, each of sTec and WDC will exercise, consistent with the terms and conditions of the merger agreement, complete control and supervision over its and its subsidiaries’ respective operations.

Acquisition Proposals. Pursuant to the merger agreement, except as provided in specified provisions of the merger agreement, we have agreed that neither we nor our subsidiaries will, and we will direct our and their respective representatives not to, and will not knowingly permit our and their respective representatives to, directly or indirectly:

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initiate, solicit or knowingly encourage or knowingly facilitate any inquiries, proposals or offers with respect to, or constitutes or could reasonably be expected to lead to, the making or completion of, an acquisition proposal;

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engage or participate in any negotiations or discussions (other than to state that they are not permitted to have discussions) concerning, or provide or cause to be provided any non-public information or data relating to sTec or any of its subsidiaries, in connection with, or with or for the purpose of knowingly encouraging or knowingly facilitating, an acquisition proposal;

•	approve, endorse or recommend any acquisition proposal; or

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approve, endorse or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an acquisition proposal or that could reasonably be expected to lead to an acquisition proposal;

provided, however, that any determination or action by sTec’s board permitted in specified subparagraphs of the acquisition proposals covenant will not be deemed to breach the foregoing. As of the date of the merger agreement, we have also agreed that we will immediately cease and terminate any existing activities, discussions or negotiations, and direct our representatives to cease and terminate, and not knowingly permit our representatives to continue, all such activities, discussions and negotiations with any persons with respect to any acquisition proposal.

Notwithstanding the foregoing restrictions, at any time prior to obtaining sTec shareholder approval of the merger agreement, if (i) sTec receives an unsolicited bona fide acquisition proposal from a person, and (ii) sTec’s board determines in good faith that (a) such acquisition proposal constitutes or may reasonably be expected to lead to a superior proposal and (b) the failure to do so would reasonably be expected to constitute a breach of the directors’ fiduciary duties under applicable law, then we may (1) furnish information with respect to sTec and its subsidiaries to the person making such acquisition proposal and (2) participate in discussions or negotiations with such person and its representatives regarding such acquisition proposal; provided, however, that sTec will not, and will not permit its subsidiaries or its or their representatives to, furnish any information or enter into, maintain or participate in any such discussions or negotiations except pursuant to a customary confidentiality agreement on terms no less restrictive than those contained in the confidentiality agreement with WDC (except for any changes specifically necessary in order for sTec to be able to comply with its obligations under the merger agreement); provided, further, however, that sTec will provide (or provide access) to WDC the information, including the properties, assets, books, records and other information of sTec and its subsidiaries, as provided to such person, and that was not previously provided to WDC, at or prior to the time such information or data is provided to such person.

We have also agreed that we will promptly (and in any event within 24 hours after we receive notice) advise WDC in writing of (i) any inquiries, proposals or offers regarding any acquisition proposal received by sTec or its representatives, (ii) any request to sTec or its representatives for non-public information relating to sTec or its subsidiaries, other than requests for information not reasonably expected to be related to an acquisition proposal, and (iii) any inquiry or request made to sTec or its representatives to discuss or negotiate an acquisition proposal or any inquiry or request which sTec reasonably believes could lead to an acquisition proposal, which notification shall include, in each case, the identity of the person making any such inquiry, request or acquisition proposal, and copies of any written materials provided in connection therewith and summaries of any material terms of any such acquisition proposal conveyed verbally.

Additionally, except as set forth in specified subparagraphs of the acquisition proposals covenant, we have agreed with WDC that neither sTec’s board nor any board committee will (i) withdraw or modify in a manner adverse to WDC or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to WDC or Merger Sub, its recommendation of the merger agreement or the merger, (ii) approve or recommend any acquisition proposal or (iii) publicly propose to take any such actions unless:

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if prior to receipt of sTec shareholder approval of the merger agreement, (a) any fact, event, change, development or circumstance not known by sTec’s board as of the date of the merger agreement or reasonably foreseeable by sTec’s board as of the date of the merger agreement, and not relating to any acquisition proposal has occurred (such fact, event, change, development or circumstance referred to as an “intervening event”) and sTec’s board determines in good faith (after consultation with sTec’s outside legal counsel) that the failure to do so would be a breach of sTec’s board’s fiduciary duties under applicable law, sTec’s board or any board committee may effect an adverse recommendation change, or (b) sTec receives an acquisition proposal, with respect to which sTec has not breached the no shop covenant, and that sTec’s board or any board committee determines constitutes a superior proposal, sTec may terminate the merger agreement and enter into a definitive agreement with respect to such superior proposal; provided, however, that sTec may not terminate the merger agreement unless sTec has first complied with the provision described in the following paragraph, and after so complying, sTec’s board or any board committee determines that such acquisition proposal continues to constitute a superior proposal.

The sTec board or any board committee will not take any action in the bullet point immediately above; unless the sTec board has first (i) (a) in the case of an intervening event for which the sTec board has made a determination as described in the bullet point immediately above, provided written notice to WDC advising WDC of the occurrence of an intervening event, which notice will specify the facts, events, changes, developments and circumstances constituting such intervening event, or (b) in the case of a superior proposal, provided written notice to WDC advising WDC that sTec’s board has received a superior proposal, which notice will specify the material terms and conditions of such superior proposal, identify the person making such superior proposal and include a copy of any relevant transaction documents (it being understood that any amendment to the financial terms or any other material term of such superior proposal will require a new notice of superior proposal, which will require a new notice period of two business days and compliance with this provision with respect to such new notice), and (ii) negotiated and caused sTec and its representatives to negotiate, during the three business day period following WDC’s receipt of the notice of intervening event or notice of superior proposal (or two business day period following an amended proposal), as applicable, or if at the time received by sTec there are less than three business days (or two business days in connection with an amended proposal) before the sTec shareholders meeting, as much time as reasonably practicable (such period, the notice period), with WDC to enable WDC to make a counteroffer or proposed amendment to the terms of the merger agreement during the notice period and after complying with the preceding clauses (i) and (ii), determined in good faith (after consultation with sTec’s outside legal counsel and financial advisor), in light of any counteroffer or proposed amendment to the terms of the merger agreement during the notice period, that, in the case of a notice of an intervening event, the failure to do so would continue to be a breach of sTec’s board’s fiduciary duties under applicable law or, in the case of a notice of a superior proposal, the superior proposal continues to constitute a superior proposal.

An “adverse recommendation change” means sTec’s board or any board committee withdrawing or modifying in a manner adverse to WDC or Merger Sub, or publicly proposing to withdraw or modify in a manner adverse to WDC or Merger Sub, its recommendation of the merger agreement or the merger.

Nothing in the merger agreement prevents sTec or sTec’s board from (i) taking and disclosing to its shareholders a position contemplated by Exchange Act Rule 14e-2(a), Exchange Act Rule 14d-9 or Item 1012(a) of Regulation M-A (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer) or from (ii) making any required disclosure to sTec’s shareholders if, in the good faith judgment of sTec’s board, after consultation with outside counsel, failure to disclose such information would reasonably be expected to violate its disclosure obligations under applicable law; provided, however, that, in either case, any such disclosure constituting an adverse recommendation change must comply with the specified provisions above relating to notice and other terms.

Definitions of Acquisition Proposal and Superior Proposal. For purposes of the merger agreement, “acquisition proposal” means any inquiry, proposal or offer from any person or group of persons other than WDC or one of its subsidiaries for (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of sTec (or any subsidiary or subsidiaries of sTec whose business constitutes 25% or more of the net revenues, net income or assets of sTec and its subsidiaries, taken as a whole) or (ii) the acquisition in any manner, directly or indirectly, of over 25% of the equity securities or total consolidated assets of sTec and its subsidiaries, in each case other than the merger.

For purposes of the merger agreement, “superior proposal” means any acquisition proposal (i) on terms which sTec’s board determines in good faith, after consultation with sTec’s outside legal counsel and financial advisor, to be more favorable from a financial point of view to the holders of sTec’s common stock than the terms of the merger, taking into account all the terms and conditions of such proposal (including the likelihood and timing of consummation), and the merger agreement (including any revisions to the terms of the merger agreement in response to such proposal or otherwise) and (ii) that sTec’s board believes is reasonably capable of being completed, taking into account such financial, regulatory, legal and other aspects of such proposal sTec’s board considers appropriate; provided, that for purposes of the definition of “superior proposal,” the references to “25%” in the definition of acquisition proposal will be deemed to be references to “50%.”

Preparation of Proxy Statement and Shareholders’ Meeting. As promptly as practicable following the date of the merger agreement, sTec will, with the assistance of WDC, prepare and file a proxy statement with the SEC. WDC, Merger Sub and sTec will cooperate with each other in the preparation of the proxy statement. sTec will use its commercially reasonable efforts to resolve all SEC comments with respect to the proxy statement as promptly as practicable after receipt of such comments. As promptly as reasonably practicable after clearance of the proxy statement by the SEC, sTec will (i) take all action necessary to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the sTec shareholder approval of the merger agreement, and (ii) except to the extent that sTec’s board will have effected an adverse recommendation change in accordance with the terms of the merger agreement, include in the proxy statement the recommendation of sTec’s board that the sTec shareholders vote in favor of the approval of the merger agreement.

Access to Information and Confidentiality. From the date of the merger agreement to the effective time of the merger or the earlier termination of the merger agreement, sTec will provide, upon reasonable prior written notice, WDC’s representatives with reasonable access during normal business hours, consistent with applicable law, to its officers, employees, properties, offices, other facilities and books and records and furnish WDC with all financial, operating and other data and information as WDC shall reasonably request. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in a manner as not to interfere unreasonably with the business or operations of sTec or its subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by the employees of sTec or its subsidiaries of their normal duties. Each of WDC and Merger Sub will hold and cause their representatives to hold in confidence all documents and information concerning sTec and its subsidiaries furnished to WDC or Merger Sub pursuant to or in connection with the transactions contemplated by the merger agreement in accordance with the confidentiality agreement dated January 29, 2009, together with the special addendum thereto dated April 17, 2013, by and between the parties.

Further Actions and Efforts. Except with respect to certain matters relating to antitrust laws, upon the terms and subject to the conditions of the merger agreement, each of sTec, WDC and Merger Sub has agreed to use its reasonable best efforts to take, or cause to be taken, all appropriate action and to do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate the merger and the other transactions contemplated by the merger agreement at the earliest practicable date.

Except for actions required under the covenant relating to obtaining expirations of waiting periods under regulatory laws or consents or approvals from any governmental entity necessary to consummate the merger, upon the terms and subject to the conditions of the merger agreement, WDC and Merger Sub agree to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with sTec in order to do, all things necessary, proper or advisable under applicable regulatory laws to consummate the merger at the earliest practicable date, including using reasonable best efforts to: (i) cause the preparation and filing of all forms, registrations and notices required to be filed to consummate the merger and the taking of such actions as are necessary to obtain any requisite consent or expiration of any applicable waiting period under antitrust laws, (ii) defend all lawsuits and other proceedings by or before any governmental entity or by any private party challenging the merger agreement or the consummation of the merger, and (iii) promptly resolve any objection asserted with respect to the merger or the other transactions contemplated by the merger agreement under regulatory laws and to prevent the entry of any injunction, decree, ruling, order or other action, and to have vacated, lifted, reversed or overturned any injunction, decree, ruling, order or other action under regulatory laws that would prevent, prohibit, restrict or delay the consummation of the merger or the other transactions contemplated by the merger agreement.

Notwithstanding anything to the contrary in the paragraph immediately above, in connection with obtaining any or all (i) expirations of waiting periods under regulatory laws or (ii) consents or approvals from any governmental entity necessary to consummate the merger and the other transactions contemplated by the merger agreement, WDC shall not be required to effect or commit to: (i) selling, divesting, licensing or otherwise conveying particular assets, categories, portions or parts of assets or businesses of WDC or its subsidiaries, (ii) agreeing to sell, divest, license or otherwise convey any particular asset, category, portion or part of an asset or business of sTec or its subsidiaries contemporaneously with or subsequent to the effective time of the merger, (iii) licensing, holding separate or entering into similar arrangements with respect to the assets or business of WDC or its subsidiaries or the assets or business of sTec or its subsidiaries contemporaneously with or subsequent to the effective time of the merger, (iv) terminating any and all existing relationships and contractual rights and obligations relating to any of the assets, categories, portions or parts of an asset or business referred to in the preceding clauses (i)-(iii), and (v) entering into any agreements or stipulating to the entry of an order or decree or filing appropriate applications with any relevant governmental entities under antitrust laws in connection with any of the foregoing.

The parties agree to prepare and file by no later than ten business days after the date of the merger agreement, a Notification and Report Form pursuant to the HSR Act, and, as promptly as practicable any filings necessary, proper or advisable under any other regulatory law. The parties have also agreed to keep each other apprised of the status of matters relating to the completion of the merger and work cooperatively in connection with promptly obtaining the approvals of or clearances from each applicable governmental entity.

Employment, Employee Benefits Matters and Other Plans. WDC will cause the surviving corporation and each of its subsidiaries to offer each sTec employee or any of its subsidiaries who continues employment with WDC or the surviving corporation or its subsidiaries following the effective time of the merger, substantially similar compensation and benefits as are offered to similarly situated employees of WDC. WDC, the surviving corporation and their subsidiaries are not required to continue to employ any particular sTec employee or a subsidiary. WDC, the surviving corporation and their subsidiaries are not prevented from amending or terminating any employee benefit plan or program.

As of and after the effective time of the merger, WDC will, or will cause the surviving corporation to use reasonable best efforts to, give continuing employees full credit for purposes of eligibility and vesting and benefit accruals (but not for purposes of benefit accruals under any defined benefit pension plans) under any employee compensation, incentive and benefit (including vacation) plans, programs, policies and arrangements maintained for the benefit of continuing employees as of and after the effective time of the merger by WDC, its subsidiaries or the surviving corporation for the continuing employees’ service with sTec, its subsidiaries and their predecessor entities to the same extent recognized by sTec immediately prior to the effective time of the merger. With respect to each WDC plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), WDC and its subsidiaries will use reasonable best efforts to (i) cause there to be waived any pre-existing condition, waiting period or eligibility limitations that would have the effect of denying or delaying coverage to any continuing employee or a spouse or dependent of a continuing employee compared to the rights enjoyed by such persons under similar plans maintained by sTec and its subsidiaries immediately prior to the effective time of the merger and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, continuing employees under similar plans maintained by sTec and its subsidiaries immediately prior to the effective time of the merger.

Notification of Certain Matters. sTec and WDC (on behalf of itself and Merger Sub) will promptly notify each other of (i) any notice or other communication received by such party or its representatives from any governmental entity in connection with the merger or the transactions contemplated thereby or from any person alleging that the consent of such person is or may be required in connection with the merger, if the subject matter of such communication could be material to sTec, the surviving corporation, WDC, Merger Sub or the prompt consummation of the transactions contemplated by the merger agreement, (ii) any legal action commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries which relates to or is reasonably expected to affect the prompt consummation of the merger or the transactions contemplated thereby, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, has caused or would cause or result in any of the conditions to the merger set forth in the merger agreement not being satisfied or satisfaction of those conditions being materially delayed, (iv) the occurrence or non-occurrence of any event, change, circumstance, effect or state of facts, individually or in the aggregate, that has caused or is reasonably likely to cause any representation or warranty contained in the merger agreement of such party to be untrue or inaccurate in any material respect, or (v) any material failure of sTec, Merger Sub or WDC, as the case may be, or any officer, director, employee, agent or representative of sTec, Merger Sub or WDC, as applicable, to comply with any covenant, or agreement to be complied with under the merger agreement; provided, however, that the delivery of any notice pursuant to this provision shall not (a) cure any breach of, or noncompliance with, any other provision of the merger agreement or (b) limit the remedies available to the party receiving such notice; provided further, that failure to give prompt notice pursuant to this provision shall not constitute a failure of a condition to the merger set forth in the merger agreement except to the extent that the underlying fact or circumstance not so notified would, standing alone, constitute such a failure.

Indemnification, Exculpation and Insurance. WDC and sTec have agreed that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger and rights to advancement of expenses relating thereto in existence on the date of the merger agreement in favor of each present (as of the effective time of the merger) and former officer, director or employee of sTec or any of its subsidiaries as provided in the articles of incorporation or bylaws (or comparable organizational documents) of sTec and its subsidiaries or in any indemnification agreement between such indemnified party and sTec or any of its subsidiaries, in each case as in effect on the date of the merger agreement and in the form previously made available to WDC, shall survive the merger and continue in full force and effect, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such indemnified party for a period of seven years after the effective time of the merger. During such seven-year period, WDC and the surviving corporation have agreed to not amend, repeal or otherwise modify the surviving corporation’s articles or the bylaws in any manner that would affect adversely the rights thereunder of any indemnified party to indemnification, exculpation and advancement of expenses, except to the extent required by law, and in connection with current pending legal actions, expenses consistent with the budgets provided to WDC prior to the date of the merger agreement will be deemed reasonable for purposes of advancement of expenses. From and after the effective time of the merger, WDC shall, and shall cause the surviving corporation to, assume and perform all rights to indemnification existing in favor of, and all rights of advancement of expenses to, any indemnified party as provided in any indemnification or other agreements of sTec as in effect on the date of the merger agreement and in the form previously made available to WDC.

For a period of seven years after the effective time of the merger, WDC has agreed to maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by sTec and its subsidiaries or cause to be provided substitute policies or purchase a “tail policy,” in either case of at least the same coverage and amounts containing terms and conditions that are not less advantageous in the aggregate to the indemnified parties than such policy with respect to matters arising on or before the effective time of the merger; provided, however, that after the effective time of the merger, WDC will not be required to pay with respect to such insurance policies in respect of any one policy year annual premiums in excess of 200% of the last annual premium paid by sTec prior to the date of the merger agreement in respect of the coverage required to be obtained pursuant to the merger agreement, but in such case shall purchase as much coverage as reasonably practicable for such amount. Notwithstanding anything to the contrary, sTec may purchase, at any time prior to the effective time of the merger, a seven-year prepaid “tail policy” on terms and conditions (in both amount and scope) providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by sTec and its subsidiaries with respect to matters arising on or before the effective time of the merger, covering, without limitation, the transactions contemplated by the merger agreement.

Conditions to the Closing of the Merger. The merger will be completed only if certain conditions are satisfied or waived, including the following:

•	our shareholders must approve and adopt the merger agreement;

•

no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other applicable legal restraint or prohibition shall be in effect, and no applicable law shall have been enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that, in any case, prohibits or makes illegal the consummation of the merger; and

•	any applicable waiting period (or extension thereof) shall have expired or been terminated under the HSR Act and any other antitrust law set forth in a schedule to the merger agreement.

Additional Conditions to Our Obligation to Effect the Merger. Our obligation to effect the merger is further subject to the satisfaction or waiver, at or prior to the effective time of the merger, of the following conditions:

•

the representations and warranties of WDC and Merger Sub set forth in the merger agreement must be true and correct as of the date of the merger agreement and as of the closing date of the merger as though made as of the closing date of the merger (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which have not had and would not, individually or in the aggregate, reasonably be expected to have a parent material adverse effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality, parent material adverse effect and similar qualifiers set forth in such representations and warranties will be disregarded);

•	WDC and Merger Sub must have performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the effective time of the merger; and

•	sTec must have received a certificate signed by an executive officer of WDC certifying as to the matters set forth in the two paragraphs immediately above.

Additional Conditions to the Obligations of WDC and Merger Sub. The obligations of WDC and Merger Sub to effect the merger are subject to the satisfaction or waiver, at or prior to the effective time of the merger, of the following conditions:

•

(i) our representations and warranties set forth in the merger agreement (other than the capital stock representation, which shall be true and correct in all but de minimis respects) must be true and correct as of the date of the merger agreement and as of the closing date of the merger as though made as of the closing date of the merger (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations and warranties the circumstances giving rise to which have not had and would not, individually or in the aggregate, reasonably be expected to have a company material adverse effect (it being understood that for purposes of determining the accuracy of such representations and warranties, all materiality, company material adverse effect and similar qualifiers set forth in such representations and warranties shall be disregarded), and (ii) the representations and warranties in the capital stock representation must be true and correct in all but de minimis respects as of the date of the merger agreement and as of the closing date of the merger as though made as of the closing date the merger (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date);

•	we must have performed in all material respects all obligations required to be performed by us under the merger agreement at or prior to the effective time of the merger;

•	WDC must have received a certificate signed by an executive officer of sTec certifying as to the matters set forth in the two paragraphs immediately above; and

•

since the date of the merger agreement, there shall not have been any event, change, occurrence or effect that has had or would reasonably be expected to have, individually or in the aggregate, a company material adverse effect.

Termination. The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after sTec shareholder approval of the merger agreement has been obtained, by (i) mutual written consent of WDC and sTec, or (ii) by either WDC or us:

•

if the merger has not been completed on or before the termination date of December 31, 2013; provided, however, that if on the termination date at least one of the conditions set forth in the condition relating to no injunctions or legal restraints (as a result of a “regulatory injunction”) or in the condition relating to antitrust approvals shall not have been satisfied, then at the written election of WDC or sTec, the termination date may be extended to February 28, 2014 (and in the case of such an extension, any reference to the termination date in any other provision of the merger agreement will be a reference to the termination date, as extended); provided, further, however, that neither party will have the right to terminate the merger agreement pursuant to this provision if any action of such party (which will, in the case of WDC, include Merger Sub) set forth in the merger agreement will have been the direct cause of, or resulted directly in, the failure of the merger to be consummated by the termination date and such action or failure to perform constitutes a breach of the merger agreement;

•

if any court of competent jurisdiction or other governmental entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the merger agreement and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; provided, that the party seeking to terminate the merger agreement pursuant to this provision shall have used its reasonable best efforts to contest, appeal and remove such judgment, order, injunction, rule, decree, ruling or other action in accordance with the covenant relating to further action and efforts; or

•

if the sTec shareholder approval of the merger agreement shall not have been obtained at the sTec shareholder meeting duly convened or at any adjournment or postponement thereof at which a vote on the adoption of the merger agreement was taken.

“Regulatory injunction” means any governmental entity having jurisdiction over sTec, WDC or Merger Sub shall have enacted, issued, promulgated, enforced or entered any antitrust law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the merger or the other transactions contemplated by the merger agreement substantially on the terms contemplated by the merger agreement.

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after sTec shareholder approval of the merger agreement has been obtained, by us if:

•

if WDC or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would result in the failure of a condition set forth in the conditions to each party’s obligations or the conditions to sTec’s obligations to effect the merger and (ii) cannot be cured by the termination date; provided, that, if curable, sTec shall have given WDC written notice, delivered at least thirty days prior to such termination, stating sTec’s intention to terminate the merger agreement pursuant to this provision and the basis for such termination; provided further, that sTec shall not have the right to terminate the merger agreement pursuant to this provision if it is then in material breach of any of its covenants or agreements set forth in the merger agreement; or

•

at any time prior to the receipt of sTec shareholder approval of the merger agreement, in order to enter into an agreement for a transaction that is a superior proposal, if (i) sTec has complied with the provisions of the covenant relating to acquisition proposals with respect to such superior proposal and (ii) prior to or concurrently with such termination, sTec pays the fee due under the provision relating to fees and expenses.

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after sTec shareholder approval of the merger agreement has been obtained, by WDC if:

•

if sTec shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would result in the failure of a condition set forth in the conditions relating to each party’s obligation to effect the merger or the conditions relating to the obligations of WDC and Merger Sub and (ii) cannot be cured by the termination date; provided, that, if curable, WDC shall have given sTec written notice, delivered at least thirty days prior to such termination, stating WDC’s intention to terminate the merger agreement pursuant to this provision and the basis for such termination; provided further, that WDC shall not have the right to terminate the merger agreement pursuant to this provision if WDC or Merger Sub is then in material breach of any of its covenants or agreements set forth in the merger agreement; or

•	sTec’s board shall have effected an adverse recommendation change.

Effect of Termination. If the merger agreement is terminated, the merger agreement will become void and have no effect, without any liability or obligation on the part of WDC, Merger Sub or sTec, except for the survival of certain specified provisions of the merger agreement; provided, however, that none of WDC, Merger Sub or sTec will be released from (i) any liabilities or damages arising out of a willful breach of any covenant or agreement set forth in the merger agreement or fraud, or (ii) payment of any fees and expenses set forth in the termination fee provisions. “Willful breach” means, with respect to any party to the merger agreement, a deliberate act or failure to act by such party, which act or failure to act, constituted to the actual knowledge of any executive officer of such party, a material breach of any covenant or agreement of such party in the merger agreement.

Termination Fees and Expenses. Except as otherwise provided in the following paragraphs, the covenant relating to the payment by WDC of filing fees and other charges for filings required under regulatory laws and the provision relating to attorneys’ fees for prevailing parties, all fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses, whether or not the merger is consummated, except that the expenses (other than attorneys’ fees) incurred in connection with the filing, printing and mailing of the proxy statement (including applicable SEC filing fees) shall be shared equally by WDC and sTec.

If:

•

the merger agreement is terminated by either WDC or sTec pursuant to the termination provision relating to the termination date or the termination provision relating to not obtaining sTec shareholder approval of the merger agreement and (i) at any time after the date of the merger agreement and prior to the termination under the termination provision relating to the termination date or the taking of a vote to approve the merger agreement at the sTec shareholders meeting or any adjournment or postponement thereof (in the case of a termination pursuant to the termination provision relating to not obtaining sTec shareholder approval of the merger agreement), an acquisition proposal shall have been publicly announced or publicly made known to the shareholders of sTec and not publicly withdrawn in good faith prior to such termination under the termination provision relating to the termination date or such vote to adopt the merger agreement, as applicable, and (ii) within six months after such termination, sTec shall have consummated, or entered into a definitive agreement with respect to, an acquisition proposal (provided, that for purposes of this provision, the references to “25% or more” in the definition of acquisition proposal shall be deemed to be references to “more than 50%”);

•	the merger agreement is terminated by sTec pursuant to the termination provision relating to a superior proposal; or

•	the merger agreement is terminated by WDC pursuant to the termination provision relating to sTec’s board having effected an adverse recommendation change then, in any such case, sTec shall pay WDC a termination fee of $9,400,000, it being understood that sTec is not required to pay such termination fee on more than one occasion. Payment of the termination fee will be made by sTec (i) prior to or concurrently with the consummation of the applicable acquisition proposal in the case of the first bullet point above, (ii) prior to or concurrently with termination in the case of the second bullet point above or (iii) within two business days after termination by WDC in the case of the third bullet point above.

If (i) the merger agreement is terminated by sTec or WDC pursuant to the termination provision relating to a final and nonappealable regulatory injunction or the termination provision relating to the termination date and (ii) the conditions relating to (a) sTec shareholder approval of the merger agreement, (b) no injunctions or legal restraints (other than a regulatory injunction) and (c) the obligations of WDC and Merger Sub are satisfied as of the date of such termination (and in the case of conditions that by their terms are satisfied at the closing of the merger, such conditions would be satisfied if the closing were to occur), then WDC will pay sTec a termination fee of $17,000,000, it being understood that WDC is not required to pay such termination fee on more than one occasion. Payment of the termination fee will be made by WDC concurrently with such termination in the case of termination by WDC and within three business days of termination by sTec.

Except with respect to any liabilities or damages arising out of a willful breach of any covenant or agreement set forth in the merger agreement or fraud, if sTec has paid the termination fee described above or if WDC has paid the termination fee described above, neither sTec nor WDC will have further liability or obligation (whether at law or in equity, in contract, tort or otherwise) to the other of any kind in respect of the merger agreement, the transactions contemplated by the merger agreement or the termination of the merger agreement, as applicable.

Governing Law. The merger agreement and all disputes or controversies arising out of or relating to the merger agreement or the transactions contemplated thereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware, provided, that the laws of the State of California shall govern with respect to California corporate law issues.

Submission to Jurisdiction. The parties irrevocably agree that any legal action arising out of or relating to the merger agreement or the transactions contemplated thereby brought by any party against any other party will be brought and determined exclusively in a federal or state court located within Orange County, California.

Enforcement. The parties agree that irreparable damage would occur and the parties would not have an adequate remedy at law in the event that any of the provision of the merger agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties agree that each of sTec, WDC and Merger Sub will be entitled to specific performance of the terms of the merger agreement, including an injunction to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement; provided, however, that following termination of the merger agreement in accordance with the termination provisions of the merger agreement, the parties are only entitled to specific performance of the obligations of the respective parties under the covenant relating to access to information and confidentiality and the provision relating to fees and expenses.

ADVISORY VOTE ON GOLDEN PARACHUTES

(Proposal 2)

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Act, requires that we provide our shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the “golden parachute” compensation arrangements for our named executive officers in connection with the merger.

Golden Parachute Compensation

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of sTec that is based on or otherwise relates to the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to our named executive officers. The “golden parachute” compensation payable to these individuals is subject to a non-binding advisory vote of sTec’s shareholders, as described below in this section.

As described in the section “Potential Payments to our Named Executive Officers in Connection with a Change-in-Control—Severance and Change in Control Agreements,” above, sTec’s named executive officers may become entitled to certain payments and benefits upon a termination of employment in connection with the merger. Each of the benefits described in the table below is a “double trigger” benefit that is only payable upon a termination occurring without “cause” or for “good reason” in connection with a change in control event. The only material exception is the retention bonuses payable to Messrs. Cook and Saman, described in further detail below, which will become payable if they remain employed with sTec for the specified periods as well as in the event of an earlier termination occurring without “cause” or for “good reason”. The employment with sTec of Messrs. Mark Moshayedi and Manouch Moshayedi is to be terminated without cause immediately prior to the effective time of the merger, and as a result, Messrs. Moshayedi will be entitled to the payments and benefits set forth below.

The following table sets forth the estimated amounts of “golden parachute” compensation (for purposes of Item 402(t) of Regulation S-K) that each named executive officer of sTec could receive in connection with the merger. The amounts below have been calculated using the $6.85 per share merger consideration and assuming each named executive officer experiences a qualifying termination of employment (as discussed in more detail above under “Potential Payments to our Named Executive Officers in Connection with a Change-in-Control”) as of July 18, 2013.

Named Executive Officer	Cash (1)	Equity (2)	Pension/ NQDC	Perquisites/ Benefits (3)	Tax Reimbursement	Other	Total
Mark Moshayedi, President and CEO	$1,210,000	$1,854,150	$0	$122,035	$0	$0	$3,186,185
Raymond D. Cook, Executive VP and CFO	$1,785,000	$1,232,363	$0	$33,853	$0	$0	$3,051,216
Robert M. Saman, Chief Legal Officer, General Counsel and Secretary	$1,530,000	$873,375	$0	$33,853	$0	$0	$2,437,228
Manouch Moshayedi, Founder; Former Chief Executive Officer	$1,325,000	$0	$0	$112,444	$0	$0	$1,437,444

(1)	For further information on amounts in this column, see the table titled “Cash Compensation Detail” below.
(2)

Pursuant to the severance and change in control agreements with each of the named executive officers, all outstanding equity will accelerate in the event of a termination within 18 months of a “change in control” (or, in the case of Messrs. Cook and Saman, within three months prior to or 18 months following a “change in control”, or earlier if such termination occurs as a result of instructions from the person or group acquiring sTec in the “change in control”). Amounts represent the sum of the values of outstanding unvested stock options and unvested RSUs, as applicable, held by each executive. The value of accelerated stock options that have per share exercise prices below $6.85 is calculated by multiplying (x) the number of unvested stock options by (y) the difference between $6.85 and the per share exercise price of the stock option. The value of accelerated RSUs is calculated by multiplying (x) the number of outstanding unvested RSUs by (y) $6.85.
(3)	Represents the aggregate value of the continuation of group medical and group dental plan coverage for eighteen (18) months for each named executive officer, based on the named executive officer’s health insurance coverage as of July 18, 2013. For Messrs. Mark and Manouch Moshayedi, this amount also represents a lump sum cash payment equal to eighteen (18) months of car allowance payments under our automobile allowance/reimbursement policy ($22,500 for each of Messrs. Mark and Manouch Moshayedi), plus a lump sum cash payment equal to eighteen (18) months of premium payments ($56,091 and $65,682 for Messrs. Mark and Manouch Moshayedi, respectively) for term life insurance maintained by sTec for the benefit of each of Messrs. Manouch and Mark Moshayedi.

Cash Compensation Detail

Named Executive Officer	Severance and Change-in- Control Cash (a)	Retention Bonus Cash (b)	Total Cash
Mark Moshayedi	$1,210,000	$0	$1,210,000
Raymond D. Cook	$892,500	$892,500	$1,785,000
Robert M. Saman	$765,000	$765,000	$1,530,000
Manouch Moshayedi	$1,325,000	$0	$1,325,000

(a)	Amounts represent payment following a termination within 18 months of a “change in control” (or, in the case of Messrs. Cook and Saman, within three months prior to or 18 months following a “change in control”, or earlier if such termination occurs as a result of instructions from the person or group acquiring sTec in the “change in control”) of eighteen (18) months’ base salary and target bonus for 2013 (or, in the case of Messrs. Cook and Saman, 150% of the 2013 target bonus), as provided under the executive’s applicable severance and change in control agreement. Eighteen (18) months of base salary for each of Messrs. Mark Moshayedi, Cook, Saman, and Manouch Moshayedi, respectively are as follows: $726,000, $525,000, $510,000 and $795,000. The respective bonus amounts payable for each are as follows: $484,000, $367,500, $255,000 and $530,000.
(b)	Represents the entire value of each of the retention bonuses for Messrs. Cook and Saman (equal to 18 months base salary and 150% target bonus for 2013) that would become payable under the respective severance and change in control agreement upon a termination without “cause” or for “good reason” if such a termination occurs prior to all applicable vesting dates of the retention bonuses.

Merger-Related Compensation Proposal

Pursuant to the Dodd-Frank Act and Rule 14a-21(c) of the Exchange Act, sTec is seeking a non-binding, advisory shareholder approval of the compensation of sTec’s named executive officers that is based on or otherwise relates to the merger as disclosed above in this section. The proposal gives our shareholders the opportunity to express their views on the merger-related compensation of sTec’s named executive officers.

Accordingly, sTec is requesting shareholders to adopt the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the compensation that may be paid or become payable to sTec’s named executive officers, in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “Advisory Vote on Golden Parachutes—Golden Parachute Compensation,” are hereby APPROVED.”

Vote Required and sTec Board Recommendation

The vote on this proposal is a vote separate and apart from the vote to approve and adopt the merger agreement. Accordingly, you may vote not to approve this proposal on merger-related named executive officer compensation and vote to approve and adopt the merger agreement and vice versa. Because the vote is advisory in nature, it will not be binding on sTec or WDC, regardless of whether the merger agreement is approved and adopted. Approval of the non-binding, advisory proposal with respect to the compensation that may be received by sTec’s named executive officers in connection with the merger is not a condition to completion of the merger, and failure to approve this advisory matter will have no effect on the vote to approve and adopt the merger agreement. Because the merger-related named executive officer compensation to be paid in connection with the merger is based on contractual arrangements with the named executive officers, such compensation will be payable, regardless of the outcome of this advisory vote, if the merger agreement is approved and adopted and the merger is completed (subject only to the contractual conditions applicable thereto).

The proposal to approve, by non-binding, advisory vote, certain merger-related compensation arrangements for our named executive officers requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and voting on the proposal.

Our board of directors unanimously recommends that shareholders vote “FOR” the approval, on a non-binding advisory basis, of the compensation that may be received by sTec’s named executive officers in connection with the merger.

ADJOURNMENT OF THE SPECIAL MEETING

(Proposal 3)

We are submitting a proposal for consideration at the special meeting to authorize the named proxies to approve any adjournments of the special meeting if there are not sufficient votes to approve and adopt the merger agreement at the time of the special meeting or any adjournment or postponement of that meeting. Even though a quorum may be present at the special meeting or any such adjournment or postponement, it is possible that we may not have received sufficient votes to approve and adopt the merger agreement by the time of the special meeting or such adjournment or postponement. In that event, we would need to adjourn the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite shareholder approval to approve and adopt the merger agreement.

The proposal to approve one or more adjournments of the special meeting requires the affirmative vote of holders of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

To allow the proxies that have been received by us at the time of the special meeting to be voted for an adjournment, if determined necessary or appropriate by sTec, we are submitting a proposal to approve one or more adjournments, and only under those circumstances, to you for consideration.

Our board of directors unanimously recommends that you vote “FOR” the adjournment proposal so that proxies may be used for that purpose, should it become necessary or appropriate. Properly executed proxies will be voted “FOR” the adjournment proposal, unless otherwise indicated on the proxies. The time and place of the adjourned meeting will be announced at the meeting at which the adjournment is taken. If the special meeting is adjourned for 45 days or less, we are not required to give notice of the time and place of the adjourned meeting unless our board of directors fixes a new record date for the special meeting.

Subject to the terms of the merger agreement, our board of directors retains full authority to the extent set forth in our bylaws and California law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any of our shareholders. Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy.

No proxy that is specifically marked AGAINST approval and adoption of the merger proposal will be voted FOR the adjournment proposal, unless it is specifically marked FOR the proposal to adjourn the special meeting to a later date.

MARKET PRICE AND DIVIDEND INFORMATION

Our common stock is currently listed on the Nasdaq Global Select Market under the symbol “STEC.” This table shows, for the periods indicated, the range of high and low closing sales prices for our common stock as quoted on the Nasdaq Global Select Market:

	Price Per Share
	High	Low
Fiscal Year ended December 31, 2011
First Quarter	$24.16	$17.68
Second Quarter	$21.70	$14.53
Third Quarter	$18.15	$8.49
Fourth Quarter	$11.72	$8.59

Fiscal Year ended December 31, 2012
First Quarter	$10.59	$8.68
Second Quarter	$9.48	$6.95
Third Quarter	$8.34	$6.73
Fourth Quarter	$6.72	$4.07

Fiscal Year ending December 31, 2013
First Quarter	$5.53	$4.42
Second Quarter	$6.80	$3.35
Third Quarter (through July 22, 2013)	$6.80	$6.71

On June 21, 2013, the last full trading day prior to the public announcement of the proposed merger, our common stock closed at $3.59. On July 22, 2013, the last practicable trading day prior to the date of this proxy statement, our common stock closed at $6.79.

We have never paid a cash dividend on our common stock. Under the merger agreement, we are prohibited from paying any dividend or other distribution on our common stock prior to the completion of the merger.

Following the consummation of the merger, there will be no further market for our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of July 18, 2013 (except as otherwise specified), with respect to the beneficial ownership of our common stock by:

•	all persons known by us to be the beneficial owners of more than 5% of our outstanding common stock;

•	each of our directors;

•	each of Mr. Mark Moshayedi, Mr. Raymond D. Cook, Mr. Robert M. Saman, and Mr. Manouch Moshayedi (collectively, our “named executive officers”); and

•	all named executive officers and directors of sTec as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to stock options held by that person that are currently exercisable or that will become exercisable within 60 days after July 18, 2013, are deemed outstanding even if they have not actually been exercised and shares represented by RSUs that will vest within 60 days after July 18, 2013 are also deemed outstanding. Shares relating to such stock options and RSUs, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of July 18, 2013, sTec had 46,987,547 shares of common stock issued and outstanding. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and sole investment power with respect to the shares shown as beneficially owned.

Name and Address of Beneficial Owner (1)	Shares of Common Stock (2)		Restricted Stock Units (3)	Stock Options (4)	Percentage Owned (%)
Named Executive Officers:
Mark Moshayedi	3,300,954	(5)(6)	—	253,241	7.52%
Raymond D. Cook	29,436		—	177,500	*
Robert M. Saman	18,993		5,000	25,000	*
Manouch Moshayedi	2,453,742	(7)(8)	—	523,241	6.27%

Non-Employee Directors:
Kevin C. Daly, Ph.D.	—		—	33,750	*
Rajat Bahri	2,000		—	112,500	*
F. Michael Ball	7,000		—	132,500	*
Christopher W. Colpitts	—		—	76,500	*
Matthew L. Witte	—		—	76,500	*

All executive officers and directors as a group (9 Persons):	5,812,125		5,000	1,410,732	14.93%

*	Less than 1%
(1)	Except as noted, the address of the named beneficial owner is c/o sTec, Inc., 3001 Daimler Avenue, Santa Ana, CA 92705.
(2)	The number of shares beneficially owned by each shareholder is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power.
(3)	Represents shares underlying RSUs that will vest within 60 days of July 18, 2013. Per SEC rules, the shares relating to such RSUs are included in the numerator and denominator for that specific individual in calculating such individual’s percentage of beneficial ownership, but are not deemed outstanding in the aggregate for computing the ownership percentage for others.

(4)	Represents shares underlying options that are vested, or will become vested, and exercisable within 60 days of July 18, 2013. Per SEC rules, the shares relating to such stock options are included in the numerator and denominator for that specific individual in calculating such individual’s percentage of beneficial ownership, but are not deemed outstanding in the aggregate for computing the ownership percentage for others.
(5)	Consists entirely of 3,300,954 shares held by Mark Moshayedi and Semira Moshayedi, as trustees for the M. and S. Moshayedi Revocable Trust, dated 9/25/98 for the benefit of Mark and Semira Moshayedi’s family. Mark Moshayedi has shared voting and dispositive power with respect to the shares held by the M. and S. Moshayedi Revocable Trust.
(6)	Does not include 1,126,760 shares held beneficially and of record by an irrevocable trust, the beneficiaries of which are Mark Moshayedi’s descendants. Mark Moshayedi disclaims beneficial ownership of the shares held by the irrevocable trust.
(7)	Consists entirely of (i) 2,428,742 shares held by Manouch Moshayedi, as a trustee for the M. and S. Moshayedi Revocable Trust, dated 11/16/95 for the benefit of Manouch Moshayedi’s family and (ii) 25,000 shares owned by Manouch Moshayedi. Manouch Moshayedi has sole voting and investment power with respect to the shares held by the M. and S. Moshayedi Revocable Trust.
(8)	Does not include 1,133,923 shares held beneficially and of record by an irrevocable trust, the beneficiaries of which are Manouch Moshayedi’s descendants. Manouch Moshayedi disclaims beneficial ownership of the shares held by the irrevocable trust.

SHAREHOLDER PROPOSALS

Our 2012 annual meeting of shareholders was held on May 17, 2012. If the merger is completed, we will not hold an annual meeting of shareholders in 2013. However, if the merger agreement is terminated or if we are otherwise required to do so under applicable law, we will hold our annual meeting of shareholders in 2013. Pursuant to Rule 14a-8 under the Exchange Act, because our 2013 annual meeting, if any, will have been changed by more than 30 days from the date of our 2012 annual meeting, the deadline for submitting a proposal for inclusion in our proxy statement and form of proxy is a reasonable time before we begin to print and send our proxy materials. Pursuant to our bylaws, because the 2013 annual meeting, if any, will be held after July 16, 2013 (60 days after the anniversary date of the 2012 annual meeting), proposals of shareholders for the 2013 annual meeting, to be timely, must be received not later than 90 days prior to such annual meeting or, if later, within 10 days following the day on which public disclosure of the date of such annual meeting is first made. Please review our bylaws, which contain additional requirements with respect to advance notice of shareholder proposals.

Shareholder proposals relating to the 2013 annual meeting, if any, must be received, in writing, by the applicable date specified above, by our Corporate Secretary at sTec, Inc., 3001 Daimler Street, Santa Ana, California 92705-5812.

OTHER MATTERS

As of the date of this proxy statement, our board of directors does not know of any matters that will be presented for consideration at the special meeting other than as described in this proxy statement. However, if any other matter is properly presented at the special meeting, the shares represented by proxies in the form of the enclosed proxy card will be voted in the discretion of the named proxy holders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we and WDC file with the SEC at the SEC’s public reference room at the following location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services, and at the website maintained by the SEC at www.sec.gov. Further, our SEC filings may also be accessed from the “Investor Relations” section of our website at http://www.stec-inc.com, and by writing to Investor Relations, sTec, Inc., 3001 Daimler Street, Santa Ana, California 92705-5812. The information provided on our website is not part of this proxy statement and is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on April 30, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on May 8, 2013; and

•	our Current Report on Form 8-K, filed with the SEC on June 25, 2013.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [                    ], 2013. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to shareholders nor the issuance of cash in the merger creates any implication to the contrary.

ANNEX A

Execution Copy

AGREEMENT AND PLAN OF MERGER

by and among

WESTERN DIGITAL CORPORATION,

LODI VENTURES, INC.

and

STEC, INC.

Dated as of June 23, 2013

i

(Continued)

ii

(Continued)

iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of June 23, 2013, by and among Western Digital Corporation, a Delaware corporation (“Parent”), Lodi Ventures, Inc., a California corporation and an indirect wholly-owned Subsidiary of Parent (“Merger Sub”) and sTec, Inc., a California corporation (the “Company”).

RECITALS

WHEREAS, the board of directors of each of Parent, Merger Sub and the Company has each determined that an acquisition of the Company by Parent is in the best interests of their respective companies and holders of capital stock and, accordingly, have each agreed to consummate the merger of Merger Sub with and into the Company (the “Merger”) on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement: (i) all executive officers and directors of the Company are entering into Voting Agreements in the form attached as Exhibit A hereto (the “Voting Agreements”) pursuant to which those stockholders, among other things, will agree to vote all securities in the Company beneficially owned by them in favor of the approval and adoption of this Agreement and the Merger, (ii) certain stockholders of the Company set forth on Schedule A are entering into Non-Competition Agreements in a form satisfactory to Parent, (iii) a certain stockholder of the Company set forth on Schedule B is entering into a Release and Covenant Not to Sue in a form satisfactory to Parent, (iv) key employees of the Company set forth on Schedule C are executing technical services or consulting services agreements, in a form satisfactory to Parent and (v) the landlord under the leases set forth on Schedule D shall have executed and delivered consents to this Agreement and the Merger in a form satisfactory to Parent; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger as specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, each of Parent, Merger Sub and the Company hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. For purposes of this Agreement:

(a) “Acquisition Proposal” means any inquiry, proposal or offer from any Person or group of Persons other than Parent or one of its Subsidiaries for (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes 25% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole) or (ii) the acquisition in any manner, directly or indirectly, of over 25% of the equity securities or total consolidated assets of the Company and its Subsidiaries, in each case other than the Merger.

(b) “Action” means any claim, action, suit, arbitration or proceeding by or before any Governmental Entity.

(c) “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of the immediately preceding sentence, “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(d) “Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, Foreign Antitrust Laws and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

(e) “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in Orange County, California are authorized or required by applicable Law to be closed.

(f) “California Corporation Law” means the General Corporation Law of the State of California, as amended.

(g) “California Secretary of State” means the Secretary of State of the State of California.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Company IP” means all Intellectual Property Right that is owned by the Company or any of its Subsidiaries.

(j) “Company Material Adverse Effect” means any event, change, occurrence or effect (each, an “Event”) that would have (i) a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole or (ii) a material adverse effect on the ability of the Company to timely consummate the transactions contemplated by this Agreement; provided, however, that with respect to subclause (i), none of the following Events shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (1) changes in general economic, financial market, business or geopolitical conditions, including any changes in interest or exchange rates, (2) general changes or developments in any of the industries in which the Company or its Subsidiaries operate, (3) natural disasters or other Acts of God, (4) any actions required under this Agreement to obtain any approval or authorization under applicable Regulatory Laws for the consummation of the Merger or any of the other transactions contemplated hereby, (5) changes after the date hereof in any applicable Laws or applicable accounting regulations or principles or interpretations thereof, (6) any change in the price or trading volume of the Company’s stock, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from this definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect), (7) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenues, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided, that, in either case, the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect), (8) any outbreak or escalation of hostilities, any acts of war or terrorism or any other national or international calamity, crisis or emergency, (9) the announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby, including the initiation of litigation by any Person with respect to this Agreement or the transactions contemplated hereby, and including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Company or its Subsidiaries due to the announcement and performance of this Agreement or the identity of the parties to this Agreement, (10) any action taken by the Company, or which the Company causes to be taken by any of its Subsidiaries, in each case which is expressly and specifically required by this Agreement, in and of itself, or (11) any actions taken (or omitted to be taken), in each case, to which Parent has approved, consented to or requested, each in writing, in and of itself; provided, however, in the case of clauses (1), (2), (3), (5) and (8), such Events may be taken into account in determining whether there has been or will be a Company Material Adverse Effect to the extent (but only to such extent) such Event has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate.

(k) “Confidentiality Agreement” means the Mutual Non-Disclosure Agreement, dated January 29, 2009, together with that certain Special Addendum thereto, dated April 17, 2013, each by and between the Company and Western Digital Technologies, Inc. and their respective subsidiaries.

(l) “Contract” means any written contract, agreement, note, bond, mortgage, indenture, lease or license.

(m) “Environmental Laws” means any Law relating to (i) the protection, preservation, investigation, remediation or restoration of environmental quality, health and safety, or natural resources, or (ii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

(n) “Environmental Permits” means all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws.

(o) “Equity Interest” means (i) with respect to a corporation, any and all classes or series of shares of capital stock, (ii) with respect to a partnership, limited liability company, trust or similar Person, any and all classes or series of units, interests or other partnership/limited liability company interests and (iii) with respect to any other entity, any other security representing ownership interest or participation in such entity.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(q) “Exchange Ratio” means the Merger Consideration divided by the fair market value of a share of Parent Common Stock at the Effective Time.

(r) “Exon-Florio” means the Exon-Florio Amendment to the Defense Production Act of 1950, as amended by the Foreign Investment and National Security Act of 2007 (FINSA) (Section 721) and as implemented by Executive Order 11858, as amended, and regulated at 31. C.F.R. 800.

(s) “Foreign Antitrust Laws” means Laws of jurisdictions other than the United States that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

(t) “Governmental Entity” means any United States or foreign, federal, state or local governmental, regulatory or administrative authority, agency, body or commission or any judicial or arbitral body.

(u) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(v) “Investment Laws” means investment Laws of any jurisdiction relating to foreign ownership, including Exon-Florio.

(w) “IRS” means the Internal Revenue Service.

(x) “Knowledge of the Company” means the actual knowledge of the individuals listed on Section 1.1(x) of the Company Disclosure Letter without any implication of verification or investigation concerning such knowledge.

(y) “Law” means any statute, law, ordinance, regulation, rule, code, injunction, judgment, decree or order of any Governmental Entity, and, where applicable, any interpretation thereof by any Governmental Entity having jurisdiction with respect thereto or charged with the administration thereof.

(z) “Lien” means any security interest, lien, claim, pledge, mortgage, limitation in voting rights, charge, encumbrance or other restriction of any kind (other than those created under applicable securities Laws).

(aa) “made available to Parent” means provided by the Company at least 48 hours prior to the execution of this Agreement in the online data room to which Parent was provided access during its due diligence process.

(bb) “Materials of Environmental Concern” means any hazardous, acutely hazardous, or toxic substance or waste defined and regulated as such under applicable Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act or the federal Resource Conservation and Recovery Act.

(cc) “NASDAQ” means the NASDAQ Stock Market.

(dd) “Parent Common Stock” means the common stock, par value $.01 per share, of Parent.

(ee) “Parent Material Adverse Effect” means any event, change, occurrence or effect that has a material adverse effect on the ability of Parent or Merger Sub to timely consummate the transactions contemplated by this Agreement.

(ff) “Permitted Lien” means (i) statutory liens securing payments not yet due or delinquent (or which may be paid without interest or penalties) or the validity or amount of which is being contested in good faith by appropriate proceedings, (ii) mechanics’, carriers’, workers’, repairers’ and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Company or its Subsidiaries for a period greater than sixty days, or the validity or amount of which is being contested in good faith by appropriate proceedings, (iii) pledges, deposits or other liens securing the performance of bids, tenders, trade contracts, leases, statutory obligations (including workers’ compensation, unemployment insurance or other social security legislation), surety, customs and appeal bonds or other obligations of like nature, incurred in the ordinary course of business, (iv) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Entities, and (v) all exceptions, restrictions, easements, imperfections of title, charges, rights-of-way and other encumbrances that do not materially interfere with the present use of the assets of the Company and its Subsidiaries.

(gg) “Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, trust, association, organization or other entity, including any Governmental Entity, and including any successor, by merger or otherwise, of any of the foregoing.

(hh) “Regulatory Injunction” means any Governmental Entity having jurisdiction over the Company, Parent or Merger Sub shall have enacted, issued, promulgated, enforced or entered any Antitrust Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated hereby substantially on the terms contemplated by this Agreement.

(ii) “Regulatory Laws” means Antitrust Laws and Investment Laws.

(jj) “Representatives” means, with respect to any Person, the officers, directors, employees, accountants, financial advisors, legal counsel, agents and other representatives of such Person.

(kk) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.

(ll) “SEC” means the United States Securities and Exchange Commission.

(mm) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(nn) “Significant Subsidiary” means any “significant subsidiary” (other than any such subsidiary that is not more than 50% owned by the Company) of the Company within the meaning of Rule 1-02(w) of Regulation S-X of the SEC.

(oo) “Subsidiary” means, with respect to any Person, any other Person of which stock or other Equity Interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person.

(pp) “Superior Proposal” means any Acquisition Proposal (i) on terms which the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders of Shares than the terms of the Merger, taking into account all the terms and conditions of such proposal (including the likelihood and timing of consummation), and this Agreement (including any revisions to the terms of this Agreement in response to such proposal or otherwise) and (ii) that the Company Board believes is reasonably capable of being completed, taking into account such financial, regulatory, legal and other aspects of such proposal the Company Board considers appropriate; provided, that for purposes of the definition of “Superior Proposal,” the references to “25%” in the definition of Acquisition Proposal shall be deemed to be references to “50%.”

(qq) “Tax Returns” means all domestic or foreign (whether federal, state, provincial, local or otherwise) returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, including any amended tax return.

(rr) “Taxes” means federal, state, provincial, local or foreign taxes of whatever kind or nature imposed by a Governmental Entity, including all interest, penalties and additions imposed with respect to such amounts.

(ss) “Willful Breach” means, with respect to any party hereto, a deliberate act or failure to act by such party, which act or failure to act, constituted, to the actual knowledge of any executive officer of such party, a material breach of any covenant or agreement of such party in this Agreement.

Section 1.2 Table of Definitions. The following terms have the meaning set forth in the Sections referenced below:

Definition	Location

409A Authorities	4.12(c)
Adverse Recommendation Change	6.4(d)
Agreement	Preamble
Agreement of Merger	2.3
AJCA	4.12(c)
BofA Merrill Lynch	4.21
Book-Entry Shares	3.3(b)
Certificates	3.3(b)
Closing	2.2
Closing Date	2.2
Company	Preamble
Company Board	4.3
Company Bylaws	4.1(b)

Definition	Location

Company Charter	4.1(b)
Company Disclosure Letter	Article IV
Company Employee	6.8(a)
Company Plans	4.12(a)
Company Registered IP	4.19(a)
Company RSU	3.2(b)
Company SEC Documents	4.6(a)
Company Shareholder Approval	4.3
Company Shareholders Meeting	6.5(b)
Company Stock Option	3.2(a)
Company Stock Plans	3.2(a)
Continuing Employee	6.8(a)
Dissenting Shares	3.5
DTC	3.3(c)
DTC Payment	3.3(c)
Effective Time	2.3
ERISA	4.12(a)
GAAP	4.6(c)
Indemnified Parties	6.11(a)
Intellectual Property Right	4.19(c)
Intervening Event	6.4(d)
Material Contract	4.15(a)
Merger	Recitals
Merger Consideration	3.1(a)
Merger Sub	Preamble
Nonqualified Deferred Compensation Plan	4.12(c)
Notice of Intervening Event	6.4(e)
Notice of Superior Proposal	6.4(e)
Notice Period	6.4(e)
Parent	Preamble
Parent Compensation Committee	3.2(a)
Parent Plan	6.8(b)
Parent Termination Fee	8.3(c)
Paying Agent	3.3(a)
Payment Fund	3.3(a)
PBGC	4.12(b)(iii)
Permits	4.11
Preferred Stock	4.2(a)
Proxy Statement	4.8
Shares	3.1(a)
Surviving Corporation	2.1
Surviving Corporation Articles	2.5(a)
Takeover Laws	6.9
Termination Date	8.1(b)(i)
Termination Fee	8.3(b)
Voting Agreements	Recitals

Section 1.3 Interpretations:

For purposes of this Agreement:

(a) When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article, Section, Exhibit or Schedule of or to this Agreement, unless otherwise indicated.

(b) The table of contents and headings contained in this Agreement or in any Exhibit or Schedule (including the Company Disclosure Letter) are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

(d) Any capitalized terms used in any Exhibit or Schedule (including the Company Disclosure Letter) but not otherwise defined therein shall have the meanings as defined in this Agreement.

(e) All Exhibits and Schedules (including the Company Disclosure Letter) attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein.

(f) The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

(g) All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

(h) Unless the context clearly otherwise requires, the word “or” shall not be exclusive and shall mean “and/or”.

ARTICLE II

THE MERGER

Section 2.1 The Merger. Upon the terms and subject to the satisfaction or, to the extent permitted by applicable Law and this Agreement, waiver of the conditions set forth in this Agreement and in accordance with California Corporation Law, at the Effective Time, Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) as a wholly-owned subsidiary of Parent.

Section 2.2 Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., local time, as soon as practicable, but in no event later than the second Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), at the offices of Gibson, Dunn & Crutcher LLP, 3161 Michelson Dr., Irvine, California 92612, unless another date, time or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 2.3 Effective Time. Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date (or on such other date as Parent and the Company may agree in writing), the parties shall cause an agreement of merger (the “Agreement of Merger”) to be executed and filed with the California Secretary of State in accordance with the relevant provisions of California Corporation Law, and, as soon as practicable on or after the Closing Date, shall make any and all other filings or recordings required under California Corporation Law to consummate the Merger. The Merger shall become effective at such time as the Agreement of Merger has been duly filed with the California Secretary of State or at such other date or time as permitted by California Corporation Law as Parent and the Company shall agree in writing and shall specify in the Agreement of Merger (the time the Merger becomes effective being the “Effective Time”).

Section 2.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the relevant provisions of California Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.5 Articles of Incorporation; Bylaws.

(a) At the Effective Time, the articles of incorporation of the Company shall be amended to read the same as the articles of incorporation of Merger Sub on the date hereof, except such articles of incorporation shall be amended to reflect that the name of the Surviving Corporation shall be “sTec, Inc.,” and, as so amended, shall be the articles of incorporation of the Surviving Corporation (the “Surviving Corporation Articles”) until thereafter amended in accordance with the provisions thereof and as provided by applicable Law.

(b) At the Effective Time, and without any further action on the part of the Company and Merger Sub, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof, the Surviving Corporation Articles and applicable Law, except that such bylaws shall be amended to reflect that the name of the Surviving Corporation shall be “sTec, Inc.”

Section 2.6 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

Section 2.7 Officers. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

ARTICLE III

EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

Section 3.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any shares of capital stock of the Company, Parent or Merger Sub:

(a) Each share of common stock, par value $0.001 per share, of the Company (such shares, collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than (i) Shares to be canceled in accordance with Section 3.1(b) and (ii) any Dissenting Shares) shall thereupon be converted automatically into and shall thereafter represent the right to receive $6.85 in cash, without interest (the “Merger Consideration”), and subject to deduction for any required withholding Taxes. All of the Shares that have been converted into the right to receive the Merger Consideration as provided in this Section 3.1(a) shall be automatically canceled and shall cease to exist, and the holders of such Shares shall cease to have any rights with respect to such Shares, other than the right to receive the Merger Consideration, without interest thereon, as provided herein.

(b) Each Share held in the treasury of the Company or owned, directly or indirectly, by Parent or Merger Sub immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Each share of common stock, no par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, no par value per share, of the Surviving Corporation.

Section 3.2 Treatment of Options, Restricted Stock Units and Other Equity-Based Awards.

(a) Each option (each, a “Company Stock Option”) to purchase one Share granted under any employee or director stock option, stock purchase or equity compensation plan, arrangement or agreement of the Company (the “Company Stock Plans”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be converted into and become an option with respect to Parent Common Stock, and Parent shall assume each Company Stock Option, in accordance with the terms of the Company Stock Plans and/or stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) Parent and its compensation committee (the “Parent Compensation Committee”) shall be substituted for the Company and the compensation committee of the Company Board administering such Company Stock Plans, (ii) each Company Stock Option assumed by Parent may be exercised solely for shares of Parent Common Stock (or cash, if so provided under the terms of such Company Stock Option), (iii) the number of shares of Parent Common Stock subject to such Company Stock Options shall be equal to the number of Shares subject to such Company Stock Options immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share, and (iv) the per share exercise price under each such Company Stock Option shall be adjusted by dividing the per share exercise price under each such Company Stock Option by the Exchange Ratio and rounding up to the nearest cent; provided, however, that with respect to Company Stock Options that are unvested, unexercised and outstanding immediately prior to the Effective Time, and which have an exercise price greater than the Merger Consideration, shall not be assumed by Parent and shall automatically terminate as of the Effective Time if not exercised prior to or as of the Effective Time. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.2(a), each Company Stock Option that is an “incentive stock option” or a nonqualified stock option held by a US taxpayer shall be adjusted as required by Section 424 of the Code and Section 409A of the Code and the Treasury Regulations thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Code and the Treasury Regulations under Section 409A of the Code, or otherwise result in negative tax treatment or penalties under Section 424 of the Code or Section 409A of the Code.

(b) Each award of restricted stock units (“Company RSUs”) representing the right to receive one Share for each Company RSU granted under any Company Stock Plan that is outstanding immediately prior to the Effective Time shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume the Company RSUs, in accordance with the terms of the Company Stock Plans and/or restricted stock unit agreement by which each Company RSU is evidenced, except that from and after the Effective Time, (i) Parent and the Parent Compensation Committee shall be substituted for Company and the compensation committee of the Company Board administering such Company Stock Plans, (ii) the Company RSUs assumed by Parent shall represent the right to receive shares of Parent Common Stock (or cash, if so provided under the terms of such Company RSU) upon settlement of such Company RSU promptly after vesting (except to the extent the terms of the applicable restricted stock unit agreement provide for deferred settlement, in which case settlement shall be in accordance with the specified terms) and (iii) the number of shares of Parent Common Stock subject to each award of Company RSUs shall be equal to the number of Shares subject to such award immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share, and in any event Parent shall convert any remaining fractional share into the right to receive cash based on the terms of Section 3.1 (except that in no event shall any vesting restrictions applicable to a Company RSU be accelerated unless so provided under the terms of such Company RSU).

(c) Prior to the Effective Time, the Company shall adopt such resolutions as may be reasonably required to effectuate the provisions of this Section 3.2.

Section 3.3 Exchange and Payment.

(a) Prior to the Effective Time, Merger Sub shall enter into an agreement (in a form reasonably acceptable to the Company) with the Company’s transfer agent (the “Paying Agent”) for the payment of the Merger Consideration to which the Company’s shareholders shall become entitled pursuant to Section 3.1(a). Promptly after the Effective Time on the Closing Date, Parent shall deposit (or cause to be deposited) with the Paying Agent cash in an amount sufficient to make all payments pursuant to Section 3.1(a) (the “Payment Fund”). The Payment Fund shall not be used for any purpose other than to fund payments due pursuant to Section 3.1(a). The Payment Fund may be invested by the Paying Agent as directed by Parent, provided that (i) no such investment or losses thereon shall relieve Parent or the Surviving Corporation from making the payments required by this Article III or affect the amount of Merger Consideration payable to the holders of the Shares, and following any losses, Parent shall promptly provide additional funds to the Paying Agent to add to the Payment Fund for the benefit of the Company’s shareholders immediately prior to the Effective Time in the amount of any such losses and (ii) such investments shall be in short term obligations of the United States with maturities of no more than 30 days and guaranteed by the United States and backed by the full faith and credit of the United States or in commercial paper obligations rated P-1 or A-1 or better by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, respectively. Any interest or other income resulting from such investments shall be payable to the Surviving Corporation.

(b) As promptly as practicable after the Effective Time and in any event not later than the third Business Day thereafter, Parent and the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of (i) an outstanding certificate or outstanding certificates (“Certificates”) that immediately prior to the Effective Time represented outstanding Shares or (ii) uncertificated Shares represented by book-entry immediately prior to the Effective Time (“Book-Entry Shares”), (A) a form of letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares held by such Person shall pass, only upon proper delivery of the Certificates to the Paying Agent or, in the case of Book-Entry Shares, upon adherence to the customary procedures set forth in the letter of transmittal) and (B) instructions for use in effecting the surrender of such Certificates or Book Entry Shares in exchange for the Merger Consideration payable with respect thereto pursuant to Section 3.1(a). Upon surrender of a Certificate or Book-Entry Share to the Paying Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as the Paying Agent may reasonably require, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate or Book-Entry Share. No interest shall be paid or shall accrue on any Merger Consideration payable upon surrender of any Certificate or Book-Entry Share. In the event that the Merger Consideration is to be paid to a Person other than the Person in whose name any Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer, that the signatures on such Certificate or any related stock power shall be properly guaranteed and that the Person requesting such payment shall pay any transfer or other Taxes required by reason of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such Taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 3.3(b), each Share represented by a Certificate and each Book-Entry Share (in each case other than Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender or transfer the Merger Consideration payable in respect of each Share theretofore represented by such Certificate or Book-Entry Share, as applicable, pursuant to Section 3.1(a), without any interest thereon.

(c) Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Paying Agent and The Depository Trust Company (“DTC”) to ensure that (i) if the Closing occurs at or prior to 11:30 a.m. (New York time) on the Closing Date, the Paying Agent will transmit to DTC or its nominees on the Closing Date an amount in cash in immediately available funds equal to the number of Shares held of record by DTC or such nominee immediately prior to the Effective Time multiplied by the Merger Consideration (such amount, the “DTC Payment”), and (ii) if the Closing occurs after 11:30 a.m. (New York time) on the Closing Date, the Paying Agent will transmit to DTC or its nominee on the first Business Day after the Closing Date an amount in cash in immediately available funds equal to the DTC Payment.

(d) All cash paid upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares shall be canceled and exchanged as provided in this Article III, subject to delivery of all documents required hereunder and applicable Law in the case of Dissenting Shares.

(e) At any time following the date that is six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any Payment Funds (including any interest received with respect thereto) that have been made available to the Paying Agent and that have not been disbursed to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Merger Consideration, without any interest, payable upon due surrender of their Certificate or Book-Entry Shares.

(f) If any Certificate shall have been lost, stolen or destroyed, upon the holder’s compliance with the replacement requirements established by the Paying Agent, including, if necessary, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement.

Section 3.4 Withholding Rights. Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Shares, Company Stock Options, Company RSUs or otherwise pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent, as the case may be.

Section 3.5 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time that are held by any holder who has not voted in favor of the Merger and who has properly demanded that the Company purchase such shares in accordance with Chapter 13 of California Corporation Law (“Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration. At the Effective Time, holders of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive payment of the “fair market value” of such Dissenting Shares held by them in accordance with the provisions of Chapter 13 of the California Corporation Law. If any holder of Dissenting Shares fails to perfect or withdraws or loses the right to dissent under Chapter 13 of the California Corporation Law, each such Dissenting Share of such holder shall thereupon be converted into and become exchangeable only for the right to receive, as of the later of the Effective Time and the time that such right under Chapter 13 of the California Corporation Law has been irrevocably lost, withdrawn or expired, the Merger Consideration in accordance with Section 3.1(a). The Company shall serve prompt notice to Parent of any demands under Chapter 13 of the California Corporation Law and attempted withdrawals of such demands, and

Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, without the prior consent of Parent, make any payment with respect to, or compromise or settle, any such demands.

Section 3.6 Adjustment in Shares. If, between the date of this Agreement and the Effective Time, the Shares shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, merger or other similar transaction, the Merger Consideration shall be correspondingly adjusted as appropriate to provide the holders of Shares, Company Stock Options and Company RSUs the same economic effect as contemplated by this Agreement prior to such event.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed or reflected in the Company SEC Documents filed prior to the date of this Agreement (other than (i) any information (other than historical factual information) in the “Risk Factors” or “Forward-Looking Statements” sections of such Company SEC Documents and (ii) other forward-looking statements in such Company SEC Documents) (it being agreed that any such information shall be deemed disclosure only with respect to such sections or subsections of this Agreement to which the relevance of such information is reasonably apparent), or (b) as set forth in the disclosure letter delivered by the Company to Parent concurrent with the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any information in a particular section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such information is reasonably apparent), the Company represents and warrants to Parent and Merger Sub as follows:

Section 4.1 Organization, Standing and Power.

(a) Each of the Company and its Significant Subsidiaries (i) is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), for any such failures to have such power and authority or to be so qualified or licensed or in good standing as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company has previously furnished or otherwise made available to Parent a true and complete copy of the Company’s articles of incorporation (the “Company Charter”) and bylaws (the “Company Bylaws”), in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. The Company is not in violation of any provision of the Company Charter or the Company Bylaws.

Section 4.2 Capital Stock.

(a) The authorized capital stock of the Company consists of (i) 100,000,000 Shares and (ii) 20,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). As of June 21, 2013, (A) 46,980,315 Shares were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were free of preemptive rights, (B) no Shares were held in treasury, (C) no shares of Preferred Stock were outstanding and (D) an aggregate of 9,482,558 Shares were reserved and available for issuance pursuant to the Company Stock Plans, of which 8,021,954 Shares were subject to or otherwise deliverable in connection with outstanding Company RSUs or the exercise of outstanding Company Stock Options issued pursuant to the Company Stock Plans.

(b) Section 4.2(b) of the Company Disclosure Letter sets forth, as of the close of business on June 21, 2013, a complete and correct list of (i) all outstanding Company Stock Options, including the number of Shares subject to such award, the name of the holder, the grant date, the vesting schedule, and the exercise or purchase price per share and (ii) all outstanding Company RSUs, including the name of the holder, the grant date and the vesting schedule. The Company Stock Plans set forth on Section 4.2(b) of the Company Disclosure Letter are the only plans or programs that the Company or any of its Significant Subsidiaries maintains under which stock options, restricted stock, restricted stock units, stock appreciation rights or other compensatory equity-based awards are outstanding. The Company has made available to Parent each form of award agreement under the Company Stock Plans.

(c) Except as set forth in Section 4.2(a) and except for changes since June 21, 2013 resulting from the exercise of Company Stock Options or the settlement of Company RSUs outstanding on such date, as of the date of this Agreement, (i) there are no issued, reserved for issuance, outstanding or authorized (A) Equity Interests of the Company, (B) securities of the Company convertible into or exchangeable for Equity Interests of the Company, or (C) options or other rights to acquire from the Company, and no obligation of the Company to issue, any Equity Interests or securities convertible into or exchangeable for Equity Interests of the Company, (ii) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Equity Interests of the Company or securities convertible into or exchangeable for Equity Interests of the Company, (iii) there are no other Contracts relating to the issued or unissued Equity Interests of the Company or any of its Significant Subsidiaries to which the Company or any of its Significant Subsidiaries is a party and (iv) there are no voting trusts, proxies or other similar arrangements or understandings to which the Company or any of its Significant Subsidiaries is a party. Each outstanding Equity Interest of each Significant Subsidiary of the Company that is a corporation is duly authorized, validly issued, fully paid and nonassessable, each outstanding Equity Interest of each Significant Subsidiary of the Company that is a limited liability company or a limited partnership is duly authorized and validly issued, and each such share or other Equity Interest is owned, directly or indirectly, by the Company free and clear of all Liens (other than Permitted Liens).

Section 4.3 Authority. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the adoption and approval of this Agreement by the holders of at least a majority in combined voting power of the outstanding Shares (the “Company Shareholder Approval”), to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to obtaining the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity). As of the date hereof, the board of directors of the Company (the “Company Board”) has determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the Company, (b) approved and adopted this Agreement, and (c) subject to Section 6.4, resolved to recommend that the Company’s shareholders approve this Agreement and the transactions contemplated hereby, including the Merger. The Company Shareholder Approval is the only vote or consent of the holders of any Equity Interest of the Company necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

Section 4.4 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not (i) conflict with or violate the Company Charter or Company Bylaws or the equivalent organizational documents of any of the Company’s Significant Subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (vi) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any Law applicable to the Company or any of its Significant Subsidiaries or by which any of their respective properties are bound, or (iii) subject to obtaining the consents listed on Section 4.4(a)(iii) of the Company Disclosure Letter, result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Material Contract to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, breach, violation, default, loss, right or other occurrence that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) such filings required under applicable requirements of the Exchange Act, and under state takeover laws, (ii) such filings required under the HSR Act and the other applicable Antitrust Laws, (iii) such filings required under the applicable Investment Laws, (iv) such filings as are necessary to comply with the applicable rules of NASDAQ, (v) the filing of the Agreement of Merger with the California Secretary of State as required by the California Corporation Law, and (vi) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.5 Subsidiaries. The Company has no Subsidiaries other than the Subsidiaries identified on Exhibit 21.1 of the Company’s annual report on Form 10-K for the year ended December 31, 2012; and neither the Company nor any of its Subsidiaries: (i) owns any share capital of, or any equity interest of any nature in, any other Person, other than the Company or its Subsidiaries; or (ii) has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any material future investment in or material capital contribution to any other Person.

Section 4.6 SEC Reports; Financial Statements.

(a) The Company has filed all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC since January 1, 2010 (all such forms, reports, statements, certificates and other documents filed since January 1, 2010 and prior to the date hereof, collectively, the “Company SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment, each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, each as in effect on the date so filed. As of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such amendment or superseding filing), none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not, and each such Company SEC Document filed subsequent to the date hereof and prior to the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) The Company has made available to Parent copies of all comment letters received by the Company from the SEC since January 1, 2010 relating to the Company SEC Documents, together with all written responses of the Company thereto. There are no outstanding or unresolved comments in any such comment letters received by the Company from the SEC. To the Knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing review by the SEC.

(c) The audited consolidated financial statements of the Company (including any related notes thereto) included in the Company SEC Documents have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries at the date thereof and the results of their operations and cash flows for the periods indicated, all in accordance with GAAP. The unaudited consolidated financial statements of the Company (including any related notes thereto) included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC since December 31, 2012 have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or may be permitted by the SEC under the Exchange Act) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the results of their operations and cash flows for the periods indicated (subject to normal period-end adjustments), all in accordance with GAAP.

(d) The Company maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities. The Company maintains internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation, to the Company’s auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. There were no significant deficiencies or material weaknesses identified in management’s assessment of internal control over financial reporting as of and for the year-ended December 31, 2012 (nor has any such deficiency or weakness been identified since such date).

Section 4.7 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (or the notes thereto) of the Company and its Subsidiaries, except for liabilities and obligations (a) reflected or reserved against in the most recent balance sheet of the Company (or the notes thereto) included in the Company SEC Documents, (b) incurred in the ordinary course of business since the date of such balance sheet, (c) discharged or paid in full since the date of such balance sheet, (d) incurred pursuant to the transactions contemplated by this Agreement, or (e) that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.8 Company Information. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in and actually included or incorporated by reference in the proxy statement to be sent to the shareholders of the Company in connection with the Company Shareholders Meeting (such proxy statement, as amended or supplemented, the “Proxy Statement”) will, on the date it is first mailed to the shareholders of the Company and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub or any of their respective Representatives for inclusion or incorporation by reference in the Proxy Statement.

Section 4.9 Absence of Certain Changes or Events. Since December 31, 2012 through the date of this Agreement, except as otherwise specifically required by this Agreement, (i) the businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business (other than the negotiation, execution and performance of this Agreement), and (ii) there has not been any event, change, occurrence or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.10 Absence of Litigation. (a) There is no Action pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties by or before any Governmental Entity and (b) neither the Company nor any of its Subsidiaries nor any of their respective properties is or are subject to any judgment, order, injunction, rule or decree of any Governmental Entity; except in each case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.11 Compliance with Laws. The Company and each of its Subsidiaries are, and have been since December 31, 2010, in material compliance with all Laws applicable to them or by which any of their respective properties are bound, except where any non-compliance has not had and would not reasonably be expected to have, individually or the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries have in effect all permits, licenses, exemptions, authorizations, franchises, orders and approvals of all Governmental Entities (collectively, “Permits”) necessary for them to own, lease or operate their properties and to carry on their businesses as now conducted, except for any Permits the absence of which does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Notwithstanding the foregoing, no representation or warranty is made in this Section 4.11 with respect to (a) the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, which are covered in Section 4.6(a), (b) employee benefit and ERISA matters, which are covered in Section 4.12, (c) Environmental Laws (including applicable Laws with respect to Environmental Permits), which are covered in Section 4.14 and (d) applicable Laws with respect to Taxes, which are covered in Section 4.15.

Section 4.12 Benefit Plans.

(a) The Company has provided to Parent a true and complete list of each material “employee benefit plan” (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), all “multiemployer plans” (within the meaning of ERISA section 3(37)), and all material stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other material employee benefit plans, programs or policies, whether or not subject to ERISA (including any funding mechanism related to the foregoing), whether formal or informal, written or oral, under which any employee or former employee or director of the Company or its Subsidiaries has any present or future right to benefits or for which the Company or its Subsidiaries has any present or future material liability. All such plans, programs and policies shall be collectively referred to as the “Company Plans.” With respect to each Company Plan, the Company has made available to Parent a current, accurate and complete copy thereof and, in the case of an unwritten Company Plan, a written description thereof, and, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination, opinion or advisory letter of the IRS, if applicable, (iii) any summary plan description and (iv) if applicable, for the most recent year, (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) attorney’s response to an auditor’s request for information.

(b) With respect to the Company Plans, except to the extent that the inaccuracy of any of the representations set forth in this Section 4.12(b) would not reasonably be expected to result in a material liability of Company or any of its Subsidiaries:

(i) each Company Plan has been established and administered in accordance with its terms and established, administered, and documented in compliance with the provisions of applicable Law, including ERISA and the Code, and no prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, or accumulated funding deficiency, as defined in Section 302 of ERISA and 412 of the Code, has occurred with respect to any Company Plan, and all contributions required to be made under the terms of any Company Plan have been timely made; and

(ii) each Company Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified (or the deadline for obtaining such a letter has not expired as of the date of this Agreement) and, to the Knowledge of the Company, nothing has occurred since the date of such letter that would reasonably be expected to cause the loss of such qualified status of such Company Plan;

(iii) there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation (the “PBGC”), the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the Knowledge of the Company, threatened, relating to the Company Plans, any fiduciaries thereof with respect to their duties to the Company Plans or the assets of any of the trusts under any of the Company Plans (other than routine claims for benefits);

(iv) no Company Plan is subject to Title IV of ERISA or subject to Section 412 of the Code;

(v) no Company Plan is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA);

(vi) the Company and its Subsidiaries do not maintain any Company Plan that is a “group health plan” (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all material respects in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B(b) of the Code, and the Company and its Subsidiaries are not subject to any liability, including additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation. None of the Company Plans provide for or promises health, life or welfare benefits (whether insured or self-insured) to any employee or former employee following termination of employment or service with the Company and the Subsidiaries (other than coverage mandated by applicable Law); and

(vii) none of the Company Plans provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit, the payment (whether in cash or property or the vesting of property) to any “designated individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that could reasonably be expected, individually or in combination with any other such payment, to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code), determined or occasioned, in whole or in part, by reason of the execution of this Agreement or the consummation of the transactions contemplated hereby.

(c) Each Company Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code (a “Nonqualified Deferred Compensation Plan”) subject to Section 409A of the Code has been operated in compliance with Section 409A of the Code since January 1, 2005, based upon the Company’s good faith, reasonable interpretation of (A) Section 409A of the Code and (B) Treasury Regulation section 1.409A and other authorities promulgated thereunder by the U.S. Department of the Treasury or the IRS (clauses (A) and (B), together, the “409A Authorities”). No Company Plan that would be a Nonqualified Deferred Compensation Plan subject to Section 409A of the Code but for the effective date provisions that are applicable to Section 409A of the Code, as set forth in Section 885(d) of the American Jobs Creation Act of 2004, as amended (the “AJCA”), has been “materially modified” within the meaning of Section 885(d)(2)(B) of the AJCA after October 3, 2004, based upon the Company’s good faith reasonable interpretation of the AJCA and the 409A Authorities and has not been operated in compliance with the 409A Authorities. The Company and its Subsidiaries each have not maintained, sponsored, been a party to, participated in, or contributed to any plan, agreement or arrangement subject to Section 457A of the Code.

(d) With respect to each Company Plan that is not subject exclusively to United States Law (a “Non-U.S. Benefit Plan”): (i) all employer and employee contributions to each Non-U.S. Benefit Plan required by Law or by the terms of such Non-U.S. Benefit Plan or pursuant to any other contractual obligation (including contributions to all mandatory provident fund schemes) have been made or, if applicable, accrued in accordance with GAAP and all such contributions or accruals have been made in a timely manner; (ii) the fair market value of the assets of each funded Non-U.S. Benefit Plan, the liability of each insurer for any Non-U.S. Benefit Plan funded through insurance or the book reserve established for any Non-U.S. Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such plan; (iii) from and after the Closing, Parent and its Affiliates shall receive the full benefit of any such funds, accruals or reserves under the Non-U.S. Benefit Plans; and (iv) each Non-U.S. Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

Section 4.13 Labor Matters. Neither the Company nor any of its Significant Subsidiaries is a party to, or is bound by, any collective bargaining agreement with any labor union, works council or labor organization, and, there is not currently pending any efforts by any labor union, works council or labor organization to organize employees of the Company. There is no labor dispute, strike, work stoppage or lockout, or, to the Knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Significant Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No service provider to the Company or any of its Subsidiaries has been improperly excluded from any Company Plan.

Section 4.14 Environmental Matters.

(a) Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and except as set forth in any environmental assessments, reports or plans previously made available to Parent and Merger Sub: (i) the Company and each of its Significant Subsidiaries are in compliance with all applicable Environmental Laws, and possess and are in compliance with all applicable Environmental Permits required under such Environmental Laws to operate as they presently operate; (ii) neither the Company nor any of its Significant Subsidiaries has received any written request for information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute, concerning any release or threatened release of Materials of Environmental Concern at any location except, with respect to any such request for information concerning any such release or threatened release, to the extent such matter has been resolved with the appropriate foreign, federal, state or local Governmental Entity or otherwise; and (iii) neither the Company nor any of its Significant Subsidiaries has received any written notice, claim or complaint, or is presently subject to any proceeding, relating to noncompliance with Environmental Laws or any other liabilities pursuant to Environmental Laws, and, to the Knowledge of the Company, no such matter has been threatened in writing.

(b) Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 4.14 are the only representations and warranties in this Agreement with respect to Environmental Laws or Materials of Environmental Concern.

Section 4.15 Taxes. Except for failures, violations, inaccuracies, omissions or proceedings that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) all Tax Returns required by applicable Law to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed in accordance with all applicable Laws (after giving effect to any extensions of time in which to make such filings), and all such Tax Returns were, at the time of filing, complete and accurate in all respects;

(b) neither the Company nor any of its Subsidiaries is delinquent in the payment of any Tax, except for those Taxes that are being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP;

(c) no Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory Liens for Taxes not yet delinquent;

(d) there are no Tax sharing agreements or similar arrangements (including Tax indemnity arrangements) with respect to or involving the Company or any of its Significant Subsidiaries (other than any such agreement solely among the Company and/or any of its Significant Subsidiaries);

(e) neither the Company nor any of its Significant Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or Section 301.6111-2(b)(2);

(f) the Company and all of its Subsidiaries have satisfied all current requirements with respect to any material Tax exemptions, Tax holidays, Tax incentives or other preferential Tax treatments or Tax rebates enjoyed by the Company and its Subsidiaries; and

(g) as of the date of this Agreement, there are no proceedings now pending, or to the Knowledge of the Company, threatened in writing against or with respect to the Company or any of its Subsidiaries with respect to any Tax.

Section 4.16 Contracts.

(a) Except for this Agreement and except as filed with the SEC, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or is bound by any Contract that (i) would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K or (ii) is material to the business or operations of the Company and its Subsidiaries, taken as a whole (each such Contract as described in this Section 4.16(a), a “Material Contract”). Section 4.16(a) of the Company Disclosure Letter sets forth a true and complete list of each Material Contract.

(b) Each Material Contract is valid and binding on the Company or its Subsidiaries party thereto and, to the Knowledge of the Company, any other party thereto, except for such failures to be valid and binding that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there is no default under any Material Contract by the Company or any of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto, and (ii) no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto.

Section 4.17 Insurance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all insurance policies of the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as management of the Company has determined to be prudent in accordance with industry practices and (b) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies.

Section 4.18 Properties.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries has good title to all the properties and assets (i) reflected in the most recent audited balance sheet of the Company included in the Company SEC Documents as being owned and (ii) acquired after the date thereof, in each case that are material to the Company’s business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens, except for Permitted Liens.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries (i) is the lessee of all leasehold estates (A) reflected in the audited balance sheet of the Company included in the Company SEC Documents and (B) acquired after the date thereof, in each case that are material to the Company’s business on a consolidated basis (except for leases that have expired by their terms since the date thereof or have been assigned, terminated or otherwise disposed of in the ordinary course of business) and (ii) is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the Company or any of its Subsidiaries or, to the Knowledge of the Company, the lessor.

Section 4.19 Intellectual Property.

(a) Section 4.19(a) of the Company Disclosure Letter sets forth a true and complete list of all registered trademarks, service marks or trade names, trademark applications, patents, patent applications, registered copyrights, applications to register copyright and domain names owned by the Company or any of its Subsidiaries on the date hereof (collectively, “Company Registered IP”). No Company Registered IP is involved in any interference, reissue, reexamination, opposition, cancellation or similar proceeding and, to the Knowledge of the Company, no such action is or has been threatened with respect to any of the Company Registered IP. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Company Registered IP is exclusively owned by the Company or one of its Subsidiaries free and clear of all Liens other than Permitted Liens. Neither the Company nor any of its Subsidiaries has received any written notice or claim in the three years prior to the date hereof challenging the validity or enforceability of any Company Registered IP that remains pending or unresolved. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all of the Company Registered IP is subsisting, and, as applicable, valid and enforceable, and in legal effect and none of the Company Registered IP has been adjudged invalid or unenforceable by any court of competent jurisdiction in any legal proceeding to which the Company or any of its Subsidiaries was or is a party. The Company and its Subsidiaries exclusively own or otherwise possess valid and enforceable right to use all Intellectual Property Rights necessary to conduct their respective businesses.

(b) Each of the Company and its Subsidiaries has taken commercially reasonable steps to maintain the confidentiality of all information of the Company or its Subsidiaries that derives economic value (actual or potential) from not being generally known to other Persons who can obtain economic value from its disclosure or use, including taking commercially reasonable steps to safeguard any such information that is accessible through computer systems or networks.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, (i) the Company and its Subsidiaries are not infringing upon or misappropriating any patents, copyrights, trademarks, trade secrets or other intellectual property (“Intellectual Property Right”) of any third party in connection with the conduct of their respective businesses, and neither the Company nor any of its Subsidiaries has received in the three years prior to the date hereof any written notice or claim asserting that any such infringement or misappropriation is occurring, which notice or claim remains pending or unresolved, (ii) no third party is misappropriating or infringing any Intellectual Property Right owned by the Company or any of its Subsidiaries, and (iii) no

Intellectual Property Right owned by the Company or any of its Subsidiaries is subject to any outstanding order, judgment, decree or stipulation restricting or limiting the use or licensing thereof by the Company or any of its Subsidiaries.

(d) Neither the Company nor any of its Subsidiaries has granted any license to any third party under any material Company IP other than non-exclusive licenses granted in the ordinary course of business.

Section 4.20 Related Party Transactions. No executive officer or director of the Company (i) is a party to any Contract with or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets, (ii) has any interest in any material property owned by the Company or any of its Subsidiaries, or (iii) has engaged in any transaction with the Company or any of its Subsidiaries within the last 12 months; in each case, that is of the type that would be required to be disclosed in the Company SEC Documents pursuant to Item 404 of Regulation S-K that has not been so disclosed.

Section 4.21 Brokers. No broker, investment banker, financial advisor or other Person, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”), is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 4.22 Opinion of Financial Advisor. The Company Board has received an opinion from BofA Merrill Lynch to the effect that, as of the date of such opinion and subject to the assumptions, qualifications and limitations set forth in such opinion, the Merger consideration to be received in the Merger by the holders of the Shares (other than the Company, Parent, Merger Sub, their respective Affiliates and the holders of Dissenting Shares) is fair, from a financial point of view, to such holders.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF

PARENT AND MERGER SUB

Parent and the Merger Sub, jointly and severally, represent and warrant to the Company as follows:

Section 5.1 Organization, Standing and Power.

(a) Each of Parent and Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), for any such failures to have such power and authority or to be so qualified or licensed or in good standing as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Parent has previously furnished or made available to the Company a true and complete copy of the articles of incorporation and bylaws (or comparable organizational documents) of each of Parent and Merger Sub, including all amendments thereto, and each as so delivered is in full force and effect. Neither Parent nor Merger Sub is in violation of any provision of its articles of incorporation or bylaws (or comparable organizational documents) in any material respect.

Section 5.2 Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger. The execution, delivery and performance of this Agreement by

Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby, including the Merger, have been duly authorized by the board of directors of each of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger, to the filing of the Agreement of Merger with the California Secretary of State as required by California Corporation Law. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

Section 5.3 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, do not and will not (i) conflict with or violate the articles of incorporation or bylaws (or comparable organizational documents) of Parent or Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any of their respective properties are bound, or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, breach, violation, default, loss, right or other occurrence that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby, including the Merger, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) such filings as required under applicable requirements of the Exchange Act, and under state takeover laws, (ii) such filings required under the HSR Act and the other applicable Antitrust Laws, (iii) such filings that are required under the applicable Investment Laws, (iv) the filing of the Agreement of Merger with the California Secretary of State as required by the California Corporation Law, and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.4 Parent and Merger Sub Information. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in and actually included or incorporated by reference in the Proxy Statement will, at the date it is first mailed to the shareholders of the Company and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

Section 5.5 Absence of Litigation. There is no Action by or against Parent or Merger Sub pending, or to the knowledge of Parent, threatened in writing that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or would affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

Section 5.6 Ownership and Operations of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein in connection with the transactions contemplated by this Agreement. The authorized capital stock of Merger Sub consists of 100 shares of common stock, no par value per share, all of which are validly issued and outstanding. All of the issued and outstanding Equity Interest of Merger Sub is, and at the Effective Time will be, owned directly or indirectly by Parent free and clear of all Liens.

Section 5.7 Available Funds. Parent’s and Merger Sub’s obligations hereunder are not subject to any conditions regarding Parent’s, Merger Sub’s or any other Person’s ability to obtain financing for the transactions contemplated herein. Parent or Merger Sub has available, and will have available at the Effective Time, cash in an aggregate amount sufficient to pay the aggregate Merger Consideration for the Shares and the other payment obligations of Parent, Merger Sub and the Surviving Corporation hereunder, and to enable Parent, Merger Sub and the Surviving Corporation to perform all of their respective obligations hereunder and effect the Closing on the terms contemplated by this Agreement, and there is no restriction on the use of such cash for such purpose.

Section 5.8 Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock or other Equity Interests of Parent is necessary to approve this Agreement or the Merger or the other transactions contemplated hereby. The vote or consent of Parent as the sole shareholder of Merger Sub, which vote or consent has been given or delivered to Merger Sub prior to Merger Sub’s entry into this Agreement, and which shall be in effect at all times through the Effective Time, is the only vote or consent of the holders of any class or series of capital stock or other Equity Interests of Merger Sub necessary to approve this Agreement, the Merger or the other transactions contemplated hereby.

Section 5.9 Ownership of Shares. Neither Parent nor Merger Sub nor any of Parent’s other Affiliates owns (directly or indirectly, beneficially or of record) any Shares or holds any rights to acquire or vote any Shares except pursuant to this Agreement.

Section 5.10 Brokers. No broker, investment banker, financial advisor or other Person, other than Wells Fargo Securities, LLC, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 5.11 Access to Information.

(a) Each of Parent and Merger Sub each acknowledges and agrees that (i) it has had an opportunity to discuss and ask questions regarding the business of the Company and its Subsidiaries with the management of the Company, (ii) it has had access to the books and records of the Company and the “data room” maintained by the Company for purposes of the transactions contemplated by this Agreement, (iii) it has conducted its own independent investigation and analysis of the Company and its Subsidiaries, including the business, operations, assets, liabilities, financial results and condition, and prospects, and the transactions contemplated hereby, (iv) it has not received or relied on, or been induced to enter into this Agreement based on, any representation or warranty, whether express or implied, written or oral, by any Person regarding the Company or its Subsidiaries, except as expressly set forth in Article IV (as qualified by the Company Disclosure Letter), and (v) the Company shall have no liability or responsibility whatsoever to Parent or Merger Sub on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information (including any financial statements, projections, estimates, business plans or other forward-looking information) provided or made available by the Company or its Subsidiaries or their respective Representatives (including in any data room or management presentations), or statements made (or any omissions therefrom), whether in each case written or oral, to Parent or Merger Sub, except as and only to the extent expressly set forth in Article IV (as qualified by the Company Disclosure Letter).

(b) Parent and Merger Sub acknowledge and agree that the Company and its Subsidiaries disclaim any representations or warranties except for those expressly set forth in Article IV (as qualified by the Company Disclosure Letter), whether by the Company or any other Person, with respect to this Agreement and the transactions contemplated hereby, notwithstanding the delivery or disclosure to Parent, Merger Sub, or any other Person, of any documentation or other information by the Company, its Representatives or any other Person, whether in each case written or oral, with respect to any of the foregoing.

(c) Nothing in Section 5.11(a)(iv) or (v) or Section 5.11(b) shall limit the rights of Parent or Merger Sub with respect to any representations, warranties, statements or information provided to Parent or Merger Sub made with fraudulent intent to induce Parent or Merger Sub to enter into the Agreement.

ARTICLE VI

COVENANTS

Section 6.1 Conduct of Business of the Company.

(a) The Company covenants and agrees that, during the period from the date hereof until the Effective Time, except (i) as expressly and specifically required by this Agreement, (ii) as disclosed in Schedule 6.1(a), (iii) as required by applicable Law, (iv) as expressly and specifically required by any Material Contract set forth on Section 4.16(a) of the Company Disclosure Letter or entered into after the date hereof without violation of this Section 6.1, (v) for actions by the Company or its Subsidiaries with respect to matters specifically addressed by, and not constituting a breach of, any provision of Section 6.1(b), or (vi) as Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to (A) conduct its business in the ordinary course of business consistent with past practice, (B) preserve substantially intact its business organization, and (C) preserve its present relationships with customers, suppliers, employees, and other Persons with which it has material business relations.

(b) The Company covenants and agrees that, during the period from the date hereof until the Effective Time, except (A) as expressly and specifically required by this Agreement (excluding Section 6.1(a)), (B) as disclosed in Schedule 6.1(b), (C) as required by applicable Law, (D) as expressly and specifically required by any Material Contract set forth on Section 4.16(a) of the Company Disclosure Letter or entered into after the date hereof without violation of this Section 6.1, or (E) as Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), neither the Company nor any of its Subsidiaries shall:

(i) amend or otherwise change its articles of incorporation or bylaws or any equivalent organizational documents (except for administerial changes for Subsidiaries);

(ii) issue, sell, pledge, dispose of or encumber any of its or its Subsidiaries’ Equity Interests, or grant to any Person any right to acquire any of its or its Subsidiaries’ Equity Interests, except (x) pursuant to the exercise of Company Stock Options, the vesting or settlement of Company RSUs or settlement of other awards outstanding as of the date hereof or (y) the grant of Company Stock Options, Company RSUs or other awards under any Company Stock Plan (and issuances of Shares pursuant thereto) made to employees hired after the date of this Agreement, in the ordinary course of business consistent with past practice in connection with the hiring of such employees;

(iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its Equity Interests, except for any dividend or distribution by a Subsidiary of the Company to the Company or to another Subsidiary or Subsidiaries of the Company;

(iv) reclassify, split, combine or subdivide any shares of capital stock of the Company or redeem, repurchase or otherwise acquire any shares of capital stock of the Company, except for acquisitions in connection with the cashless exercise or similar transactions pursuant to the exercise of Company Stock Options or vesting or settlement of Company RSUs or other awards or obligations outstanding as of the date hereof;

(v) (x) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, in each case, which is or are material to the Company and its Subsidiaries, taken as a whole, other than purchases of inventory and other assets in the ordinary course of business or pursuant to existing Contracts; (y) sell or otherwise dispose of (whether by merger, consolidation or sale of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets of the Company or its Subsidiaries, other than sales or dispositions of finished goods inventory in the ordinary course of business consistent with past practice;

(vi) enter into, materially amend or terminate any Material Contract;

(vii) authorize any material new capital expenditures which are, in the aggregate, in excess of the Company’s capital expenditure budget set forth on Schedule 6.1(b)(vii);

(viii) (x) make any loans, advances or capital contributions to, or investments in, any other Person (other than a Subsidiary of the Company), (y) incur any indebtedness for borrowed money or issue any debt securities, or (z) assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness or other obligations of another Person (other than a guaranty by the Company on behalf of its Subsidiaries), other than (1) loans (a) less than $25,000 individually or $100,000 in the aggregate and (b) made in the ordinary course of business consistent with past practice, and (2) advances to non-current or former officer employees less than $25,000 individually made in the ordinary course of business consistent with past practice;

(ix) except (w) to the extent required by applicable Law (including Section 409(A) of the Code), (x) pursuant to any arrangement in effect as of the date hereof, (y) as contemplated by Section 6.8 or (z) in the ordinary course of business, (1) materially increase the compensation or benefits of any current or former director or current or former officer of the Company or any of its Subsidiaries, (2) materially amend any Company Plan or adopt any compensation or benefit plan including any pension, retirement, profit-sharing, severance, bonus or other employee benefit or welfare benefit plan (other than any such adoption or amendment that does not materially increase the cost to the Company or any of its Subsidiaries compared with maintaining the applicable compensation or benefit plan in effect on the date hereof) with or for the benefit of its current or former employees or directors, or (3) accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation;

(x) abandon or allow to lapse any Company Registered IP;

(xi) implement or adopt any material change in its methods of accounting, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

(xii) compromise, settle or agree to settle any Action, or consent to the same, other than compromises, settlements or agreements involving monetary payments of less than $25,000 individually or $100,000 in the aggregate;

(xiii) agree to any exclusivity, non-competition or similar provision or covenant restricting the Company, any of its Subsidiaries or any of their respective Affiliates, from competing in any line of business or with any Person or in any area or engaging in any activity or business (including with respect to the development, manufacture, marketing or distribution of their respective products or services), or pursuant to which any benefit or right would be required to be given or lost as a result of so competing or engaging, or which would have any effect on Parent or any of its Affiliates after the Effective Time; or

(xiv) agree to take any of the foregoing actions described in Sections 6.1(b)(i) through 6.1(b)(xiii).

Section 6.2 [Intentionally Omitted].

Section 6.3 No Control of Other Party’s Business. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 6.4 Acquisition Proposals.

(a) Except as set forth in Section 6.4(b) through (f), the Company agrees that neither it nor any of its Subsidiaries shall, and that it shall direct its and their respective Representatives not to, and shall not knowingly permit its and their respective Representatives to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries, proposals or offers with respect to, or constitutes or could reasonably be expected to lead to, the making or completion of, an Acquisition Proposal, (ii) engage or participate in any negotiations or discussions (other than to state that they are not permitted to have discussions) concerning, or provide or cause to be provided any non-public information or data relating to the Company or any of its Subsidiaries, in connection with, or with or for the purpose of knowingly encouraging or knowingly facilitating, an Acquisition Proposal, (iii) approve, endorse or recommend any Acquisition Proposal, or (iv) approve, endorse or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an Acquisition Proposal or that could reasonably be expected to lead to an Acquisition Proposal; provided, however, it is understood and agreed that any determination or action by the Company Board permitted under Section 6.4(b), (c) or (e) or Section 8.1(c)(ii) (to the extent Section 6.4(e) has been complied with) shall not be deemed to be a breach of this Section 6.4(a). On the date hereof, the Company will immediately cease and terminate any existing activities, discussions or negotiations by the Company and its Subsidiaries, and direct its Representatives to cease and terminate, and not knowingly permit its Representatives to continue, all such activities, discussions and negotiations with any Persons with respect to any Acquisition Proposal.

(b) Notwithstanding anything to the contrary in Section 6.4(a), at any time prior to obtaining the Company Shareholder Approval, if (i) the Company receives an unsolicited bona fide written Acquisition Proposal from a Person, and (ii) the Company Board determines in good faith that (x) such Acquisition Proposal constitutes or may reasonably be expected to lead to a Superior Proposal and (y) the failure to do so would reasonably be expected to constitute a breach of the directors’ fiduciary duties under applicable Law, then the Company may (A) furnish information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal and (B) participate in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal; provided, however, that the Company will not, and will not permit its Subsidiaries or its or their Representatives to, furnish any information or enter into, maintain or participate in any such discussions or negotiations except pursuant to a customary confidentiality agreement on terms no less restrictive than those contained in the Confidentiality Agreement (except for any changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement); provided, further, however, that the Company shall provide (or provide access) to Parent the information, including the properties, assets, books, records and other information of the Company and its Subsidiaries, as provided to such Person, and that was not previously provided to Parent, at or prior to the time such information or data is provided to such Person.

(c) The Company shall promptly (and in any event within 24 hours after notice is received by the Company) advise Parent in writing of (i) any inquiries, proposals or offers regarding any Acquisition Proposal received by the Company or its Representatives, (ii) any request to the Company or its Representatives for non-public information relating to the Company or its Subsidiaries, other than requests for information not reasonably expected to be related to an Acquisition Proposal, and (iii) any inquiry or request made to the Company or its Representatives to discuss or negotiate an Acquisition Proposal or any inquiry or request which the Company reasonably believes could lead to an Acquisition Proposal, which notification shall include, in each case, the identity of the Person making any such inquiry, request or Acquisition Proposal, and copies of any written materials provided in connection therewith and summaries of any material terms of any such Acquisition Proposal conveyed verbally.

(d) Except as set forth in this Section 6.4(d), Section 6.4(e) and Section 6.4(f), neither the Company Board nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Merger Sub, its recommendation of this Agreement or the Merger (any of such actions, an “Adverse Recommendation Change”), (ii) approve or recommend any Acquisition Proposal, or (iii) publicly propose to take any such actions. Notwithstanding anything to the contrary in this Section 6.4, if, prior to obtaining Company Shareholder Approval, (A) any fact, event, change, development or circumstance not known by the Company Board as of the date hereof or reasonably foreseeable by the Company Board as of the date hereof, and not relating to any Acquisition Proposal has occurred (such fact, event, change, development or circumstance, an “Intervening Event”) and the Company Board determines in good faith (after consultation with the Company’s outside legal counsel) that the failure to do so would be a breach of the Company Board’s fiduciary duties under applicable Law, the Company Board or any committee thereof may effect an Adverse Recommendation Change, or (B) the Company receives an Acquisition Proposal, with respect to which no breach of Section 6.4 has occurred, and that the Company Board or any committee thereof determines constitutes a Superior Proposal, the Company may terminate this Agreement pursuant to Section 8.1(c)(ii) to enter into a definitive agreement with respect to such Superior Proposal; provided, however, that the Company may not terminate this Agreement pursuant to the preceding clause (B) unless the Company has first complied with the provision of Section 6.4(e) and, after so complying, the Company Board or any committee thereof determines that such Acquisition Proposal continues to constitute a Superior Proposal.

(e) The Company Board (or any committee thereof) shall not take any action set forth in Section 6.4(d) unless the Company Board has first (i) (A) in the case of Section 6.4(d)(A), provided written notice to Parent (a “Notice of Intervening Event”) advising Parent of the occurrence of an Intervening Event, which notice shall specify the facts, events, changes, developments and circumstances constituting such Intervening Event, or (B) in the case of Section 6.4(d)(B), provided written notice to Parent (a “Notice of Superior Proposal”) advising Parent that the Company Board has received a Superior Proposal, which notice shall specify the material terms and conditions of such Superior Proposal, identify the Person making such Superior Proposal and include a copy of any relevant transaction documents (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Superior Proposal, which shall require a new notice period of two Business Days, and compliance with this Section 6.4(e) with respect to such new notice), and (ii) negotiated, and caused the Company and its Representatives to negotiate, during the three Business Day period following Parent’s receipt of the Notice of Intervening Event or Notice of Superior Proposal (or two Business Day period following an amended proposal), as applicable, or if at the time received by the Company there are less than three Business Days (or two Business Days in connection with an amended proposal) before the Company Shareholders Meeting, as much notice as reasonably practicable (such period, the “Notice Period”), with Parent to enable Parent to make a counteroffer or propose to amend the terms of this Agreement, and (iii) after complying with the preceding clauses (i) and (ii), determined in good faith (after consultation with the Company’s outside legal counsel and financial advisors), in light of any counteroffer or proposed amendment to the terms of this Agreement during the Notice Period, that, in the case of a Notice of Intervening Event, the failure to do so would continue to be a breach of the Company Board’s fiduciary duties under applicable Law or, in the case of a Notice of Superior Proposal, the Superior Proposal continues to constitute a Superior Proposal.

(f) Nothing set forth in this Agreement shall prevent the Company or the Company Board from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer) or from (ii) making any required disclosure to the Company’s shareholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure to disclose such information would reasonably be expected to violate its disclosure obligations under applicable Law; provided, however, that, in either case, any such disclosure constituting an Adverse Recommendation Change must comply with the provisions of Section 6.4(d) and Section 6.4(e).

Section 6.5 Preparation of Proxy Statement; Shareholders’ Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement, the Company shall, with the assistance of Parent, prepare the Proxy Statement and file the Proxy Statement with the SEC. Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act to be set forth in the Proxy Statement. The Company shall use its commercially reasonable efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. The Company shall as soon as reasonably practicable notify Parent and Merger Sub of the receipt of any comments from the SEC with respect to the Proxy Statement and any request by the SEC for any amendment to the Proxy Statement or for additional information.

(b) As promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC, the Company, acting through the Company Board, shall (i) take all action necessary to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the Company Shareholder Approval (the “Company Shareholders Meeting”) and (ii) except to the extent that the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 6.4(d), include in the Proxy Statement the recommendation of the Company Board that the shareholders of the Company vote in favor of the approval of this Agreement; provided, however, that the Company shall be permitted to delay or postpone convening the Company Shareholders Meeting (but not beyond the Termination Date) only (A) if and to the extent necessary to provide any necessary supplement or amendment to the Proxy Statement to the Company’s shareholders in advance of a vote on this Agreement and the Merger, as may be required by applicable Law, or (B) with Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), additional time is necessary to solicit additional votes or proxies.

Section 6.6 Access to Information; Confidentiality.

(a) From the date hereof to the Effective Time or the earlier termination of this Agreement, the Company shall, and shall cause its Subsidiaries to, (i) upon reasonable prior written notice, afford to Parent’s Representatives reasonable access during normal business hours, consistent with applicable Law, to its officers, employees, properties, offices, other facilities and books and records, and (ii) furnish Parent with all financial, operating and other data and information as Parent shall reasonably request. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by the employees of the Company or its Subsidiaries of their normal duties. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would be reasonably expected to, in the reasonable judgment of the Company (after consultation with outside counsel), (i) breach any agreement with any third-party, (ii) constitute a waiver of or jeopardize the attorney-client or other privilege held by the Company, or (iii) otherwise violate any applicable Law, including the Antitrust Laws; provided, however, that in each case the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company and Parent shall use their respective reasonable best efforts to cause such information to be provided in a manner that would not reasonably be expected to violate such restriction or waive the applicable privilege or protection.

(b) Each of Parent and Merger Sub will hold and treat and shall cause its Representatives to hold and treat in confidence all documents and information concerning the Company and its Subsidiaries furnished to Parent or Merger Sub pursuant to or in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, which Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

Section 6.7 Further Action; Efforts.

(a) Except with respect to matters described in Section 6.7(b), upon the terms and subject to the conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action and to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate the Merger and the other transactions contemplated hereby at the earliest practicable date.

(b) Except for actions required under Section 6.7(e), upon the terms and subject to the conditions of this Agreement, each of Parent and Merger Sub agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with the Company in order to do, all things necessary, proper or advisable under applicable Regulatory Laws to consummate the Merger at the earliest practicable date, including using reasonable best efforts to: (i) cause the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the taking of such actions as are necessary to obtain any requisite consent or expiration of any applicable waiting period under Antitrust Laws; (ii) defend all lawsuits and other proceedings by or before any Governmental Entity or by any private party challenging this Agreement or the consummation of the Merger; and (iii) promptly resolve any objection asserted with respect to the Merger or the other transactions contemplated hereby under Regulatory Laws and to prevent the entry of any injunction, decree, ruling, order or other action, and to have vacated, lifted, reversed or overturned any injunction, decree, ruling, order or other action under Regulatory Laws that would prevent, prohibit, restrict or delay the consummation of the Merger or the other transactions contemplated by this Agreement.

(c) In furtherance and not in limitation of the provisions of Section 6.7(a) and 6.7(b), each of the parties, as applicable, agrees to prepare and file as promptly as practicable, and in any event with respect to clause (i) below, by no later than ten Business Days after date of this Agreement, (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act, and (ii) any filings necessary, proper or advisable under any other Regulatory Law. Parent shall pay all filing fees and other charges for the filings required under the Regulatory Laws by the Company, Merger Sub and Parent.

(d) Each of Parent and the Merger Sub, on the one hand, and the Company, on the other hand, shall keep the other apprised of the status of matters relating to the completion of the Merger and the other transactions contemplated hereby and work cooperatively in connection with promptly obtaining the approvals of or clearances from each applicable Governmental Entity with respect to the same, including:

(i) liaising with each other in relation to each step of the procedure before the relevant Governmental Entities and as to the contents of all communications with such Governmental Entities relating to the transactions contemplated hereby. To the extent permitted by Law or Governmental Entity, neither Parent and Merger Sub, on the one hand, nor the Company, on the other hand, will make any notification or filing in relation to the transactions contemplated hereby without first providing the other with a copy of such notification or filing in draft form and giving the other a reasonable opportunity to review and discuss its content before it is filed with the relevant Governmental Entities, and the party making such notification shall consider and incorporate all reasonable comments timely made by the other in this respect and once filed shall promptly furnish the other with a copy of any such notification or filing;

(ii) timely furnishing to each other all information within its possession that is required for any notification or other filing to be made by the other pursuant to applicable Law in connection with the transactions contemplated hereby;

(iii) promptly notifying each other of any communications from or with any Governmental Entity with respect to the transactions contemplated hereby and ensuring to the extent permitted by Law or

Governmental Entity that each party and its legal counsel are given the opportunity to attend and participate in any meetings, discussions with, or other appearances before, whether in person, by telephone or otherwise, any Governmental Entity with respect to the transactions contemplated hereby;

(iv) consulting and cooperating with each other in connection with all analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to Regulatory Laws with respect to the transactions contemplated hereby; and

(v) without prejudice to any rights of the parties hereunder, consulting and cooperating in all respects with each other in defending all Actions by or before any Governmental Entity challenging this Agreement or the consummation of the Merger or the other transactions contemplated hereby.

(e) Notwithstanding anything to the contrary set forth in Section 6.7(b), in connection with obtaining any or all (A) expirations of waiting periods under Regulatory Laws or (B) consents or approvals from any Governmental Entity necessary to consummate the Merger and the other transactions contemplated hereby, Parent shall not be required to effect or commit to: (i) selling, divesting, licensing or otherwise conveying particular assets, categories, portions or parts of assets or businesses of Parent or its Subsidiaries; (ii) agreeing to sell, divest, license or otherwise convey any particular asset, category, portion or part of an asset or business of the Company or its Subsidiaries contemporaneously with or subsequent to the Effective Time; (iii) licensing, holding separate or entering into similar arrangements with respect to the assets or business of Parent or its Subsidiaries or the assets or business of the Company or its Subsidiaries contemporaneously with or subsequent to the Effective Time; (iv) terminating any and all existing relationships and contractual rights and obligations relating to any of the assets, categories, portions or parts of an asset or business referred to in the preceding clauses (i)-(iii); and (v) entering into any agreements or stipulating to the entry of an order or decree or filing appropriate applications with any relevant Governmental Entities under Antitrust Laws in connection with any of the foregoing.

Section 6.8 Employment and Employee Benefits Matters; Other Plans.

(a) Without limiting any additional rights that any current or former employee of the Company or any of its Subsidiaries (each, a “Company Employee”) may have under any Company Plan, Parent shall cause the Surviving Corporation and each of its Subsidiaries to offer each employee of the Company or any of its Subsidiaries who continues employment with Parent or the Surviving Corporation or its Subsidiaries following the Effective Time (each, a “Continuing Employee”), substantially similar compensation and benefits as are offered to similarly situated employees of Parent. Nothing in this Agreement (i) shall require Parent, the Surviving Corporation or any of their Subsidiaries to continue to employee any particular employee of the Company or a Subsidiary, or (ii) shall be construed to prohibit the Parent, the Surviving Corporation or any of their subsidiaries from amending or terminating any employee benefit plan or program.

(b) As of and after the Effective Time, Parent will, or will cause the Surviving Corporation to use reasonable best efforts to, give Continuing Employees full credit for purposes of eligibility and vesting and benefit accruals (but not for purposes of benefit accruals under any defined benefit pension plans) under any employee compensation, incentive and benefit (including vacation) plans, programs, policies and arrangements maintained for the benefit of Continuing Employees as of and after the Effective Time by Parent, its Subsidiaries or the Surviving Corporation (each, a “Parent Plan”) for the Continuing Employees’ service with the Company, its Subsidiaries and their predecessor entities to the same extent recognized by the Company immediately prior to the Effective Time. With respect to each Parent Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), Parent and its Subsidiaries shall use reasonable best efforts to (i) cause there to be waived any pre-existing condition, waiting period or eligibility limitations that would have the effect of denying or delaying coverage to any Continuing Employee or a spouse or dependent of a Continuing Employee (“Covered Persons”) compared to the rights enjoyed by the Covered Persons under similar plans maintained by the Company and its

Subsidiaries immediately prior to the Effective Time and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Continuing Employees under similar plans maintained by the Company and its Subsidiaries immediately prior to the Effective Time.

(c) Parent shall cause the Surviving Corporation and each of its Subsidiaries, for a period commencing at the Effective Time and ending 90 days thereafter, not to effectuate a “plant closing” or “mass layoff” as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 affecting in whole or in part any site of employment, facility, operating unit or Company Employee employed by the Company or its Subsidiaries as of the Effective Time.

(d) Notwithstanding the foregoing, nothing herein shall be construed as an amendment of an existing employee benefit plan of Parent or any of its Affiliates. No Company Employee shall have status as a third party beneficiary with respect to enforcing a claim hereunder, and it is expressly acknowledged that the continued employment of each employee of the Company is “at will” and may be terminated by Parent, the Company or the Surviving Corporation, as applicable, or such employees, at any time and for any or no reason.

Section 6.9 Takeover Laws. If any “fair price,” “moratorium,” “control share acquisition” or similar takeover Law (collectively, “Takeover Laws”) is or becomes applicable to this Agreement, the Merger, the Voting Agreements or any of the other transactions contemplated hereby, each of the Company and Parent and their respective board of directors shall take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Law on this Agreement, the Merger and the other transactions contemplated hereby.

Section 6.10 Notification of Certain Matters. The Company and Parent (on behalf of itself and Merger Sub) shall promptly notify each other of (a) any notice or other communication received by such party or its Representatives from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated hereby, if the subject matter of such communication could be material to the Company, the Surviving Corporation, Parent, Merger Sub or the prompt consummation of the transactions contemplated hereby, (b) any Action commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relates to or is reasonably expected to affect the prompt consummation of the Merger or the other transactions contemplated hereby, (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, has caused or would cause or result in any of the conditions to the Merger set forth in Article VII not being satisfied or satisfaction of those conditions being materially delayed, (d) the occurrence or non-occurrence of any event, change, circumstance, effect or state of facts, individually or in the aggregate, that has caused or is reasonably likely to cause any representation or warranty contained in this Agreement of such party to be untrue or inaccurate in any material respect, or (e) any material failure of the Company, Merger Sub or Parent, as the case may be, or any officer, director, employee, agent or Representative of the Company, Merger Sub or Parent, as applicable, to comply with any covenant, or agreement to be complied with under this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.10 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the party receiving such notice; provided further, that failure to give prompt notice pursuant to this Section 6.10 shall not constitute a failure of a condition to the Merger set forth in Article VII except to the extent that the underlying fact or circumstance not so notified would, standing alone, constitute such a failure.

Section 6.11 Indemnification, Exculpation and Insurance.

(a) Parent and the Company agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of each present (as of the Effective Time) and former officer, director or employee of the Company or any of its Subsidiaries (the “Indemnified Parties”) as provided in the articles of incorporation or bylaws (or comparable organizational documents) of the Company and its Subsidiaries or in any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries, in each case as in effect on the date hereof and in the form previously made available to Parent, shall survive the Merger and continue in full force and effect, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party for a period of seven years after the Effective Time. For the avoidance of doubt, notwithstanding anything contained in Section 2.5, (i) during such seven-year period, Parent and the Surviving Corporation shall not amend, repeal or otherwise modify the Surviving Corporation Articles or the bylaws of the Surviving Corporation in any manner that would affect adversely the rights thereunder of any Indemnified Party to indemnification, exculpation and advancement of expenses, except to the extent required by Law, and (ii) in connection with current pending Actions, including those listed in Schedule 6.11, expenses consistent with the budgets provided to Parent prior to the date hereof shall be deemed reasonable for purposes of advancement of expenses; provided, however, nothing in this clause (ii) shall be deemed to limit the Surviving Corporation’s obligation to advance expenses to which the Indemnified Parties are otherwise entitled or otherwise act as a presumption that attorneys’ fees and expenses in excess of such budgets are not reasonable. From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, assume and perform all rights to indemnification existing in favor of, and all rights of advancement of expenses to, any Indemnified Party as provided in any indemnification or other agreements of the Company as in effect on the date hereof and in the form previously made available to Parent.

(b) For a period of seven years after the Effective Time, Parent shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries or cause to be provided substitute policies or purchase or cause the Surviving Corporation to purchase, a “tail policy,” in either case of at least the same coverage and amounts containing terms and conditions that are not less advantageous in the aggregate to the Indemnified Parties than such policy with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, Parent shall not be required to pay with respect to such insurance policies in respect of any one policy year annual premiums in excess of 200% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount; provided further, that if the Surviving Corporation purchases a “tail policy” and the coverage thereunder costs more than 200% of such last annual premium, the Surviving Corporation shall purchase the maximum amount of coverage that can be obtained for 200% of such last annual premium. Notwithstanding anything contained herein to the contrary, the Company, at its option, may purchase, at any time prior to the Effective Time, a seven-year prepaid “tail policy” on terms and conditions (in both amount and scope) providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time, covering, without limitation, the transactions contemplated hereby. If such prepaid tail policy has been obtained by the Company prior to the Effective Time, Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation.

(c) Notwithstanding anything herein to the contrary, if any Action (whether arising before, at or after the Effective Time) is instituted against any Indemnified Party on or prior to the seventh anniversary of the Effective Time, the provisions of this Section 6.11 shall continue in effect until the final disposition of such Action even if such disposition occurs after the seventh anniversary of the Effective Time.

(d) The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. The provisions of this Section 6.11 shall survive the consummation of the Merger and, notwithstanding any other provision of this Agreement that may be to the contrary, expressly are intended to benefit, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives.

(e) In the event that the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent, as the case may be, shall succeed to the obligations set forth in this Section 6.11.

Section 6.12 Rule 16b-3. Prior to the Effective Time, the Company may take such further steps as it determines may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.13 Public Announcements. Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any public announcement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed, unless so required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system, provided that in each such case, the party required to make such disclosure shall use its commercially reasonable efforts to allow the other parties a reasonable time to comment on such release or announcement in advance of such issuance or public disclosure.

Section 6.14 Shareholder Litigation. In the event that any shareholder or derivative claim or Action related to this Agreement, the Merger or the other transactions contemplated by this Agreement is filed, or, to the Knowledge of the Company threatened, against the Company or the members of the Company Board prior to the Effective Time, the Company shall promptly notify Parent (and in any event within two Business Days) of any such Action or threat and shall keep Parent reasonably informed with respect to the status thereof. The Company shall reasonably consult with Parent with respect to the defense or settlement of any such Action, and no settlement thereof shall be agreed to without Parent’s prior written consent.

Section 6.15 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The obligation of each party to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Shareholder Approval. The Company Shareholder Approval shall have been obtained.

(b) No Injunctions or Legal Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other applicable legal restraint or prohibition shall be in effect, and no applicable Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any case, prohibits or makes illegal the consummation of the Merger.

(c) Antitrust. Any applicable waiting period (and any extension thereof) relating to the transactions contemplated by this Agreement shall have expired or been terminated under the HSR Act and any other Antitrust Law of the jurisdictions set forth in Schedule 7.1(c).

Section 7.2 Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which have not had and would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality, “Parent Material Adverse Effect” and similar qualifiers set forth in such representations and warranties shall be disregarded).

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.

(c) Officers’ Certificate. The Company shall have received a certificate signed by an executive officer of Parent certifying as to the matters set forth in Section 7.2(a) and 7.2(b).

Section 7.3 Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in this Agreement (other than the representations and warranties in Sections 4.2) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which have not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality, “Company Material Adverse Effect” and similar qualifiers set forth in such representations and warranties shall be disregarded), and (ii) the representations and warranties in Section 4.2 shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date).

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(c) Officers’ Certificate. Parent shall have received a certificate signed by an executive officer of the Company certifying as to the matters set forth in Section 7.3(a) and 7.3(b).

(d) Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any Event or Events that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 7.4 Frustration of Closing Conditions. None of Parent, Merger Sub or the Company may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such party’s breach of this Agreement.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Shareholder Approval has been obtained (with any termination by Parent also being an effective termination by Merger Sub):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company:

(i) if the Merger shall not have been consummated on or before December 31, 2013, (the “Termination Date”); provided, however, that if on the Termination Date at least one of the conditions set forth in Section 7.1(b) (as a result of a Regulatory Injunction) or Section 7.1(c) shall not have been satisfied, then at the written election of Parent or the Company, the Termination Date may be extended to February 28, 2014 (and in the case of such an extension, any reference to the Termination Date in any other provision of this Agreement shall be a reference to the Termination Date, as extended); provided, further, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 8.1(b)(i) if any action of such party or failure of such party to perform or comply with the covenants and agreements of such party (which shall, in the case of Parent, include Merger Sub) set forth in this Agreement shall have been the direct cause of, or resulted directly in, the failure of the Merger to be consummated by the Termination Date and such action or failure to perform constitutes a breach of this Agreement;

(ii) if any court of competent jurisdiction or other Governmental Entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall have used its reasonable best efforts to contest, appeal and remove such judgment, order, injunction, rule, decree, ruling or other action in accordance with Section 6.7; or

(iii) if the Company Shareholder Approval shall not have been obtained at the Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken;

(c) by the Company:

(i) if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 7.1 or 7.2 and (B) cannot be cured by the Termination Date; provided, that, if curable, the Company shall have given Parent written notice, delivered at least 30 days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(c)(i) and the basis for such termination; provided further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if it is then in material breach of any of its covenants or agreements set forth in this Agreement;

(ii) at any time prior to the receipt of the Company Shareholder Approval, in order to enter into an agreement for a transaction that is a Superior Proposal, if (A) the Company has complied with the provisions of Section 6.4 with respect to such Superior Proposal and (B) prior to or concurrently with such termination, the Company pays the fee due under Section 8.3;

(d) by Parent:

(i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 7.1 or 7.3 and (B) cannot be cured by the Termination Date; provided, that, if curable, Parent shall have given the Company written notice, delivered at least 30 days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(d)(i) and the basis for such termination; provided further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if Parent or Merger Sub is then in material breach of any of its covenants or agreements set forth in this Agreement; or

(ii) the Company Board shall have effected an Adverse Recommendation Change.

The party desiring to terminate this Agreement pursuant to this Section 8.1 (other than pursuant to Section 8.1(a)) shall give notice of such termination to the other party.

Section 8.2 Effect of Termination. In the event of termination of the Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, except that the Confidentiality Agreement and the provisions of Section 4.20 and 5.10 (Brokers), Section 6.13 (Public Announcements), this Section 8.2 (Effect of Termination), Section 8.3 (Fees and Expenses), Section 9.2 (Notices), Section 9.3 (Entire Agreement), Section 9.4 (Parties in Interest), Section 9.5 (Governing Law), Section 9.6 (Submission to Jurisdiction), Section 9.9 (Assignment; Successors), Section 9.10 (Enforcement), Section 9.11 (Severability), Section 9.12 (Waiver of Jury Trial), 9.13 (Attorney’s Fees) and Section 9.15 (No Presumption Against Drafting Party) of this Agreement shall survive the termination hereof; provided, however, that none of Parent, Merger Sub or the Company shall be released from (i) any liabilities or damages arising out of a Willful Breach of any covenant or agreement set forth in this Agreement or fraud, or (ii) payment of any fees and expenses set forth in Section 8.3.

Section 8.3 Fees and Expenses.

(a) Except as otherwise provided in this Section 8.3 and Section 6.7(c) and 9.13, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that the expenses (other than attorney’s fees) incurred in connection with the filing, printing and mailing of the Proxy Statement (including applicable SEC filing fees) shall be shared equally by Parent and the Company.

(b) In the event that:

(i) this Agreement is terminated by either Parent or the Company pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii) and (A) at any time after the date of this Agreement and prior to the termination under Section 8.1(b)(i) or the taking of a vote to approve this Agreement at the Company Shareholders Meeting or any adjournment or postponement thereof (in the case of a termination pursuant to Section 8.1(b)(iii)), an Acquisition Proposal shall have been publicly announced or publicly made known to the shareholders of the Company and not publicly withdrawn in good faith prior to such termination under Section 8.1(b)(i) or such vote to adopt this Agreement, as applicable, and (B) within six months after such termination, the Company shall have consummated, or entered into a definitive agreement with respect to, an Acquisition Proposal (provided, that for purposes of this Section 8.3(b)(i), the references to “25% or more” in the definition of Acquisition Proposal shall be deemed to be references to “more than 50%”);

(ii) this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii); or

(iii) this Agreement is terminated by Parent pursuant to Section 8.1(d)(ii) then, in any such case, the Company shall pay Parent a termination fee of $9,400,000 (the “Termination Fee”), it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion.

(c) In the event that (i) this Agreement is terminated by the Company or Parent (A) pursuant to Section 8.1(b)(ii) due to a Regulatory Injunction or (B) pursuant to Section 8.1(b)(i), and (ii) the conditions set forth in Section 7.1(a), Section 7.1(b) (other than with respect to a Regulatory Injunction) and Section 7.3 are satisfied as of the date of such termination (and, in the case of those conditions that by their terms are to be satisfied at the Closing, such conditions would be satisfied if the Closing were to occur), then Parent shall pay the Company a termination fee of $17,000,000 (the “Parent Termination Fee”), it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

(d) Payment of the Termination Fee, if applicable, shall be made by wire transfer of same day funds to the account or accounts designated by Parent (i) prior to or concurrently with the consummation of the applicable Acquisition Proposal referenced in Section 8.3(b)(i)(B) in the case of a Termination Fee payable pursuant to Section 8.3(b)(i), (ii) prior to or concurrently with such termination, in the case of termination by the Company pursuant to Section 8.1(c)(ii) or (iii) within two Business Days after termination by Parent pursuant to Section 8.1(d)(ii). Payment of the Parent Termination Fee, if applicable, shall be made by wire transfer of same day funds to the account or accounts designated by the Company, in the case of termination of this Agreement by Parent, concurrently with such termination and, in the case of termination of this Agreement by the Company, within three Business Days after such termination.

(e) The parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement; accordingly, if the Company or Parent, as the case may be, fails promptly to pay any amounts due pursuant to this Section 8.3, and, in order to obtain such payment, the Company or Parent, as the case may be, commences a suit that results in a judgment against the Company or Parent, as the case may be, for the amounts set forth in this Section 8.3, the Company or Parent, as the case may be, shall pay to the Company or Parent, as the case may be, its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts due pursuant to this Section 8.3 from the date such payment was required to be made until the date of payment, at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

(f) The parties agree that, except pursuant to Section 8.2(i), (i) in the event that the Company has paid the Termination Fee as set forth in this Section 8.3, the Company shall have no further liability or obligation (whether at Law or in equity, in contract, tort or otherwise) to Parent or Merger Sub of any kind in respect of this Agreement, the transactions contemplated hereby or the termination thereof, and (ii) in the event that Parent has paid the Parent Termination Fee as set forth in this Section 8.3, Parent shall have no further liability or obligation (whether at Law or in equity, in contract, tort or otherwise) to the Company of any kind in respect of this Agreement, the transactions contemplated hereby or the termination thereof.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the parties hereto which by their terms apply, or are to be performed in whole or in part, after the Effective Time.

Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, email or otherwise (provided that any notice received by facsimile transmission, email or otherwise at the addressee’s location on any day that is not a Business Day or on any Business Day after 5:00 pm (local time) shall be deemed to have been received at 9:00 am (local time) on the next Business Day), (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized international next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)	if to Parent, Merger Sub or the Surviving Corporation, to:

Western Digital Corporation

3355 Michelson Drive, Suite 100

Attention: Michael Ray

Facsimile: (949) 672-9612

E-mail: Michael.Ray@wdc.com

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

Four Embarcadero Center, Suite 3800

San Francisco, CA 94111-5994

Attention: Steve L. Camahort and Jeffrey C. Wolf

Facsimile: 415-616-1199

E-mail: scamahort@shearman.com and

jwolf@shearman.com

(ii)	if to the Company, to:

sTec, Inc.

3001 Daimler Street

Santa Ana, CA 92705-5812

Attention: Chief Legal Officer and General Counsel

Facsimile: 949-417-0609

E-mail: rsaman@stec-inc.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

3161 Michelson Drive

Irvine, California 92612

Attention: Michelle A. Hodges

Facsimile: (949) 475-4703

E-mail: mhodges@gibsondunn.com

Section 9.3 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Company Disclosure Letter and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

Section 9.4 Parties in Interest

(a) Nothing in this Agreement is intended to or shall confer upon any Person other than the parties hereto and their respective successors and permitted assigns legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, other than (i) after the Effective Time, with respect to Section 6.11 which shall inure to the benefit of the Persons benefiting therefrom who are intended to be third party beneficiaries thereof, (ii) after the Effective Time, the rights of holders of Shares to receive the Merger Consideration in accordance with the terms and conditions of this Agreement, and (iii) after the Effective Time, the rights of holders of Company Stock Options and Company RSUs to receive the payments contemplated by the applicable provisions of Section 3.2 in accordance with the terms and conditions of this Agreement; provided, however, nothing contained in this Section 9.4 shall limit the ability of the Company to amend this Agreement prior to the Effective Time pursuant to Section 9.7.

(b) Notwithstanding the foregoing, the representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. The representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters. Accordingly, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.5 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware, provided, that the laws of the State of California shall govern with respect to California corporate law issues.

Section 9.6 Submission to Jurisdiction. Each of the parties irrevocably agrees that any Action arising out of or relating to this Agreement or the transactions contemplated hereby brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined exclusively in a federal or state court located within Orange County, California. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Action arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereto agrees not to commence any Action arising out of or relating to this Agreement or the transactions contemplated hereby except in the courts described above in Orange County, California, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Orange County, California as described herein. Each of the parties hereto further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Orange County, California as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 9.7 Amendment or Supplement. This Agreement may be amended, modified or supplemented by the parties hereto by action taken or authorized by their respective boards of directors at any time prior to the Effective Time, whether before or after the Company Shareholder Approval has been obtained; provided, however, that after the Company Shareholder Approval has been obtained, no amendment may be made that pursuant to applicable Law requires further approval or adoption by the shareholders of the Company without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing, signed by each of the parties.

Section 9.8 Extension of Time; Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may, by action taken or authorized by their respective boards of directors, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other, (b) waive any inaccuracies in the representations and warranties of the other set forth in this Agreement or any document delivered pursuant hereto, or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other contained herein; provided, however, that after the Company Shareholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the shareholders of the Company without such further approval or adoption. Any agreement on the part of a party hereto to any such waiver shall be valid only if expressly set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

Section 9.9 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 9.10 Enforcement. The parties hereto agree that irreparable damage would occur and the parties hereto would not have an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties hereto agree that each of the Company, Parent and Merger Sub shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement; provided, however, that following the termination of this Agreement in accordance with Section 8.1, the parties hereto shall only be entitled to specific performance of the obligations of the respective parties under Section 6.6 or Section 8.3. Without limiting the foregoing, in circumstances where Parent and Merger Sub are obligated to consummate the Merger and the Merger has not been consummated, Parent and Merger Sub acknowledge that the Company shall be entitled to enforce specifically the obligations of Parent and Merger Sub to consummate the Merger. Any such Action shall be in addition to any other remedy to which such party is entitled at Law or in equity and the exercise of such remedy shall not preclude the exercise of any other remedy. Each of the parties hereto hereby further waives (a) any defense in any Action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief. Each of the parties hereto acknowledges that the agreements contained in this Section 9.10 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties hereto would not enter into this Agreement.

Section 9.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party (which shall include the Company, on behalf of itself and on behalf of the holders of Shares as third-party beneficiaries under Section 9.4), such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 9.12 Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS

AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (a) NO AGENT, ATTORNEY OR OTHER REPRESENTATIVE OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY AND (d) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

Section 9.13 Attorneys’ Fees. In any Action arising out of or relating to this Agreement brought by any party (which shall include any Action by the Company, on behalf of itself or on behalf of the holders of Shares as third-party beneficiaries under Section 9.4) against any other party, the prevailing party in such Action shall be entitled to receive its reasonable attorneys’ fees and expenses and all other costs and expenses incurred in connection with such Action.

Section 9.14 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and Parent and Merger Sub, on the one hand, and the Company, on the other hand, have delivered to the other. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

Section 9.15 No Presumption Against Drafting Party. Each of Parent, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 9.16 Parent Guarantee. Parent agrees to take all action necessary to cause Merger Sub or the Surviving Corporation, as applicable, to perform all of its respective agreements, covenants and obligations under this Agreement. Parent unconditionally guarantees to the Company the full and complete performance by Merger Sub or the Surviving Corporation, as applicable, of its respective obligations under this Agreement and shall be liable for any breach of any representation, warranty, covenant or obligation of Merger Sub or the Surviving Corporation, as applicable, under this Agreement. This is a guarantee of payment and performance and not of collectability. Parent hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Merger Sub or the Surviving Corporation, as applicable, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 9.15.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

WESTERN DIGITAL CORPORATION

By:	/s/ Wolfgang U. Nickl
	Name:	Wolfgang U. Nickl
	Title:	Executive Vice President and
Chief Financial Officer

LODI VENTURES, INC.

By:	/s/ Mark Long
	Name:	Mark Long
	Title:	President

STEC, INC.

By:	/s/ Mark Moshayedi
	Name:	Mark Moshayedi
	Title:	CEO

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

ANNEX B

June 23, 2013

The Board of Directors

sTec, Inc.

3001 Daimler Street

Santa Ana, CA 92705-5812

Members of the Board of Directors:

We understand that sTec, Inc. (“sTec”) proposes to enter into an Agreement and Plan of Merger (the “Agreement”) among sTec, Western Digital Corporation (“WDC”) and Lodi Ventures, Inc., a wholly owned subsidiary of WDC (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into sTec (the “Merger”) and each outstanding share of the common stock, par value $0.001 per share, of sTec (“sTec Common Stock”) (other than shares of sTec Common Stock held in the treasury of sTec or owned, directly or indirectly, by WDC or Merger Sub immediately prior to the effective time of the Merger and any Dissenting Shares (as defined in the Agreement)) will be converted into the right to receive $6.85 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of sTec Common Stock (other than sTec, WDC, Merger Sub and their respective Affiliates and the holders of Dissenting Shares (each as defined in the Agreement) (collectively, the “Excluded Holders”)) of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

(1)	reviewed certain publicly available business and financial information relating to sTec;

(2)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of sTec furnished to or discussed with us by the management of sTec, including certain financial forecasts relating to sTec prepared by the management of sTec (such forecasts, “sTec Forecasts”);

(3)	reviewed certain publicly available financial forecasts relating to sTec (the “Street Forecasts”);

(4)	discussed the past and current business, operations, financial condition and prospects of sTec with members of senior management of sTec;

(5)	reviewed the trading history for sTec Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(6)	compared certain financial and stock market information of sTec with similar information of other companies we deemed relevant;

(7)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

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(8)	considered the results of our efforts on behalf of sTec to solicit, at the direction of sTec, indications of interest and definitive proposals from third parties with respect to a possible acquisition of sTec;

(9)	reviewed a draft, dated June 23, 2013, of the Agreement (the “Draft Agreement”); and

(10)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of sTec that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the sTec Forecasts, we have been advised by sTec, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of sTec as to the future financial performance of sTec. With respect to the Street Forecasts, we have been advised by sTec, and have assumed, that the Street Forecasts are a reasonable basis upon which to evaluate the future financial performance of sTec. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of sTec, nor have we made any physical inspection of the properties or assets of sTec. We have not evaluated the solvency or fair value of sTec, WDC or any of their respective affiliates under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of sTec, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on sTec or the Merger (including the contemplated benefits thereof). With respect to any litigation in which the Company or any of its affiliates is or may be engaged, we have assumed, with your consent and without independent verification, that neither any such litigation nor any outcome of any thereof will affect sTec or the Merger (including the contemplated benefits thereof) or our analyses or opinion in any material respect. We have also assumed, at the direction of sTec, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.

We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger or any terms, aspects or implications of the Voting Agreements, the Non-Competition Agreements, the Release and Covenant Not to Sue and the technical services agreements (each as defined or described in the Agreement) or any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of sTec Common Stock (other than the Excluded Holders) and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits

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The Board of Directors sTec, Inc. Page 3 Merrill Lynch, Pierce, Fenner & Smith Incorporated

of the Merger in comparison to other strategies or transactions that might be available to sTec or in which sTec might engage or as to the underlying business decision of sTec to proceed with or effect the Merger. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any related matter.

We have acted as financial advisor to sTec in connection with the Merger and will receive a fee for our services, portions of which were or will be payable in connection with our engagement, a portion of which is payable upon the delivery of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, sTec has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of sTec, WDC and certain of their respective affiliates.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to WDC and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (a) having acted or acting as administrative agent, lead arranger and bookrunner for, and/or as a lender under, certain term loans, letters of credit and credit and leasing facilities and other credit arrangements of WDC and certain of its affiliates (including acquisition financing), (b) having acted as financial advisor to WDC in connection with an acquisition transaction, (c) having provided or providing certain derivatives, foreign exchange and other trading services to WDC and certain of its affiliates, and (d) having provided or providing certain treasury management products and services to WDC and certain of its affiliates.

It is understood that this letter is for the benefit and use of the Board of Directors of sTec (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

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The Board of Directors sTec, Inc. Page 4 Merrill Lynch, Pierce, Fenner & Smith Incorporated

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of sTec Common Stock (other than the Excluded Holders) is fair, from a financial point of view, to such holders.

Very truly yours,

MERRILL LYNCH, PIERCE, FENNER & SMITH

            INCORPORATED

Merrill Lynch, Pierce, Fenner & Smith Incorporated, member FINRA/SIPC, is a subsidiary of Bank of America Corporation

ANNEX C

Execution Version

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of June 23, 2013, by and between Western Digital Corporation, a Delaware corporation (“Parent”), and the undersigned shareholder (“Holder”) of sTec, Inc., a California corporation (the “Company”).

RECITALS

Pursuant to an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Parent, Lodi Ventures, Inc., a California corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, Merger Sub is merging with and into the Company (the “Merger”) and the Company, as the surviving corporation of the Merger, will thereby become a wholly-owned subsidiary of Parent. Concurrently with the execution and delivery of the Merger Agreement and as a condition and inducement to Parent and Merger Sub to enter into the Merger Agreement, Parent has required that Holder enter into this Agreement. Holder is the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of that number of shares of the outstanding Common Stock, par value $0.001 per share, of the Company as is indicated beneath Holder’s signature on the last page of this Agreement (the “Shares”); provided, that, Shares subsequently transferred as permitted in Section 1(b) below shall from and after such transfer cease to be considered “Shares” under this Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement.

AGREEMENT

The parties agree as follows:

1. Agreement to Retain Shares.

(a) Transfer. During the period beginning on the date hereof and ending on the Expiration Date (as defined in Section 6 below), (1) except as contemplated by the Merger Agreement, and except as provided in Section 1(b) below, Holder agrees not to, directly or indirectly, sell, transfer, exchange or otherwise dispose of (including by merger, consolidation or otherwise by operation of law) the Shares, and (2) Holder agrees not to, directly or indirectly, grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares, or enter into any agreement or arrangement providing for any of the actions described in this clause (2).

(b) Permitted Transfers. The parties acknowledge and agree that nothing set forth in this Agreement shall be deemed to prohibit or otherwise restrict the ability of Holder, (i) if Holder is an individual, to transfer or otherwise dispose of any Shares to any family member of Holder or trust for the benefit of Holder or any family member of Holder (“family member” shall include any spouse, lineal ancestor or descendant, brother or sister, whether by blood or in law, of Holder), (ii) if Holder is an entity, to transfer or otherwise dispose of any Shares to any shareholder, affiliated fund, member, beneficiary or partner of Holder, (iii) to transfer or otherwise dispose of any Shares to a charitable organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, (iv) in connection with or for the purpose of personal tax-planning, or (v) to transfer or otherwise dispose of any Shares if required by any order of any Governmental Entity, Law or operation of Law; provided, that, the assignee or transferee under clauses (i) (except in the case of a transfer by will or under the laws of intestacy), (ii), (iii) and (iv) agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent memorializing such agreement.

(c) New Shares. Holder agrees that any shares of outstanding Company Common Stock that Holder purchases or with respect to which Holder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the Expiration Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares on the date of this Agreement.

2. Agreement to Vote Shares.

(a) Until immediately after the Expiration Date, at every meeting of the shareholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following, Holder shall appear at such meeting (in person or by proxy) and shall vote or consent the Shares (i) in favor of the approval of the Merger Agreement and the Merger and (ii) against any Acquisition Proposal (the “Covered Proposals”). This Agreement is intended to bind Holder as a shareholder of the Company only with respect to the Covered Proposals. Except as expressly set forth in clauses (i) and (ii) of this Section 2(a), Holder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the shareholders of the Company. Until the Expiration Date, Holder covenants and agrees not to enter into any agreement or understanding with any person with respect to voting of its Shares on any Covered Proposal which conflicts with the terms of this Agreement. Notwithstanding anything to the contrary herein, Holder shall not be required to vote or consent the Shares in favor of any proposal to amend the Merger Agreement or take any other action that would result in the amendment, modification or waiver of any provision therein, in each case, which would decrease the amount of or change the form of the Merger Consideration.

(b) Holder further agrees that, until the Expiration Date, Holder will not, and will not permit any entity under Holder’s control to, (A) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to any proposal or action in favor of the approval of the Merger Agreement and the Merger, (B) initiate a shareholders’ vote with respect to an Acquisition Proposal or (C) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Acquisition Proposal.

(c) Subject to the provisions set forth in Section 5 hereof, and as security for Holder’s obligations under Section 2(a), Holder hereby irrevocably constitutes and appoints Parent and its designees as his attorney-in-fact and proxy in accordance with the California Corporations Code, with full power of substitution and resubstitution, to cause the Shares to be present at the Company Shareholders Meeting, to vote his Shares at the Company Shareholders Meeting, however called, and, if applicable, to execute consents in respect of his Shares with respect to the Covered Proposals. For the avoidance of doubt, the proxy granted by Holder under this Section 2(c) shall only pertain to matters concerning the Covered Proposals and Holder does not grant to Parent a proxy with respect to the matters contemplated by the third and fifth sentences of Section 2(a). SUBJECT TO THE PROVISIONS SET FORTH IN SECTION 6 HEREOF, THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Upon the execution of this Agreement, Holder hereby revokes any and all prior proxies or powers of attorney given by Holder with respect to voting of the Shares on the Covered Proposals and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of the Shares on any Covered Proposal until after the Expiration Date. Holder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Holder’s execution and delivery of this Agreement and Holder’s granting of the proxy contained in this Section 2(c). Holder hereby affirms that the proxy granted in this Section 2(c) is given in connection with the execution of the Merger Agreement, and that such proxy is given to secure the performance of the duties of Holder under this Agreement.

3. Representations, Warranties and Covenants of Holder. Holder hereby represents, warrants and covenants to Parent that Holder (i) is the beneficial owner of the Shares (within the meaning of Rule 13d-3 under the Exchange Act), which, at the date of this Agreement and at all times up until the Expiration Date, will be free and clear of any liens, claims, options, charges or other encumbrances (other than those created by this Agreement) and (ii) as of the date hereof does not own of record or beneficially any shares of outstanding capital stock of the

Company other than the Shares (excluding shares as to which Holder currently disclaims beneficial ownership in accordance with applicable law). Holder has the legal capacity, power and authority to enter into and perform all of Holder’s obligations under this Agreement (including under the proxy granted in Section 2(c) above). This Agreement (including the proxy granted in Section 2(c) above) has been duly and validly executed and delivered by Holder and constitutes a valid and binding agreement of Holder, enforceable against Holder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

4. No Solicitation. Holder hereby represents and warrants that he or she has read Section 6.4 of the Merger Agreement and agrees to be bound by the provisions of such section.

5. Appraisal Rights. Holder waives and agrees not to exercise any rights (including, without limitation, under Section 1300 the California Corporations Code) to demand appraisal of any of the Shares which may arise with respect to the Merger.

6. Termination. This Agreement and the proxy delivered in connection herewith shall terminate and shall have no further force and effect as of the earlier to occur of (i) the date of termination of the Merger Agreement in accordance with the terms and provisions thereof, and (ii) the Effective Time (the earlier of such dates, the “Expiration Date”).

7. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (i) Holder makes no agreement or understanding herein in any capacity other than in Holder’s capacity as a beneficial owner of the Shares, (ii) nothing in this Agreement shall be construed to limit or affect Holder’s rights and obligations as a director, officer, or other fiduciary of the Company, and (iii) Holder shall have no liability to Parent, Merger Sub or any of their Affiliates under this Agreement as a result of any action or inaction by Holder acting in his capacity as a director, officer, or other fiduciary of the Company.

8. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or any of its Affiliates any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefit of or relating to the Shares shall remain vested in and belong to Holder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations by the Company or exercise any power or authority with respect to Holder in the voting of any of Shares, except as specifically provided herein.

9. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or email, upon written confirmation of receipt by facsimile, email or otherwise (provided that any notice received by facsimile transmission, email or otherwise at the addressee’s location on any day that is not a Business Day or on any Business Day after 5:00 pm (local time) shall be deemed to have been received at 9:00 am (local time) on the next Business Day), (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized international next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt postage requested, postage prepaid. All notices hereunder shall be delivered to the addresses on the signature pages set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(b) Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof.

(c) Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware, provided, that the laws of the State of California shall govern with respect to California corporate law issues.

(d) Submission to Jurisdiction. Each of the parties irrevocably agrees that any action arising out of or relating to this Agreement or the transactions contemplated hereby brought by any party or its Affiliates against any other party of its Affiliates shall be brought and determined exclusively in a federal or state court located within Orange County, California. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereto agrees not to commence any action arising out of or relating to this Agreement or the transactions contemplated hereby except in the courts described above in Orange County, California, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Orange County, California as described herein. Each of the parties hereto further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that is not personally subject to the jurisdiction of the courts in Orange County, California as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) that (i) the action in any such court is brought in an inconvenient forum, (ii) the venue of such action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(e) Amendment or Supplement. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing, signed by each of the parties.

(f) Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective permitted successors and assigns.

(g) Enforcement. The parties hereto agree that that irreparable damage would occur and the parties hereto would not have an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties hereto agree that each party shall be entitled to seek specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the parties hereto hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

(h) Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in any manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provisions in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(i) Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (a) NO AGENT, ATTORNEY OR OTHER REPRESENTATIVE OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY AND (d) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(i).

(j) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered by Parent, on one hand, and Holder, on the other hand, to the other. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date first above written.

WESTERN DIGITAL CORPORATION

By:
Name:
Title:

Address:

Telephone:
Facsimile:
Attention:

Signature Page to Voting Agreement

“HOLDER”

Holder’s Address for Notice:

Facsimile:
Attention:

Beneficially owned shares:

Class of Shares	Number

Signature Page to Voting Agreement

SPOUSAL CONSENT

The undersigned represents that the undersigned is the spouse of:

Name of Holder

and that the undersigned is familiar with the terms of the Voting Agreement (the “Agreement”), entered into as of June 23, 2013, by and between Western Digital Corporation, a Delaware corporation, and the undersigned’s spouse. The undersigned hereby agrees that the interest of the undersigned’s spouse in all property which is the subject of such Agreement shall be irrevocably bound by the terms of such Agreement and by any amendment, modification, waiver or termination signed by the undersigned’s spouse. The undersigned further agrees that the undersigned’s community property interest in all property which is the subject of such Agreement shall be irrevocably bound by the terms of such Agreement, and that such Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned. The undersigned further authorizes the undersigned’s spouse to amend, modify or terminate such Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the community property interest of undersigned in all property which is the subject of such Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

Dated:
Name:

Spousal Consent to Voting Agreement

ANNEX D

CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW

1300. (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day of, and immediately prior to, the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed reorganization or short-form merger, as adjusted for any stock split, reverse stock split, or share dividend that becomes effective thereafter.

(b) As used in this chapter, “dissenting shares” means shares to which all of the following apply:

(1) That were not, immediately prior to the reorganization or short-form merger, listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any shares where the holder of those shares is required, by the terms of the reorganization or short-form merger, to accept for the shares anything except: (A) shares of any other corporation, which shares, at the time the reorganization or short-form merger is effective, are listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100; (B) cash in lieu of fractional shares described in the foregoing subparagraph (A); or (C) any combination of the shares and cash in lieu of fractional shares described in the foregoing subparagraphs (A) and (B).

(2) That were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in paragraph (1), were voted against the reorganization, or were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3) That the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4) That the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

1301. (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each of those shareholders a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in subdivision (b) of Section 1300, not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case, within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what the shareholder claims to be the fair market value of those shares as determined pursuant to subdivision (a) of Section 1300. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.

1302. Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

1303. (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

1304. (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

1305. (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

1306. To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

1307. Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

1308. Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

1309. Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following: (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys’ fees.

(b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

(c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder.

(d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder’s demand for purchase of the dissenting shares.

1310. If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

1311. This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

1312. (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

(b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder’s shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder’s shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days’ prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

(c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

1313. A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

sTec, Inc. 3001 DAIMLER STREET SANTA ANA, CA 92705-5812

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [        ], 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by sTec, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [        ], 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M61949-S08943                    KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

sTec, Inc.

Proposals — The Board of Directors recommends a vote “FOR” the approval and adoption of the merger agreement, a vote “FOR” the non-binding, advisory proposal regarding certain merger-related executive compensation arrangements and a vote “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.
		For	Against	Abstain

1.	Proposal to approve and adopt the agreement and plan of merger, dated as of June 23, 2013, by and among Western Digital Corporation, Lodi Ventures, Inc. and sTec, Inc.	☐	☐	☐

2.	Proposal to approve, solely on a non-binding, advisory basis, certain compensation arrangements for sTec’s named executive officers in connection with the completion of the merger.	☐	☐	☐

3.	Proposal to approve adjournments of the special meeting, if determined necessary or appropriate by sTec, to facilitate the approval and adoption of the merger agreement, including permitting the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all of the proposals set forth above. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the special meeting. If you wish to vote electronically over the Internet or by telephone, please read the provided directions.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING:

This proxy statement is available at http://www.sTec-inc.com/proxy and www.proxyvote.com.

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M61950-S08943

sTec, Inc.

Special Meeting of Shareholders

[                    ], 2013

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint Raymond D. Cook and Robert M. Saman, and each of them as proxies, with power of substitution to each, to vote the shares of common stock of sTec, Inc. that the shareholder(s) is/are entitled to vote at the special meeting of shareholders to be held at [8:00 a.m.] local time on [                    ], 2013 at [                    ] and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL OF THE THREE PROPOSALS.

IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side